                                      2002
                                BRITISH COLUMBIA
                             FINANCIAL AND ECONOMIC
                                     REVIEW

                                  62ND EDITION
                                   (JULY 2002)




                                     [LOGO]
                                     BRITISH
                                    COLUMBIA
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                                      2002
                                BRITISH COLUMBIA
                             FINANCIAL AND ECONOMIC
                                     REVIEW

                                  62ND EDITION
                                   (JULY 2002)




                               http://www.gov.bc.ca/



                                     [LOGO]
                                     BRITISH
                                    COLUMBIA
                               Ministry of Finance
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                                               TABLE OF CONTENTS


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                              TABLE OF CONTENTS                              ii
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INTRODUCTION                                                                  1
  General description of the Province                                         2
    Geography                                                                 2
    Physiography                                                              2
    Climate and Vegetation                                                    2

CHAPTER ONE -- ECONOMIC REVIEW                                                5
  2001 Overview                                                               6
  External Environment                                                        6
    International Economy                                                     6
    Financial Markets                                                         8
    The Canadian Economy                                                      8
  British Columbia Economy                                                    9
    Real GDP                                                                  9
    Population                                                               10
    Map 1.1 Net population movement, 2001                                    10
    Labour Force Characteristics                                             11
    Labour and Income Developments                                           12
    Prices and Wages                                                         13
    Consumer Expenditure and Housing                                         13
    Capital Investment                                                       14
    Exports                                                                  15
  Industry Review                                                            16
    Goods-producing Industries                                               17
    Service-producing Industries                                             20
  Conclusion                                                                 23

  CHARTS
    1.1  Canadian and British Columbia economic growth                        6
    1.2  External economic growth                                             7
    1.3  Short-term interest rates                                            8
    1.4  British Columbia GDP by component                                    9
    1.5  British Columbia population by age and sex, 2001                    11
    1.6  Building permits by activity                                        14
    1.7  Exports by market, 2001                                             15
    1.8  Key commodity prices                                                16
    1.9  Non-resource industries in British Columbia                         17
    1.10 Goods sector employment, 2001                                       17
    1.11 Service sector employment, 2001                                     20
    1.12 Passenger Traffic at Vancouver International Airport                21
    1.13 High technology sector establishments                               22

  TABLES
    1.1  British Columbia Population by Age Group                            11
    1.2  British Columbia Employment and Labour Force Characteristics        12
    1.3  British Columbia Capital Investment, 2001                           14

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APPENDIX 1 -- ECONOMIC REVIEW                                                25

  TABLES
    A1.1  Summary of Economic Activity for British Columbia                  26
    A1.2  Components of British Columbia Population Change                   28
    A1.3  British Columbia Real Gross Domestic Product by Industry
            (at factor cost)                                                 29
    A1.4  Employment by Industry in British Columbia                         30
    A1.5  Capital Investment by Industry                                     31
    A1.6  British Columbia International Goods Exports by Major Market and
            Selected Commodities, 2001                                       32
    A1.7  Historical Commodity Prices (in U.S. Dollars)                      33
    A1.8  British Columbia Forest Sector Economic Activity Indicators        34
    A1.9  Historical Value of Metal Production                               35
    A1.10 Historical Value of Mineral, Petroleum and Natural Gas Production  35
    A1.11 Petroleum and Natural Gas Activity Indicators                      36
    A1.12 Value of Manufacturing Shipments                                   36
    A1.13 Supply and Consumption of Electrical Energy in British Columbia    37
    A1.14 British Columbia Financial Activity Indicators                     38
    A1.15 British Columbia Real Estate Market Indicators                     39
    A1.16 British Columbia Tourism Revenue and Overnight Visitors            40
    A1.17 British Columbia High Technology Sector Activity                   41

CHAPTER TWO-- FINANCIAL REVIEW                                               43
  Introduction                                                               44
  2001/02 Overview                                                           44
  Consolidated Revenue Fund Revenue                                          47
  Consolidated Revenue Fund Expenditure                                      49
  Crown Corporation Results                                                  55
  Provincial Capital Spending                                                57
  Provincial Debt                                                            61
  Credit Rating                                                              62
  Debt Indicators                                                            63

  TABLES
     2.1  Summary Accounts Operating Results                                 44
     2.2  Summary of Changes from the July 30 Budget 2001/02                 45
     2.3  Revenue by Source -- Consolidated Revenue Fund                     48
     2.4  Comparison of Main Revenue Assumptions and Actual Results --
            Consolidated Revenue Fund                                        50
     2.5  Expenditure by Ministry -- Consolidated Revenue Fund               53
     2.6  2001/02 Crown Corporation and Agency Operating Results             57
     2.7  Capital Expenditures                                               58
     2.8  Summary of Changes from the 2001/02 Budget -- Capital and Debt     59
     2.9  Major Capital Projects                                             60
     2.10 Provincial Debt Summary                                            61
     2.11 Interprovincial Comparison of Credit Ratings, June 2002            63
     2.12 Key Debt Indicators                                                64

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APPENDIX 2 -- FINANCIAL REVIEW                                               65
  Government's Financial Statements                                          66
  The Financial Cycle                                                        67
  Capitalization                                                             69
  Unfunded Pension Liabilities                                               70
  Accumulated Deficit                                                        71

  CHARTS
    A2.1   Summary Financial Statements Components -- 2001/02                66
    A2.2   Financial Planning and Reporting Cycle                            68

  TABLES
    A2.1   Effects of Capitalization on the Summary Accounts                 69
    A2.2   Unfunded Pension Liabilities                                      70
    A2.3   Summary Accounts Five-Year Operating Results                      72
    A2.4   Summary of Changes from the 2001/02 Third Quarterly Report
             Revised Forecast                                                73
    A2.5   Five-Year Summary Accounts Statement of Financial Position        74
    A2.6a  Five-Year Revenue by Source -- Consolidated Revenue Fund          75
    A2.6b  Five-Year Dedicated Revenue Collected on Behalf of, and
             Transferred to, Crown Corporations and Agencies, and
             Other Entities                                                  76
    A2.7   Five-Year Revenue by Source -- Supplementary Information --
             Consolidated Revenue Fund                                       77
    A2.8   Five-Year Expenditure by Function -- Consolidated Revenue Fund    78
    A2.9   Five-Year Expenditure by Function -- Supplementary Information --
             Consolidated Revenue Fund                                       79
    A2.10a Government Restructuring Exit Expense                             80
    A2.10b Consolidated Revenue Fund Government Restructuring Expense        81
    A2.11  British Columbia Buildings Corporation Five-Year
             Income Statement                                                82
    A2.12 British Columbia Ferry Corporation Five-Year Income Statement 82 A2.13 BC Transportation Financing Authority Five-Year Consolidated
             Statement of Income                                             83
    A2.14  Forest Renewal BC Five-Year Statement of Operations               84
    A2.15  British Columbia Hydro and Power Authority Five-Year
             Income Statement                                                85
    A2.16  Liquor Distribution Branch Five-Year Income Statement             85
    A2.17  British Columbia Lottery Corporation Five-Year Income Statement   86
    A2.18  British Columbia Railway Company Five-Year Income Statement       86
    A2.19  Insurance Corporation of British Columbia Five-Year
             Income Statement                                                87
    A2.20  Five-Year Provincial Debt Summary                                 88
    A2.21 Five-Year Provincial Debt Summary -- Supplementary Information 89 A2.22 Summary of Changes from the 2001/02 Third Quarterly Report
             Revised Forecast -- Capital Spending and Debt                   90
    A2.23  Historical Summary Accounts Surplus (Deficit)                     91
    A2.24  Historical Revenue by Source -- Consolidated Revenue Fund         92
    A2.25  Historical Expenditure by Function -- Consolidated Revenue Fund   93
    A2.26  Historical Provincial Debt Summary                                94
    A2.27  Provincial Taxes (as of July 2002)                                95
    A2.28  Interprovincial Comparisons of Tax Rates for 2002                100
    A2.29  Summary of Major Tax Changes                                     101

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APPENDIX 3 -- CONSTITUTIONAL FRAMEWORK                                      103
  Constitutional Framework                                                  104
    Provincial Government                                                   104
    Legislature                                                             104
    Executive                                                               104
    Judiciary                                                               105
    Provincial Government Jurisdiction                                      105

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                                                      INTRODUCTION


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                                 INTRODUCTION                                 2
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GENERAL             British Columbia is located on Canada's Pacific coast, and
DESCRIPTION OF      has a land and freshwater area of 95 million hectares. It
THE PROVINCE        is Canada's third largest province and comprises 9.5 per
                    cent of the country's total land area.

GEOGRAPHY           The province is nearly four times the size of Great Britain,
                    2.5 times larger than Japan and larger than any American state except Alaska. British Columbia's 7,022-kilometre coastline supports a large shipping industry through ice-free, deep-water ports. The province has about 8.5 million hectares of grazing land, 1.8 million hectares of lakes and rivers, and 950,000 hectares of agricultural land that is capable of supporting a wide range of crops.

PHYSIOGRAPHY        British Columbia is characterized by mountainous topography, but also has substantial areas of lowland and plateau country. The province has four basic regions, a northwesternly trending mountain system on the coast, a similar mountain system on the east, and an extensive area of plateau country between the two. The northeastern corner of the province is lowland, a segment of the continent's
                    Great Plains.

                    The western system of mountains averages about 300 kilometres in width and extends along the entire British Columbia coast and the Alaska panhandle. The Coast Mountains contain some of the tallest peaks in the province. The western system includes the Insular Mountains that form the basis of Vancouver Island and the Queen Charlotte Islands. These islands help to shelter the waters off the mainland coast of British Columbia, which form an important transportation route for people and products.

                    The interior of British Columbia is a plateau of rolling forest and grassland, 600 to 1,200 metres in average elevation. North of Prince George the interior becomes mountainous, but plateau terrain returns just south of the Yukon boundary in the area drained by the Liard River. The southern interior's water system is dominated by the Fraser River, which has a drainage area covering about one-quarter of the province. The Rocky Mountains, in the eastern mountain system, rise abruptly on the southern British Columbia-Alberta boundary and are cut by passes that provide dramatic overland transportation routes into the province. The Rocky Mountain Trench lies immediately to the west of the Rockies. This extensive valley, the longest in North America, is a geological fault zone separating different earth plates. It is the source of many of British Columbia's major rivers, including the Peace, Columbia and Fraser.

CLIMATE AND         Coastal British Columbia has abundant rainfall and mild
VEGETATION          temperatures associated with a maritime climate. The Pacific coast has an average annual rainfall of between 155 and 440 centimetres, while the more sheltered coasts of eastern
                    Vancouver Island and the mainland along the Strait of Georgia average between 65 and 150 centimetres. Canada's longest frost-free periods of over 180 days per year are enjoyed along the edges of the coastal zone and far inland along the Fraser River valley. Temperatures fall quickly up the steep slopes of the Coast Mountains. The predominant trees in this coastal region are the western hemlock, western red cedar and balsam (amabilis fir) in the wetter parts, and Douglas fir and grand fir in the drier areas.

                    The interior region of British Columbia has a mainly continental type of climate, although not as severe as that of the Canadian prairies. Considerable

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                                 INTRODUCTION                                 3
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                    variation in climate occurs, especially in winter, as mild
                    Pacific storms bring relief from cold spells. The southern interior has the driest and warmest climate of the province. In the valleys, annual precipitation ranges from less than 30 centimetres to 50 centimetres, while daily temperatures can average over 20 degrees Celsius in July and just under freezing in January. The climate becomes more extreme further north and precipitation increases. The frost-free period in the north is short and variable. Lodgepole pine is the dominant tree of commercial value in the interior.

                    The northeast region of the province is an extension of the western prairie region of Alberta. It has a continental climate that is more extreme than that of the northern interior region. However, it does have long hot summers and a frost-free period long enough to grow grain, forage and other crops.

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                                                         Chapter One

                                                     ECONOMIC REVIEW



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                          CHAPTER 1 -- ECONOMIC REVIEW                        6
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2001 OVERVIEW       The British Columbia economy grew 0.9 per cent in 2001, down from 3.9 per cent in 2000. A recession in the US, the province's largest trading partner, combined with trade restrictions on lumber reduced exports and their contribution to growth. Commodity prices also fell as world demand slowed.

                    Monetary stimulus from lower interest rates helped to offset the reduction in demand.

                    Consumer spending remained robust through the year, despite falling employment. The housing sector also recorded an increase in 2001 from an historic low in 2000. The total number of jobs in the province peaked in March then declined through the year. The labour force continued to grow and as a result the unemployment rate rose.


                    CHART 1.1  CANADIAN AND BRITISH COLUMBIA ECONOMIC GROWTH

                               Per cent change in real GDP

                                        British Columbia     Canada
                               1992           2.1              1.0
                               1993           4.1              2.4
                               1994           3.2              4.8
                               1995           2.1              2.7
                               1996           2.8              1.5
                               1997           3.4              4.5
                               1998           1.7              4.0
                               1999           2.8              5.2
                               2000           3.9              4.6
                               2001           0.9              2.1

                                                       Source: Statistics Canada


EXTERNAL            World output grew 2.5 per cent in 2001, down from 4.7 per
ENVIRONMENT         cent in 2000, according to the International Monetary Fund.
                    The US-led global recession was mild and relatively brief compared to previous recessions. Economic activity in Canada and Europe slowed as US demand for goods was reduced. In
                    Japan, the economy turned down for the third time in a decade.

INTERNATIONAL       The US economy, the province's largest trading partner, was
ECONOMY             already beginning to slow from the rapid pace of growth of the last five years when the events of September 11 pushed it further into recession. As a result of the terrorist attacks in the US, travel, trade and financial markets came to a standstill.

                    Real GDP declined in the third quarter then posted a positive result in the fourth quarter. The National Bureau of Economic Research declared that March 2001 was the start of the US recession. For the year, the US economy grew 1.2 per cent, down from 4.1 per cent in 2000. The recession was brief and mild by historical standards in part because of continued spending by consumers.

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                    In the US, employment fell and the unemployment rate climbed from 4.2 per cent in January to 5.8 per cent in December. Despite the weaker employment situation, consumer spending showed continued growth through the year, supported by falling interest rates and cuts to personal income taxes. Mortgage refinancing at lower interest rates increased consumers' buying power. In the fall, sales of new motor vehicles skyrocketed as consumers took advantage of zero per cent financing incentives. In addition, housing construction increased 2.2 per cent with the number of new houses reaching 1.6 million units.

                    The economic slowdown was mostly felt in the manufacturing and high tech sectors. Industrial production fell 3.7 per cent. Business profits declined and investment dropped as production fell well below capacity. The high tech sector also experienced a meltdown in share prices with many firms going bankrupt.


                    CHART 1.2  EXTERNAL ECONOMIC GROWTH

                               Per cent change in real GDP

                                        US      Japan     Europe
                               1997     4.4      1.8       2.6
                               1998     4.3     -1.1       2.9
                               1999     4.1      0.7       2.6
                               2000     4.2      2.4       3.6
                               2001     1.2     -0.6       1.7

                                            Source: International Monetary Fund


                    Japan's economy contracted 0.6 per cent in 2001 following growth of 2.4 per cent in 2000. Japan entered its third recession of the past decade due to both internal and external factors, including falling consumer confidence, the global slowdown, and structural problems in the banking sector.

                    With the contraction of the Japanese economy over the last decade, the country's role as the engine of growth in the Asia-Pacific region and a major trading partner for British Columbia, has diminished. Japan is the destination for just over one-tenth of the province's merchandise exports, compared to almost one-third ten years ago, and as a result, developments in Japan's economy now have a smaller impact on the BC economy.

                    Europe was affected to a lesser extent by the US recession. As a result, Europe posted the strongest economic growth of the province's trading partners, growing 1.7 per cent in 2001, down from 3.6 per cent in 2000.

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FINANCIAL MARKETS   Monetary easing by the US Federal Reserve and central banks around the globe helped to mitigate the impact of the slowdown. The US Federal Reserve began to lower the intended federal funds rate in January and, over the course of 2001, lowered interest rates by 475 basis points. The Bank of Canada followed by reducing the key overnight interest rate from 5.5 per cent in January to 2.25 per cent in December.

                    Following September 11, the Federal Reserve and the Bank of Canada injected liquidity into the financial system to support continued consumer and business spending.


                    CHART 1.3  SHORT-TERM INTEREST RATES

                               Per cent, 3-month T-bills

                                        Canada    U.S.
                               2000      5.05     5.32
                                         4.96     5.55
                                         5.27     5.69
                                         5.43     5.66
                                         5.67     5.79
                                         5.53     5.69
                                         5.61     5.96
                                         5.58     6.09
                                         5.56     6.00
                                         5.61     6.11
                                         5.62     6.17
                                         5.49     5.77
                               2001      5.11     5.15
                                         4.87     4.88
                                         4.58     4.42
                                         4.43     3.87
                                         4.34     3.62
                                         4.30     3.49
                                         4.07     3.51
                                         3.80     3.36
                                         3.05     2.64
                                         2.34     2.16
                                         2.07     1.87
                                         1.95     1.69

                                          Sources: Bank of Canada and Federal
                                                   Reserve Bank of San Francisco


                    The value of the Canadian dollar fell against the US dollar. For the year, the currency averaged 64.6 cents US, down 2.7 cents US from 2000.

THE CANADIAN        The Canadian economy slowed in 2001, alongside slower
ECONOMY             economic growth in the US. The economy contracted in the
                    third quarter before recording positive growth in the final quarter of the year. As in the US, consumer spending contributed to growth in the economy, while non-residential investment declined. The Canadian economy expanded 1.5 per cent in 2001, down from 4.5 per cent in 2000.

                    Some sectors of the economy were hit harder than others. Manufacturing recorded the largest annual decline in output, followed by agriculture, forestry, fishing and trapping, as well as transportation and warehousing. The impact on specific sectors in some cases reflected lower commodity prices, for example in the forest sector, or was related to the decline in business investment as in high tech manufacturing. Other industries grew in 2001, including construction, mining, oil and gas extraction, retail and wholesale trade, and most other service sector industries.

                    Labour market developments reflected the economic slowdown. The unemployment rate rose from 6.9 per cent in January to
                    8.0 per cent in

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                    December. Although employment grew 1.1 per cent for the
                    year, most of the job growth occurred late in the year.

                    Total wages and salaries increased 4.4 per cent in 2001, reflecting growth in employment and average weekly wages. Personal income rose 3.8 per cent. Inflation was a modest
                    2.6 per cent, down from 2.7 per cent in 2000.

                    Although consumer confidence fell following the terrorist attacks on September 11, wage gains, low interest rates and personal income tax reductions contributed to growth in retail sales and housing construction. The value of retail sales increased 4.4 per cent in 2001. Housing starts totalled 162,733 units, up 7.3 per cent from 2000. Most provinces recorded increased residential construction activity in 2001.

BRITISH COLUMBIA    British Columbia has a relatively small open economy,
ECONOMY             trading in competitive world markets. British Columbia has a diverse geography, population and economy. The following section describes 2001 economic performance in terms of the components of real gross domestic product (GDP), underlying population trends and characteristics as well as recent developments in the labour market, capital investment and trade. The provincial economy is also described in terms of industrial structure with developments by industry highlighted.

REAL GDP The British Columbia economy grew 0.9 per cent in 2001, down from 3.9 per cent in 2000. Real GDP as shown in Chart 1.4 is the sum of consumer, investment, and government spending, as well as, net exports (exports less imports) and an adjustment in inventories. Consumer spending, which accounts for two-thirds of GDP, contributed to overall growth as did investment.


                    CHART 1.4  BRITISH COLUMBIA GDP BY COMPONENT

                               Per cent change

                                                         2000     2001
                               Consumption               3.5       3.0
                               Investment                5.1       4.0
                               Government                2.6       2.6
                               Net exports*              0.7      -0.6
                               Inventory investment*     0.4      -1.4
                               Total GDP                 3.9       0.9

                    * change as a per cent of total real GDP in previous year

                                                      Sources: Statistics Canada


                    On the trade side, net exports reduced growth in 2001. Both exports and imports shrank due to weaker external demand for BC products and domestic demand for imports. The brief recession in the US and Canada reduced

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                    demand for British Columbia exports. In addition, demand
                    from Japan was weak. In August, the US Department of Commerce imposed preliminary countervailing and anti-dumping duties on Canadian exports of softwood lumber. As a result of these factors, real exports (adjusted for price changes), fell 6.3 per cent in 2001. Imports fell by 4.7 per cent.

                    Consumer demand was met by drawing down inventories in 2001. The change in inventories reduced real economic growth by
                    1.4 per cent.

POPULATION          Population growth contributes to demand for consumer goods and services and housing and is one factor in determining the size of the labour force. British Columbia's population as of December 31, 2001 was 4,108,031, an increase of 0.9 per cent, or 35,485 persons from a year earlier.

Components of       During 2001, there was a net population inflow from
Population Change   international sources of 32,179 persons. There was also a
                    net population outflow to the rest of Canada of 8,991 persons, the fourth consecutive year that British Columbia has lost population to the other provinces.

                    In 2001, net migration accounted for 65.3 per cent of the growth in the province's population, natural increase accounted for the rest.

                    MAP 1.1  NET POPULATION MOVEMENT, 2001

                                           [ MAP ]

                    Note: Net population movement represents
                          total inflow less total outflow.

                                                       Source: Statistics Canada

                    British Columbia's population represents 13.2 per cent of Canada's total population. This is an increase from the 12.1 per cent share in December 1991, and reflects an average annual compound increase in population of 1.8 per cent. The national annual increase during the same period was 1.0 per cent.


Age Structure of    The age structure of British Columbia is shaped largely by
the Population      the post-war baby boom and the subsequent drop in birth
                    rates. The effects of the baby boom can easily be seen in the bulge in population between the ages of 30 and 54. This age group accounted for 39.7 per cent of the population in 2001 (see Chart 1.5)

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                    CHART 1.5  BRITISH COLUMBIA POPULATION BY AGE AND SEX, 2001

                                          [ CHART ]

                                         Source: Statistics Canada and BC Stats


                    TABLE 1.1  BRITISH COLUMBIA POPULATION BY AGE GROUP

-----------------------------------------------------------------------------------------------------
                                                       At July 1
                                -------------------------------------------------------       Change
Age Group                                    2000                         2001              2000-2001
-----------------------------------------------------------------------------------------------------
                                (thousands)     (per cent)      (thousands)  (per cent)    (per cent)
0 - 4                               221,208            5.5          212,783         5.2          -3.8
5 - 17                              674,964           16.6          675,454        16.5           0.1
18 - 24                             377,766            9.3          384,021         9.4           1.7
25 - 44                           1,283,725           31.6        1,276,605        31.2          -0.6
45 - 64                             971,574           23.9        1,006,412        24.6           3.6
65 and over                         529,596           13.0          540,659        13.2           2.1
                                 ----------     ----------       ----------  ----------    ----------
Total British Columbia            4,058,833          100.0        4,095,934       100.0           0.9
                                 ----------     ----------       ----------  ----------    ----------
                                 ----------     ----------       ----------  ----------    ----------
-----------------------------------------------------------------------------------------------------

                    Note: Totals may not add due to rounding

                    Source: Statistics Canada


LABOUR FORCE        British Columbia has a skilled and knowlegeable workforce.
CHARACTERISTICS     In 2001, 51.1 per cent of the workforce had a university
                    degree, post-secondary certificate or diploma, up from 39.1 per cent 10 years earlier. Over half of the workforce is between the ages of 25 and 44, although the share of 45 to 64 year olds has increased since 1991, reflecting the aging of the province's population.

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                    TABLE 1.2  BRITISH COLUMBIA EMPLOYMENT AND LABOUR FORCE
                               CHARACTERISTICS

-------------------------------------------------------------------------------
                                                                        Change
                                      1998     1999     2000     2001  2000-2001
-------------------------------------------------------------------------------
                                   (thousands unless otherwise noted) (per cent)
EMPLOYMENT
Part-time                              404      412      402      412       2.6
Full-time                            1,467    1,495    1,547    1,530      -1.1

Public sector                          329      340      355      354      -0.1
Private sector                       1,153    1,174    1,228    1,228      -0.1
Self-employed           .              389      393      366      360      -1.6
                                    ------   ------   ------   ------
Total                                1,870    1,906    1,949    1,942      -0.3
                                    ------   ------   ------   ------
                                    ------   ------   ------   ------

Unemployment rate (per cent)           8.8      8.3      7.2      7.7      +0.5*

LABOUR FORCE CHARACTERISTICS

Labour force                         2,051    2,079    2,100    2,104       0.2

Educational attainment
  0 - 8 years                           45       47       38       40       5.3
  9 - 13 years                         733      757      761      727      -4.5
    Some secondary                     265      271      258      249      -3.5
    Graduated from high school         468      487      504      479      -4.9
  Some post-secondary                  240      234      254      261       2.8
  Post-sec. certificate or diploma     666      653      642      682       6.2
  University degree                    367      387      405      393      -2.8
-------------------------------------------------------------------------------

                    * Difference in percentage points

                    Source: Statistics Canada


LABOUR AND INCOME   The decline in British Coumbia's forest sector, as well as
DEVELOPMENTS        lower demand for the province's exports, resulted in a
                    decline in goods sector employment in 2001. Service-sector employment grew but was not enough to offset the losses in the primary and manufacturing sectors. Overall, employment fell by 0.3 per cent or 6,700 jobs.

                    While overall employment declined in 2001, there was also a shift between full-time and part-time employment consistent with slowing economic growth in the province. Full-time employment fell and part-time employment grew as the economy slowed.

                    Other significant labour market and income developments for 2001 included:

                    - the labour force grew by 0.2 per cent or 3,500 people.

                    - service sector employment was up 1.0 per cent, or 15,700 jobs while goods sector employment fell 5.4 per cent, or 22,400 jobs (see Chart 1.10 and Chart 1.11 for detail of these sectors).

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                    - both paid private and public sector employment recorded
                      declines in 2001.

                    - self-employment fell by 1.6 per cent, or 5,700 jobs.

                    - the Mainland/Southwest region recorded a 10,000-person
                      increase in employment in 2001 while Vancouver Island/ Coast region recorded a 20,500-person decline. Employment was flat in the other five regions.

                    - the participation rate, the number of people actively
                      seeking work as a share of the population over 15 years of age, fell to 64.1 per cent, the second consecutive annual decline.

                    - the unemployment rate averaged 7.7 per cent in 2001, up
                      from 7.2 per cent in 2000.

PRICES AND WAGES    Both prices and wages recorded modest increases in 2001. The
                    British Columbia consumer price index (CPI) increased 1.7 per cent, compared to 1.9 per cent in 2000. The change in 2001 was due to higher prices for food, health and personal care, alcohol and tobacco and shelter contributed to inflation. Excluding food and energy, consumer prices were
                    1.0 per cent higher on average than 2000.

                    Wage increases reached in collective agreements averaged 2.7 per cent for 33 agreements covering 165,550 employees. This was up from 1.6 per cent in 2000 but below the Canadian average of 3.2 per cent in 2001.

CONSUMER            Consumer spending remained relatively robust through the
EXPENDITURE         year, as the effects of a slowing economy were offset by
AND HOUSING         lower federal and provincial tax rates and low interest
                    rates. The total value of retail sales rose 6.0 per cent in 2001, following a 6.3 per cent increase in 2000. New motor vehicles, food and drugs, general merchandise, and other auto-related stores contributed most of the increase.

                    Housing starts in the province gradually picked up through the year as mortgage interest rates declined. For 2001, housing starts totalled 17,234 units, a 19.5 per cent increase from an historic low in 2000.

                    As a result of improving housing demand and flat prices, the value of residential building permits rose 17.8 per cent to $2.8 billion. The value of non-residential building permits rose just 1.7 per cent to $2.1 billion. The growth in non-residential building permits was entirely due to an increase in institutional and government building permits as both commercial and industrial building permits declined.

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                    CHART 1.6  BUILDING PERMITS BY ACTIVITY

                               Per cent change

                                        Residential     Non-residential
                               1997        -12.5              0.1
                               1998        -24.2              3.2
                               1999         -4.6                4
                               2000         -7.3             -0.7
                               2001         17.8              1.7

                                                      Source: Statistics Canada

CAPITAL             Total investment in the province rose 7.1 per cent to $22.5
INVESTMENT          billion in 2001 (see Table 1.3). Public sector investment
                    rose 9.8 per cent. Private sector investment, which accounts for just over 75 per cent of total investment, rose 6.4 per cent. Residential investment was up 8.2 per cent refl ecting low mortgage interest rates and rising housing starts through the year. Non-residential investment rose 5.5 per cent, due to both an increase in non-residential construction and an increase in machinery and equipment investment. Private non-residential construction was up 10.4 per cent in 2001.


                    TABLE 1.3  BRITISH COLUMBIA CAPITAL INVESTMENT, 2001

-----------------------------------------------------------------------------------------------
                          Construction       Machinery and Equipment            Total
-----------------------------------------------------------------------------------------------
                   ($ millions)  (per cent  ($ millions)  (per cent  ($ millions)    (per cent
                                   change                   change                     change
                                 2000-2001)               2000-2001)                 2000-2001)
Public sector          3,445.9         5.6      1,626.0        20.2     5,071.9            9.8
Private sector        10,266.9         9.2      7,186.6         2.6    17,453.5            6.4
  Residential          5,613.4         8.2           --          --     5,613.4            8.2
  Non-residential      4,653.5        10.4      7,186.6         2.6    11,840.1            5.5
                    ----------  ----------   ----------  ----------  ----------     ----------
Total                 13,712.8         8.3      8,812.6         5.4    22,525.4            7.1
                    ----------  ----------   ----------  ----------  ----------     ----------
                    ----------  ----------   ----------  ----------  ----------     ----------
-----------------------------------------------------------------------------------------------

                    Source: Statistics Canada


                    Investment figures for 2001 include spending on major capital projects across the province including:

                    - investment in the oil and gas sector in the northeast of the province, such as an ethanol plant in Prince George and Duke Energy's gas processing plant near Chetwynd;

                    - several hydroelectric power projects in the Lillooet River system by Cloudworks Energy Inc. and BC Hydro's Seven Mile power plant near Trail;

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                    - large hotel and residential construction projects in
                      Vancouver, such as the Hotel Georgia ($100 million) and multi-tenant buildings in the phased $500-million Tech Park developments at False Creek Flats; and,

                    - major highway projects in the province, the largest of
                      which involved the northern section of the Island
                      Highway.

                    Other major projects under construction in 2001 included several public sector projects (SkyTrain expansion), bridge repair work (Lions Gate Bridge) as well as residential projects. Victoria International Airport underwent a major renovation and the Vancouver International Airport upgraded its domestic terminal.

EXPORTS The value of foreign merchandise exports fell 6.4 per cent in 2001. Exports to the US, the province's largest trading partner, fell 3.4 per cent, as declines in pulp, zinc, and machinery and equipment exports were offset by increased exports of most other commodities. The value of exports to Japan plummeted 19.2 per cent, led by declines in pulp, lumber, newsprint and metals. Exports to the Pacific Rim, excluding Japan, fell 19.9 per cent reflecting the general economic slowdown in the region. Exports to the European Union fell 18.1 per cent. Appendix Table A1.6 provides detail on exports by major market and commodity.

                    As a result, the US was the destination of an even greater share of British Columbia exports in 2001, accounting for 69.9 per cent. Japan's share fell to
                    12.7 per cent (see Chart 1.7).


                    CHART 1.7  EXPORTS BY MARKET, 2001

                    US 69.9%
                    Japan 12.7%
                    Other Pacific Rim 8.3%
                    European Union 7.0%
                    Other 2.1%

                    BC origin merchandise exports 2001 = $30.7 billion

                                                       Source: Statistics Canada


                    Prices of most natural resource commodities fell in 2001 reflecting the global industrial slowdown. Metal and mineral prices fell steadily through the year. In

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                          CHAPTER 1 -- ECONOMIC REVIEW                       16
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                    general, forest product prices fell as the US and Canadian economies slowed. Energy prices rose sharply in the fall of 2000 and remained high in early 2001 before returning to normal prices (see Chart 1.8).

                    On August 9, the US imposed a 19.3 per cent preliminary coutervailing duty on lumber shipments from Canada, and in October 2001 added a preliminary anti-dumping duty of close to 13 per cent. This in effect reduced the value received by British Columbia lumber mills for their shipments to the US market.

                    - Lumber prices averaged $248 US per thousand board feet
                      in 2001, down from $255 US in 2000. Prices for spruce-pine-fir 2X4's climbed steadily in the first half of 2001 reflecting the increasing demand from growth in US residential construction.

                    - Pulp prices averaged $541 US per tonne in 2001, down
                      significantly from $681 US in 2000. Prices fell steadily during the year as global demand slowed.

                    - Newsprint prices lagged pulp, averaging $589 US per tonne, up slightly from $564 US in the previous year. Newsprint prices rose during the first half of the year then fell during the second half of 2001.


                    CHART 1.8  KEY COMMODITY PRICES

                    Spruce-pine-fir lumber                        Natural gas
                    $US/000 bd feet                          $US/MmBTU, Sumas

                              Natural Gas      SPF Lumber
                    2000          2.3             330
                                  2.4             333
                                  2.3             320
                                  2.7             293
                                  2.7             269
                                  3.6             264
                                  4.1             233
                                  3.0             216
                                  3.5             214
                                  4.9             201
                                  4.8             207
                                 13.7             190
                    2001         14.2             182
                                  7.0             189
                                  5.2             205
                                  5.4             250
                                  5.2             334
                                  4.0             297
                                  2.7             266
                                  2.4             311
                                  2.2             278
                                  1.4             221
                                  2.8             224
                                  2.7             217

                                          Sources: Madison's Lumber Reporter and
                                                   Ministry of Energy and Mines


INDUSTRY            The share of the non-resource sector has been climbing
REVIEW              during the past number of years (see Chart 1.9). Activities such as non-resource manufacturing (biotech, electronic communications, aerospace) as well as service sector activities have been growing in terms of employment and their share of GDP. Appendix Table A1.3 shows historical real gross domestic product by industry.

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                    CHART 1.9  NON-RESOURCE INDUSTRIES IN BRITISH COLUMBIA

                    Per cent of total

                              Employment      GDP
                    1987        86.06         82.68
                    1988        86.54         82.80
                    1989        86.34         83.75
                    1990        87.35         84.81
                    1991        87.46         85.65
                    1992        88.28         85.99
                    1993        88.43         85.69
                    1994        88.64         86.44
                    1995        88.99         86.69
                    1996        88.70         87.24
                    1997        88.84         87.26
                    1998        89.28         87.51
                    1999        90.00         87.12
                    2000        89.60         86.93
                    2001        90.66         87.73

                                                       Source: Statistics Canada


                    In 2001, an increase in service sector employment was more than offset by a decrease in employment in the goods-producing industries. Goods sector employment fell reflecting layoffs in the forest sector, as well as reductions in paper manufacturing employment.


GOODS-              There are seven standard industry groups within the
PRODUCING           goods-producing sector: manufacturing, forestry, mining,
INDUSTRIES          agriculture, fishing, construction and utilities. These
                    industries together generated 25.5 per cent of British
                    Columbia's estimated GDP in 2001 and employed 20.2 per cent of the province's 1.9 million workers in 2001. Output in the goods-producing sector shrank 3.9 per cent in 2001 and employment fell 5.4 per cent.


                    CHART 1.10  GOODS SECTOR EMPLOYMENT, 2001

                                       British Columbia
                    Forestry                -29.6
                    Agriculture             -12.8
                    Mining                  -11.9

                    Manufacturing            -4.5
                    Fishing                   1.1
                    Construction              2.1
                    Utilities                 3.5
                    Total                    -5.4

                                                       Source: Statistics Canada

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Manufacturing       Within the goods sector, the largest industry is
                    manufacturing, which accounts for just over half of the jobs. About half of manufacturing is non-resource based, and includes clothing, metal, computer and electronic products and transportation equipment. Manufacturing output, adjusted for price changes, fell 8.2 per cent in 2001.

                    Employment in manufacturing declined 4.5 per cent in 2001, reflecting the economic slowdown in North America and Asia. Both resource and non-resource based manufacturing lost jobs in 2001. Employment declines were recorded in paper, printing and related support activities, primary metal, and transportation equipment manufacturing. Food, clothing, wood products, fabricated metal product and furniture manufacturing recorded increased employment.

                    The value of manufacturing shipments fell 9.7 per cent in 2001, mainly due to lower value of wood, paper and allied shipments. Appendix Table A1.12 provides a breakdown of the nominal value of manufacturing shipments by industry.

Forestry The province's forest sector, which includes logging and silviculture, suffered a major setback in 2001 with the expiration of the US-Canada softwood lumber agreement on March 31, 2001 and the subsequent US-imposed preliminary countervailing and anti-dumping duties on August 9, 2001. As a result of the combined duties of about 32 per cent, a lack of demand from Japan and the need to remain competitive, the province's lumber industry entered a period of restructuring.

                    Employment in forestry, logging and support activities fell by almost 30 per cent or 11,000 jobs in 2001. With just 26,100 people employed in this sector, forestry and logging was at its lowest level of employment in more than 11 years.

                    British Columbia's timber harvest was 72.0 million cubic metres in 2001, a 6.5 per cent decline from 2000. About 70 per cent of the harvest occurs in the Interior, with Coastal forests providing the remainder. Appendix Table A1.8 provides detailed information on timber scaled by species of wood, production and prices. More information on the province's forestry sector can be found on the Ministry of Forest web site (www.gov.bc.ca/for/).

Mining Most of British Columbia lies within the Western Cordillera, a geological formation known to contain a wide variety of valuable minerals. The province is a major producer of coal and natural gas, as well as metals such as gold, silver, lead, zinc, copper and molybdenum. The northeast of British Columbia produces commercial quantities of oil and gas. Other areas contain significant volumes of sedimentary rocks which may also be productive in future. Coalbed methane reserves can be found throughout the province.

                    Overall employment in the mining sector declined in 2001 as a decrease in mining (excluding oil and gas) more than offset increased employment in other activities (including support activities for mining and oil and gas extraction).

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                    The value of metal production fell 10.1 per cent in 2001,
                    due to lower values for zinc, copper, gold, lead and silver (see Appendix Table A1.9).

                    The province recorded a significant increase in activity in the mining, oil and gas sector in 2001 as high natural gas prices early in the year spurred exploration activity in the northeast. The Ladyfern discovery -- Canada's riches in 15 years -- is in northeast British Columbia, the second largest natural gas producing region in Canada. The resource potential is made up of 50 trillion cubic feet of natural gas and up to 265 million barrels of oil remain to be discovered or recovered.

                    The province sold a record $440 million of oil and gas rights and saw record levels of drilling activity with 850 oil and gas wells drilled in 2001. A record 30 billion cubic metres of gas were produced, up significantly from 2000. The value of natural gas to pipeline increased 34 per cent to $5.2 billion (see Appendix Table A1.10). Investment by the oil and gas industry increased 23 per cent over 2000 to $4.3 billion.

                    In the coal mining industry over 26 million tonnes were produced with almost all of it for export. Average coal prices rose from 2000 levels. In 2001 the total value of coal production rose by 34 per cent to over $1 billion.

                    More information on the province's mining sector is available on the government web site (www.gov.bc.ca/em/).

Agriculture         In 2001, farm cash receipts were up 7.8 per cent from 2000, with the increase split equally between livestock and crops.
                    Employment in agriculture was 25,900 persons, a 13.1 per cent decline from 2000, and the industry accounted for just
                    1.3 per cent of the province's total employment.

                    For more information on the agriculture sector, refer to the ministry web site (www.gov.bc.ca/agf/).

Fishing,            Employment in the fishing, hunting and trapping sector rose
Hunting             to 5,400 persons in 2001 from 4,800 persons the previous
and                 year. This is a relatively small sector of the provincial
Trapping            economy in terms of employment and GDP.

                    Increased focus on value-added processing of all species resulted in a higher wholesale value for British Columbia seafood. Exports of fish totaled $965 million in 2001, a 7.8 per cent increase from 2000.

                    More information on British Columbia's fisheries is available at: www.bcfisheries.gov.bc.ca.

Construction        The province's construction industry benefitted from
                    increased housing construction activity as well as institutional construction in 2001. Employment in this industry rose 2.1 per cent in 2001, and accounted for about
                    6 per cent of total employment.

Utilities           The utilities sector includes electric power and gas
                    distribution establishments (natural gas production is included in the mining, oil and gas sector), as well as water systems and other utilities such as waste disposal.
                    These industries employed about 11,700 people in 2001, slightly higher than 2000.

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                    Most of the electrical production is consumed within the
                    province, with the remainder exported to the US. In 2001, exports of electricity totalled $1.4 billion. In 2001, hydro generation was down from 2000 levels due to low water levels. As a result, the province's export trade in electricity was resourced through electricity imports which were resold to the US market (see Appendix Table A1.13).

SERVICE-            British Columbia's service sector accounts for about
PRODUCING           three-quarters of provincial  output. The sector grew
INDUSTRIES          2.4 per cent in 2001, more than offsetting the decline
                    in the goods-producing sector.

                    Service sector employment, which accounts for 80 per cent of total provincial employment, rose by a net 15,700 jobs or
                    1.0 per cent in 2001. Most service sector industries recorded higher levels of employment except in transportation and warehousing, finance, insurance and real estate, and public administration. Employment in high tech related industries (computer system design services, architectural, engineering and design services and management, scientific and technical services which are included in professional, scientific and technical services in Chart 1.11) increased by 6.5 per cent in 2001.


                    CHART 1.11  SERVICE SECTOR EMPLOYMENT, 2001

                    Annual per cent change

                                                            British Columbia
                    Transportation & Warehousing                 -6.6
                    Finance, Insur. & Real Estate                -2.8
                    Other                                        -1.5
                    Public Administration                        -1.0
                    Education                                     0.7
                    Health & Social Services                      0.8
                    Trade                                         2.1
                    Management, Admin. & Support                  2.8
                    Professional, Scientific & Technical          3.4
                    Accommodation & Other                         4.0
                    Information, Culture & Rec.                   6.9
                    Total                                         1.0

DATA PUBLISHED AS AT JULY 11, 2002

                                                       Source: Statistics Canada


Retail and          During 2001 nearly one in six workers in British Columbia,
Wholesale           or 309,500 people, were employed in a retail or wholesale
Trade               business, making the sector the province's second-largest
                    employer. Most of the employment in the wholesale and retail sector is in the retailing industry (240,900), while wholesalers employ about one quarter as many people.

                    Wholesale trade primarily involves the purchase of merchandise for resale, to retailers as well as to industrial, commercial, institutional, farm or professional business users. Wholesale trade fell 1.6 per cent to $37.1 billion in 2001.

                    Retail trade is a diverse group, ranging from outlets selling big-ticket items such as motor vehicles, to supermarkets and department stores. Employment in retail trade increased 2.0 per cent in 2001, mainly due to more people

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                    working for motor vehicle and parts dealers. Low interest
                    rates and affordable financing deals encouraged the sale of new motor vehicles, which grew 2.9 per cent in 2001. The value of retail sales rose 6.0 per cent in 2001, to total almost $38 billion.

Transportation      The transportation and warehousing industry employed 106,900
and                 people in 2001 -- about 5.5 per cent of the workforce.
Warehousing         Transportation industries -- air, rail, water, truck, bus
                    and other transportation services -- account for most of the employment in this sector. Warehousing and storage employment was up slightly.

                    Truck and air transportation are the largest subsectors and both recorded declines in 2001. Employment in air transportation fell almost 20 per cent with the earlier merger of Canadian Airlines with Air Canada, the reduction in air travel following September 11 and the Canada 3000 bankruptcy. Passenger traffic at Vancouver International Airport totalled 7.9 million people, down 5.3 per cent from 2000.


                    CHART 1.12  PASSENGER TRAFFIC AT VANCOUNVER
                                INTERNATIONAL AIRPORT

                    Thousands

                              Domestic      Transborder      International
                    1992        5,830          2,207             1,899
                    1993        5,696          2,440             2,099
                    1994        5,978          2,518             2,335
                    1995        6,501          2,918             2,589
                    1996        7,666          3,447             2,924
                    1997        7,974          3,733             3,111
                    1998        8,215          4,123             3,170
                    1999        8,314          4,120             3,372
                    2000        8,306          4,074             3,652
                    2001        7,869          4,000             3,608

                               Source: Vancouver International Airport Authority

                    Rail, water, transit and ground passenger transportation employment increased in 2001. The Port of Vancouver handled
                    72.9 million tonnes of cargo in 2001, down 4.8 per cent from 2000. While container traffic fell one per cent from 2000, cruise ship activity increased in 2001. The number of revenue passengers rose one per cent to 1.06 million people on 332 voyages.

                    Real output in the transportation and warehousing sector fell by 4.7 per cent in 2001, following growth of 4.5 per cent in 2000.

Finance,            Employment in the finance, insurance, real estate and
Insurance,          leasing sector totaled 116,200 in 2001, down 2.8 per cent
Real Estate         from 2000. The number of jobs in this sector peaked in 1997
and                 and has declined since. This sector includes chartered
Leasing             banks, credit unions and other financial institutions,
                    insurance carriers and agencies, real estate brokers, investment dealers, stock exchanges and operators of commercial and residential buildings.

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                    Real output in the finance, insurance and real estate sector grew 3.3 per cent in 2001, up from 2.4 per cent in 2000. Appendix Table A1.14 and A1.15 contain more information on these industries.

Professional,       This sector includes legal, accounting, architectural and
Scientific and      design services, as well as computer system design,
Technical           management, scientific and technical services and
Services            advertising services. Employment in this sector totalled
                    141,000 persons in 2001, up from 136,400 in 2000.

                    Appendix Table A1.17 provides details on activity in the province's high technology sector. An annual profile of the high technology industry can be found at:
                    www.bcstats.gov.bc.ca.



                    CHART 1.13  HIGH TECHNOLOGY SECTOR ESTABLISHMENTS

                              High Technology
                    1995           5,116
                    1996           5,728
                    1997           6,332
                    1998           6,843
                    1999           7,349
                    2000           7,786

                                                                Source: BC Stats

Management,         Management, administrative and other support includes
Administrative      employment, business, travel, security services as well as
and Other           waste management. Employment in this sector grew 2.8 per
Support             cent in 2001. The growth occurred mainly in security
                    services which recorded a 28.1 per cent increase, or 2,700 persons as security in the travel industry and other areas was increased after September 11.


Information,        Information, culture and recreation is comprised of
Culture and         publishing industries, motion picture and sound recording
Recreation          industries, broadcasting and telecommunications, information services and data processing as well as recreation, amusement and gambling industries. In 2001, there were 106,200 people employed in this sector, up from 99,300 in 2000. The increase was mainly due to employment growth in broadcasting and telecommunications which added 4,700 jobs in 2001. Employment in amusement, gambling and recreation industries added 2,700 jobs in 2001 to total 27,300 people or about one-quarter of the jobs in this group of industries.

Education           The level of employment in educational services was
                    relatively flat in 2001 as decreases in primary and secondary educational support were offset by increases in post-secondary, university and other school support. This category

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                    includes private-sector training institutions, many
                    specializing in computer or high-tech programs such as Compucollege, CDI, Northwest Digital and the Information, Technology Institute. In 2001, there were 135,700 people employed in the education sector, up slightly from 2000.

Health and          The health and social services industry includes
Social Services     publicly-operated hospitals, doctors and dentist offices, as well as homes for people requiring medical or other care, medical labs, day care centres and pre-schools, and other types of social services.

                    In 2001, there were 203,800 people employed in this sector up slightly from 2000. Increases in the number of people working in hospitals and nursing and residential care facilities, were offset by decreases in the number of people working in ambulatory health care services and social assistance.

Public              Public administration is comprised of local, provincial,
Administration      federal government ministries and agencies as well as
                    correctional facilities, courts, the military, law enforcement and fire-fighting agencies. In 2001, there were 88,800 people employed in this sector, down from 89,700 in 2000.

CONCLUSION          Further information on British Columbia's economic
                    performance will be released in November 2002, when Statistics Canada releases updated GDP data for 2001 and previous years.

-------------------------------------------------------------------------------
                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                                   APPENDIX 1

                        APPENDIX 1 -- ECONOMIC REVIEW                        26
-------------------------------------------------------------------------------

TABLE A1.1  SUMMARY OF ECONOMIC ACTIVITY FOR BRITISH COLUMBIA

--------------------------------------------------------------------------------------------------------------------

                                                         Units         1987      1988      1989      1990      1991
--------------------------------------------------------------------------------------------------------------------

Annual aggregate indicators
  Population(1)                                        (thousands)   3,050.1   3,115.7   3,198.5   3,291.4   3,373.4
  Nominal gross domestic product (at market prices)   ($ millions)    62,666    69,557    75,774    79,528    82,087
  Real gross domestic product (1997 $)                ($ millions)    85,981    91,117    94,505    95,953    96,201
  Personal income                                     ($ millions)    52,909    58,297    65,011    72,040    75,337
  Capital investment                                  ($ millions)         -         -         -         -    17,370
  Business incorporations                                 (number)    18,691    18,703    21,817    19,550    18,528

Labour statistics
  Labour force                                         (thousands)     1,563     1,599     1,658     1,700     1,749
  Employment                                           (thousands)     1,375     1,436     1,510     1,555     1,572
  Unemployment rate                                     (per cent)      12.1      10.2       9.0       8.6      10.1

Prices and earnings
  Consumer price index (British Columbia)               (1992=100)      81.0      83.9      87.7      92.4      97.4
  Consumer price index (Vancouver)                      (1992=100)      80.9      83.8      87.5      92.3      97.1
  B.C. export commodity price index (Canadian $)        (1992=100)      77.9      83.8      86.1      83.2      72.6
  Average weekly wage rate(2)                                  ($)         -         -         -         -         -
  Wages and salaries                                  ($ millions)         -         -         -         -         -

Financial indicators
  Prime rate                                            (per cent)      9.52     10.83     13.33     14.06      9.94
  Canada/U.S. exchange rate                           (U.S. cents)     75.41     81.24     84.45     85.71     87.28
  Conventional (5 year) mortgage rate                   (per cent)     11.17     11.65     12.06     13.35     11.13

Other indicators
  Manufacturing shipments                             ($ millions)    23,374    25,516    26,596    25,329    23,259
  Retail sales(3)                                     ($ millions)    19,160    20,802    22,791    24,200    23,613
  Housing starts                                          (number)    28,944    30,487    38,894    36,720    31,875
  Non-residential building permits                    ($ millions)       999     1,647     1,808     1,833     1,803
  Tourism gross domestic product                      ($ millions)     2,685     2,910     3,160     3,382     3,448
  High-tech gross domestic product                    ($ millions)       960     1,217     1,439     1,609     1,633
  B.C. product exports                                ($ millions)    16,236    17,830    18,334    16,648    15,215

Commodity data
  Lumber production                                  (thousand m3)    37,336    36,736    35,952    33,515    31,406
  Log production (timber harvest)                    (thousand m3)    90,592    86,808    87,415    78,316    73,677
  Market pulp shipments                               (000 tonnes)     4,136     4,141     4,189     3,547     4,014
  Newsprint, other paper and paperboard production    (000 tonnes)     2,753     2,878     2,846     2,994     2,721
  Petroleum and natural gas production                ($ millions)       731       736       783       899       858
  Coal production                                     (000 tonnes)    22,587    24,813    25,134    24,366    24,848
  Solid mineral production                            ($ millions)     2,768     3,224     3,180     2,971     2,755
  Electric power generated                                  (GW h)    63,066    60,943    57,655    60,662    62,981
  Farm cash receipts                                  ($ millions)     1,121     1,206     1,255     1,299     1,340
  Landed value of fish products                       ($ millions)       455       573       513       559       492
--------------------------------------------------------------------------------------------------------------------

(1) As at July 1. Data take into account adjustments made for net census undercount and non-permanent residents.
(2) Data prior to 1997 are not available.
(3) Retail sales data prior to 1991 include the old federal manufacturer's sales tax (FST); data for 1991 onwards does not include the goods and services tax.
(4) Data not available.

Sources: Statistics Canada and BC STATS, Ministry of Finance, based on federal, provincial and industry data.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        27
-------------------------------------------------------------------------------

TABLE A1.1  SUMMARY OF ECONOMIC ACTIVITY FOR BRITISH COLUMBIA -- CONTINUED

--------------------------------------------------------------------------------------------------------------------------------

                                                               1992      1993      1994      1995      1996      1997      1998
--------------------------------------------------------------------------------------------------------------------------------

Annual aggregate indicators
  Population(1)                                              3,470.3   3,571.3   3,681.8   3,784.0   3,882.0   3,959.7   3,997.1
  Nominal gross domestic product (at market prices)           87,400    94,259   100,670   105,841   109,049   114,601   115,604
  Real gross domestic product (1997 $)                        98,243   102,267   105,513   107,760   110,784   114,601   116,502
  Personal income                                             78,642    81,958    85,694    90,058    92,661    95,925    97,574
  Capital investment                                          17,979    18,853    21,335    20,556    19,411    22,552    20,643
  Business incorporations                                     20,406    22,955    25,774    23,846    22,848    22,958    20,759

Labour statistics
  Labour force                                                 1,804     1,856     1,928     1,958     1,995     2,040     2,051
  Employment                                                   1,620     1,676     1,754     1,792     1,821     1,869     1,870
  Unemployment rate                                             10.2       9.7       9.0       8.4       8.7       8.4       8.8

Prices and earnings
  Consumer price index (British Columbia)                      100.0     103.5     105.5     107.9     108.9     109.7     110.0
  Consumer price index (Vancouver)                             100.0     103.6     105.7     108.4     109.2     109.8     110.4
  B.C. export commodity price index (Canadian $)                74.0      82.6      93.7     103.7      98.8      99.9      94.0
  Average weekly wage rate(2)                                      -         -         -         -         -     610.7     618.4
  Wages and salaries                                               -         -         -         -         -    53,035    54,174

Financial indicators
  Prime rate                                                    7.48      5.94      6.88      8.65      6.06      4.96      6.60
  Canada/U.S. exchange rate                                    82.73     77.51     73.22     72.86     73.34     72.22     67.41
  Conventional (5 year) mortgage rate                           9.51      8.78      9.53      9.16      7.93      7.07      6.93

Other indicators
  Manufacturing shipments                                     24,398    26,583    30,333    34,207    32,932    33,496    31,757
  Retail sales(3)                                             24,512    26,553    29,443    31,496    32,071    33,736    33,049
  Housing starts                                              40,621    42,807    39,408    27,057    27,641    29,351    19,931
  Non-residential building permits                             2,082     1,944     1,772     1,966     1,957     1,959     2,022
  Tourism gross domestic product                               3,564     3,800     4,113     4,438     4,692     4,977     5,069
  High-tech gross domestic product                             1,732     1,867     1,964     2,316     2,420     2,788     3,004
  B.C. product exports                                        16,353    19,016    22,834    26,911    25,765    26,761    26,045

Commodity data
  Lumber production                                           33,396    33,935    33,671    32,611    32,671    31,562    30,238
  Log production (timber harvest)                             74,006    79,239    75,650    76,472    75,213    68,628    64,967
  Market pulp shipments                                        3,815     4,040     4,763     4,572     4,390     4,532     4,462
  Newsprint, other paper and paperboard production             2,692     3,067     2,947     2,836     2,816     2,570     2,781
  Petroleum and natural gas production                           890     1,089     1,270     1,040     1,333     1,588     1,573
  Coal production                                             18,094    20,629    22,580    24,350    26,179    27,812    25,305
  Solid mineral production                                     2,537     2,347     2,677     3,437     3,087     3,130     3,025
  Electric power generated                                    64,058    58,774    61,015    58,006    71,764    66,961    67,710
  Farm cash receipts                                           1,427     1,452     1,543     1,599     1,712     1,759     1,835
  Landed value of fish products                                  533       605       735       587       589       604       547
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                              Change
                                                               1999      2000      2001     2000-2001
-----------------------------------------------------------------------------------------------------
                                                                                            (per cent)

Annual aggregate indicators
  Population(1)                                              4,028.1   4,058.8   4,095.9          0.9
  Nominal gross domestic product (at market prices)          120,608   127,564   130,396          2.2
  Real gross domestic product (1997 $)                       119,821   124,464   125,534          0.9
  Personal income                                            100,866   106,149   108,899          2.6
  Capital investment                                          20,652    21,025    22,525          7.1
  Business incorporations                                     21,009    21,515    19,749         -8.2

Labour statistics
  Labour force                                                 2,079     2,100     2,104          0.2
  Employment                                                   1,906     1,949     1,942         -0.3
  Unemployment rate                                              8.3       7.2       7.7          6.9

Prices and earnings
  Consumer price index (British Columbia)                      111.2     113.3     115.2          1.7
  Consumer price index (Vancouver)                             111.4     113.9     116.0          1.8
  B.C. export commodity price index (Canadian $)                99.0     101.0      98.8         -2.2
  Average weekly wage rate(2)                                  625.2     637.1     645.7          1.3
  Wages and salaries                                          56,264    60,270    61,657          2.3

Financial indicators
  Prime rate                                                    6.44      7.27      5.81        -20.1
  Canada/U.S. exchange rate                                    67.31     67.32     64.56         -4.1
  Conventional (5 year) mortgage rate                           8.56      8.35      7.40        -11.4

Other indicators
  Manufacturing shipments                                     35,616    37,768    34,087         -9.7
  Retail sales(3)                                             33,684    35,821    37,979          6.0
  Housing starts                                              16,309    14,418    17,234         19.5
  Non-residential building permits                             2,104     2,089     2,125          1.7
  Tourism gross domestic product                               5,040     5,390   n.a.(4)         n.a.
  High-tech gross domestic product                             3,266     3,820   n.a.(4)         n.a.
  B.C. product exports                                        28,812    33,439    30,670         -8.3

Commodity data
  Lumber production                                           32,397    32,352    30,182         -6.7
  Log production (timber harvest)                             75,997    76,984    72,009         -6.5
  Market pulp shipments                                        4,995     5,152     4,710         -8.6
  Newsprint, other paper and paperboard production             3,069     3,106   n.a.(4)         n.a.
  Petroleum and natural gas production                         2,091     5,010     6,158         22.9
  Coal production                                             24,810    26,152    26,482          1.3
  Solid mineral production                                     2,565     2,879     2,995          4.0
  Electric power generated                                    68,045    68,239    57,357        -15.9
  Farm cash receipts                                           1,934     2,079     2,241          7.8
  Landed value of fish products                                  611       658       643         -2.3
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        28
-------------------------------------------------------------------------------

TABLE A1.2  COMPONENTS OF BRITISH COLUMBIA POPULATION CHANGE

----------------------------------------------------------------------------------------------------------
                     Net Migration                 Natural Increase
            ------------------------------    ----------------------------     Total          Population
              Inter-     Inter-                                              Population   -- End of Period
Year        provincial  national    Total     Births     Deaths     Total     Increase      (December 31)
----------------------------------------------------------------------------------------------------------
1975          (2,864)    25,342     22,478    36,281     19,151     17,130     39,608        2,520,424
1976          (1,490)    16,288     14,798    35,848     18,788     17,060     31,858        2,552,282
1977          15,507     11,224     26,731    36,691     18,596     18,095     44,826        2,595,870
1978          20,698      7,699     28,397    37,231     19,058     18,173     46,570        2,641,202
1979          33,241     14,012     47,253    38,432     19,204     19,228     66,481        2,706,445
1980          40,165     23,447     63,612    40,104     19,371     20,733     84,345        2,789,552
1981          21,565     22,136     43,701    41,474     19,857     21,617     65,318        2,854,237
1982          (2,019)    14,150     12,131    42,747     20,707     22,040     34,171        2,888,208
1983           4,029     10,603     14,632    42,919     19,827     23,092     37,724        2,925,731
1984           3,505      8,633     12,138    43,911     20,686     23,225     35,363        2,960,894
1985          (3,199)     9,357      6,158    43,127     21,302     21,825     27,983        2,988,677
1986             910     12,821     13,731    41,967     21,213     20,754     34,485        3,023,311
1987          17,618     21,600     39,218    41,814     21,814     20,000     59,218        3,082,928
1988          25,865     29,255     55,120    42,930     22,546     20,384     75,504        3,158,832
1989          37,367     31,526     68,893    43,769     22,997     20,772     89,665        3,248,896
1990          38,704     28,420     67,124    45,617     23,577     22,040     89,164        3,338,460
1991          34,572     24,820     59,392    45,612     23,977     21,635     81,027        3,424,109
1992          39,578     32,662     72,240    46,156     24,615     21,541     93,781        3,525,529
1993          37,595     37,840     75,435    46,026     25,764     20,262     95,697        3,628,866
1994          34,449     45,557     80,006    46,998     25,939     21,059    101,065        3,737,570
1995          23,414     45,591     69,005    46,820     26,375     20,445     89,450        3,834,659
1996          17,798     49,322     67,120    46,138     27,536     18,602     85,722        3,923,564
1997           1,980     42,322     44,302    44,577     27,412     17,165     61,467        3,985,031
1998         (17,521)    28,340     10,819    43,072     27,978     15,094     25,913        4,010,944
1999         (12,413)    32,359     19,946    41,968     28,055     13,913     33,859        4,044,803
2000         (17,296)    31,845     14,549    40,467     27,273     13,194     27,743        4,072,546
2001          (8,991)    32,179     23,188    40,505     28,208     12,297     35,485        4,108,031
----------------------------------------------------------------------------------------------------------

(1) Components may not add to totals due to the revision of population statistics based on information collected during subsequent census years. The revisions are not distributed back to relevant components due to insufficient data.

Source: Statistics Canada

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        29
-------------------------------------------------------------------------------

TABLE A1.3  BRITISH COLUMBIA REAL GROSS DOMESTIC PRODUCT BY INDUSTRY COST
            (AT FACTOR COST)(1)

---------------------------------------------------------------------------------------------------------------------
        Crop and      Fishing,    Forestry   Mining and                                                Transportation
         Animal     Hunting and     and      Oil and Gas                                                    and
Year   Production     Trapping    Logging     Extraction    Manufacturing   Construction   Utilities     Warehousing
---------------------------------------------------------------------------------------------------------------------
                                                   (1997 $ millions)
1987        705         205        4,450        2,007           11,452         4,368         2,179          5,251
1988        809         241        4,357        2,208           12,100         4,582         2,128          5,481
1989        788         319        4,138        2,046           12,017         5,361         2,136          5,419
1990        792         366        3,691        2,055           11,041         5,592         2,293          5,382
1991        841         321        3,274        2,195           10,022         5,660         2,355          5,149
1992        882         291        3,431        1,936           10,656         5,691         2,303          5,450
1993        928         375        4,102        2,138           10,820         5,802         2,161          5,646
1994        891         287        4,221        2,298           10,847         6,214         2,159          6,141
1995        993         197        4,295        2,528           10,976         6,081         2,208          6,383
1996      1,069         196        3,542        2,607           11,115         6,038         2,432          6,462
1997      1,052         201        3,526        2,646           11,479         6,433         2,468          6,590
1998      1,170         168        3,471        2,878           11,764         5,817         2,474          6,471
1999      1,225         166        4,174        2,741           12,549         5,841         2,511          6,656
2000      1,256         158        4,173        3,144           13,079         5,851         2,633          6,958
2001      1,300         171        3,950        3,407           12,004         5,836         2,434          6,634
---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                          Finance
       Wholesale and   Insurance and     Other        Public
Year   Retail Trade     Real Estate    Services   Administration   Total
------------------------------------------------------------------------
                          (1997 $ millions)
1987        7,284          14,356       20,224         4,623      76,210
1988        7,654          14,765       21,618         4,674      79,812
1989        8,288          15,568       22,392         4,709      82,482
1990        8,373          16,759       23,398         4,925      84,180
1991        8,382          18,226       23,822         5,162      85,133
1992        9,048          19,421       24,234         5,344      88,392
1993        9,643          20,420       25,580         5,511      92,697
1994       10,148          21,916       26,716         5,608      97,126
1995       10,212          22,537       27,917         5,634      99,624
1996       10,858          23,082       28,724         5,649     101,731
1997       10,989          23,613       29,807         5,764     104,569
1998       11,160          24,198       30,664         5,725     105,959
1999       11,620          24,497       31,272         5,733     108,986
2000       11,974          25,084       32,993         5,756     113,058
2001       12,049          25,909       34,196         5,957     113,849
------------------------------------------------------------------------


                                  GROWTH RATE

---------------------------------------------------------------------------------------------------------------------
        Crop and      Fishing,    Forestry   Mining and                                                Transportation
         Animal     Hunting and     and      Oil and Gas                                                    and
Year   Production     Trapping    Logging     Extraction    Manufacturing   Construction   Utilities     Warehousing
---------------------------------------------------------------------------------------------------------------------
                                                      (per cent)
1988      14.9          17.3        -2.1         10.0             5.7            4.9          -2.4           4.4
1989      -2.6          32.6        -5.0         -7.4            -0.7           17.0           0.4          -1.1
1990       0.4          14.6       -10.8          0.5            -8.1            4.3           7.4          -0.7
1991       6.3         -12.2       -11.3          6.8            -9.2            1.2           2.7          -4.3
1992       4.8          -9.2         4.8        -11.8             6.3            0.5          -2.2           5.8
1993       5.3          28.7        19.6         10.4             1.5            2.0          -6.1           3.6
1994      -4.0         -23.6         2.9          7.5             0.3            7.1          -0.1           8.7
1995      11.5         -31.1         1.7         10.0             1.2           -2.1           2.3           4.0
1996       7.6          -1.0       -17.5          3.1             1.3           -0.7          10.2           1.2
1997      -1.5           2.7        -0.5          1.5             3.3            6.5           1.5           2.0
1998      11.1         -16.2        -1.6          8.8             2.5           -9.6           0.2          -1.8
1999       4.7          -1.6        20.3         -4.8             6.7            0.4           1.5           2.9
2000       2.5          -4.9           0         14.7             4.2            0.2           4.8           4.5
2001       3.5           8.6        -5.3          8.3            -8.2           -0.2          -7.6          -4.7
---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                          Finance
       Wholesale and   Insurance and     Other        Public
Year   Retail Trade     Real Estate    Services   Administration   Total
------------------------------------------------------------------------
                              (per cent)
1988       5.1              2.8           6.9          1.1          4.7
1989       8.3              5.4           3.6          0.7          3.3
1990       1.0              7.7           4.5          4.6          2.1
1991       0.1              8.8           1.8          4.8          1.1
1992       7.9              6.6           1.7          3.5          3.8
1993       6.6              5.1           5.6          3.1          4.9
1994       5.2              7.3           4.4          1.8          4.8
1995       0.6              2.8           4.5          0.5          2.6
1996       6.3              2.4           2.9          0.3          2.1
1997       1.2              2.3           3.8          2.0          2.8
1998       1.6              2.5           2.9         -0.7          1.3
1999       4.1              1.2           2.0          0.1          2.9
2000       3.0              2.4           5.5          0.4          3.7
2001       0.6              3.3           3.6          3.5          0.7
------------------------------------------------------------------------


                                     SHARE

---------------------------------------------------------------------------------------------------------------------
        Crop and      Fishing,    Forestry   Mining and                                                Transportation
         Animal     Hunting and     and      Oil and Gas                                                    and
Year   Production     Trapping    Logging     Extraction    Manufacturing   Construction   Utilities     Warehousing
---------------------------------------------------------------------------------------------------------------------
                                                      (per cent)
1988       1.0           0.3         5.5          2.8            15.2            5.7           2.7           6.9
1989       1.0           0.4         5.0          2.5            14.6            6.5           2.6           6.6
1990       0.9           0.4         4.4          2.4            13.1            6.6           2.7           6.4
1991       1.0           0.4         3.8          2.6            11.8            6.6           2.8           6.0
1992       1.0           0.3         3.9          2.2            12.1            6.4           2.6           6.2
1993       1.0           0.4         4.4          2.3            11.7            6.3           2.3           6.1
1994       0.9           0.3         4.3          2.4            11.2            6.4           2.2           6.3
1995       1.0           0.2         4.3          2.5            11.0            6.1           2.2           6.4
1996       1.1           0.2         3.5          2.6            10.9            5.9           2.4           6.4
1997       1.0           0.2         3.4          2.5            11.0            6.2           2.4           6.3
1998       1.1           0.2         3.3          2.7            11.1            5.5           2.3           6.1
1999       1.1           0.2         3.8          2.5            11.5            5.4           2.3           6.1
2000       1.1           0.1         3.7          2.6            11.6            5.2           2.3           6.2
2001       1.1           0.2         3.5          3.0            10.5            5.1           2.1           5.8
---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                          Finance
       Wholesale and   Insurance and     Other        Public
Year   Retail Trade     Real Estate    Services   Administration   Total
------------------------------------------------------------------------
                              (per cent)
1988         9.6            18.5          27.1          5.9         100
1989        10.0            18.9          27.1          5.7         100
1990         9.9            19.9          27.8          5.9         100
1991         9.8            21.4          28.0          6.1         100
1992        10.2            22.0          27.4          6.0         100
1993        10.4            22.0          27.6          5.9         100
1994        10.4            22.6          27.5          5.8         100
1995        10.3            22.6          28.0          5.7         100
1996        10.7            22.7          28.2          5.6         100
1997        10.5            22.6          28.5          5.5         100
1998        10.5            22.8          28.9          5.4         100
1999        10.7            22.5          28.7          5.3         100
2000        10.6            22.2          29.2          5.1         100
2001        10.6            22.8          30.0          5.2         100
------------------------------------------------------------------------

Note: Industry account data are measured at basic prices. GDP at basic prices equals GDP at market prices less indirect taxes net of subsidies on products. Constant dollar totals for years prior to 1997 do not sum to the published total because they include an adjustment which compensates for changes in the base year used to calculate real GDP.

(1) Data for 1987 to 1996 are BC Stats estimates

Source: BC Stats and Statistics Canada

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        30
-------------------------------------------------------------------------------

TABLE A1.4  EMPLOYMENT BY INDUSTRY IN BRITISH COLUMBIA

--------------------------------------------------------------------------------------------------------------
                                    1991   1992   1993   1994   1995   1996   1997   1998   1999   2000   2001
--------------------------------------------------------------------------------------------------------------
                                                               (thousands)
TOTAL -- ALL INDUSTRIES            1,573  1,620  1,676  1,754  1,792  1,821  1,869  1,870  1,906  1,949  1,942
Primary industries                    84     79     79     80     81     85     88     84     78     85     69
   Agriculture                        32     31     34     31     26     30     33     33     29     30     26
   Forestry                           28     27     26     31     36     32     33     30     30     37     26
   Fishing and trapping                7      5      6      6      5      5      5      4      4      5      5
   Mining                             18     16     12     12     14     18     17     17     15     13     12
Manufacturing                        169    168    179    184    189    195    197    196    192    205    196
   Food, beverages
      and tobacco                     22     21     22     27     22     24     26     26     22     24     26
   Wood products                      42     46     49     50     43     44     45     44     42     47     50
   Paper                              20     21     22     21     24     23     23     23     22     18     15
   Printing and related
      support activities               6      9      8      9      9     12     10      8      9     11      8
   Primary metals                      9      7      8      9     12     12      9      9      9     11      8
   Metal fabrication                  11     10      9      9     10      9     11     11     12     13     13
   Transportation equipment            9      8      7      8      9      9     13     13     13     13     10
   Other manufacturing                49     47     55     51     60     63     62     64     63     70     66
Construction                         112    114    114    126    125    120    123    118    115    113    115
   General contractors                47     43     42     47     44     42     39     37     42     42     41
   Special trade contractors          65     72     72     78     82     77     84     81     74     71     74
Utilities                             13     11     12     13     11     11     10     11     12     11     12
Transportation and warehousing        95    101    101     99     97     99    109    106    118    114    107
   Transportation                     92     99     95     96     93     96    103    103    114    111    103
   Warehousing and storage             3      2      5      3      4      4      6      3      4      3      4
Trade                                258    265    275    289    300    294    302    294    309    303    310
   Wholesale trade                    54     60     64     64     66     68     71     62     80     67     69
   Retail trade                      204    205    211    226    234    226    230    233    229    236    241
Finance, Insurance, Real Estate
and Leasing                          101    109    114    118    118    124    127    123    120    120    116
   Finance                            42     42     47     48     48     51     56     53     54     53     54
   Insurance                          25     24     22     25     22     24     27     24     23     28     24
   Real Estate                        26     35     35     35     38     39     33     38     34     30     27
   Leasing                             8      9     10     10     10     10     11      8     10      9     12
Service industries                   649    674    700    746    769    787    814    845    873    908    929
   Education and related
      services                        98    106    113    120    123    118    122    120    128    135    136
   Health and welfare
      services                       155    163    164    171    177    183    190    195    195    202    204
   Information, culture and
      recreation                      67     65     67     79     86     85     89     94     92     99    106
   Services to business
      management                     131    127    142    154    157    166    175    190    201    208    215
   Accommodation and food
      services                       123    131    121    129    135    143    145    152    153    164    171
   Miscellaneous services             75     82     92     93     91     92     93     94    105     99     98
Public administration                 92     99    101    100    104    107    100     93     90     90     89
   Federal administration             37     35     34     33     33     37     34     29     32     32     30
   Provincial administration          24     33     30     34     38     36     32     29     28     26     32
   Local administration               31     32     38     33     34     34     34     35     31     31     27
--------------------------------------------------------------------------------------------------------------

Note: An asterisk (*) indicates employment of less than 4,000 people.

Source: Statistics Canada, Labour Force Survey (unpublished data).

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        31
-------------------------------------------------------------------------------

TABLE A1.5  CAPITAL INVESTMENT BY INDUSTRY(1)

--------------------------------------------------------------------------------------------------------
                                                                                            Change
                                                  2000         2001          2002       2000      2001
                                                 Actual       Actual      Intentions   to 2001   to 2002
--------------------------------------------------------------------------------------------------------
                                                           ($ millions)                   (per cent)
Agriculture, forestry, fishing and hunting         353.8        310.1         343.7     -12.4      10.8
Mining, oil and gas                              1,749.0      2,460.4       1,880.6      40.7     -23.6
Utilities                                          832.7        957.9       1,151.5      15.0      20.2
Construction                                       250.9        260.1         278.8       3.7       7.2
Manufacturing                                    1,355.0      1,190.8       1,064.8     -12.1     -10.6
Wholesale                                          342.2        358.9         351.8       4.9      -2.0
Retail trade                                       819.8        824.0         853.7       0.5       3.6
Transport and warehousing                        2,231.8      2,082.3       1,847.5      -6.7     -11.3
Information and culture                            961.3      1,189.6       1,198.2      23.7       0.7
Finance and insurance                            1,605.2      1,462.5       1,502.9      -8.9       2.8
Real estate, rental and leasing                  1,310.7      1,359.2       1,310.3       3.7      -3.6
Education                                          667.7        760.6         823.9      13.9       8.3
Health care and social                             439.1        504.3         426.4      14.8     -15.4
Accommodation and food                             230.5        199.3         224.1     -13.5      12.4
Other Services                                     137.9        120.3         113.9     -12.8      -5.3
Public administration                            2,102.1      2,377.2       2,382.5      13.1       0.2
Housing                                          5,185.8      5,613.4       5,982.3       8.2       6.6
                                              ----------   -----------   -----------
Total                                           21,025.4     22,525.4      22,244.8       7.1      -1.2
                                              ----------   -----------   -----------
                                              ----------   -----------   -----------

Public                                           4,617.6      5,071.9       5,307.5       9.8       4.6
Private                                         16,407.8     17,453.5      16,937.3       6.4      -3.0
                                              ----------   -----------   -----------
Total                                           21,025.4     22,525.4      22,244.8       7.1      -1.2
                                              ----------   -----------   -----------
                                              ----------   -----------   -----------

Machinery and equipment                          8,359.4      8,812.6       8,530.1       5.4      -3.2
Construction                                    12,666.0     13,712.7      13,714.7       8.3       0.0
                                              ----------   -----------   -----------
Total                                           21,052.4     22,525.4      22,244.8       7.0      -1.2
                                              ----------   -----------   -----------
                                              ----------   -----------   -----------
--------------------------------------------------------------------------------------------------------

(1) Includes professional, scientific and technical services, management of companies, administrative, waste management and remediation, arts, entertainment and recreation, and other services.

Source: Statistics Canada

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        32
-------------------------------------------------------------------------------

TABLE A1.6  BRITISH COLUMBIA INTERNATIONAL GOODS EXPORTS BY MAJOR MARKET AND
            SELECTED COMMODITIES, 2001

--------------------------------------------------------------------------------------------------------
                                                                          European   Other     Total --
                 Commodity                             U.S.      Japan   Union(1)   Markets      All
                                                                                              Countries
--------------------------------------------------------------------------------------------------------
                                                                         ($ millions)
Solid wood products                                    7,032     1,820       228       232      9,313
   Lumber (softwood)                                   4,786     1,351       197       191      6,526
   Cedar shakes and shingles                             327         0         4         2        334
   Selected value-added wood products                    147        61        15         1        224
   Plywood (softwood)                                    801       137         9         8        956
   Other                                                 971       270         3        29      1,273

Pulp and paper products                                2,439       452     1,070     1,194      5,155
   Pulp                                                  738       362     1,022       947      3,069
   Newsprint                                             487        67         0        68        623
   Paper, paperboard -- excluding newsprint            1,096        22        48       164      1,330
   Other                                                 118         2         0        14        134

Agriculture and food other than fish                     972       169        47       205      1,393
   Fruit and nuts                                        120        11         1        11        143
   Vegetables                                            223        13        13        36        286
   Other                                                 628       145        32       158        964

Fish products                                            617       198        55        95        965
   Whole fish; fresh, chilled, frozen -- excluding
     salmon                                               97        34         7         6        144
   Whole salmon; fresh, chilled, frozen                  258        28         2        14        302
   Salmon; canned, smoked, etc.                           12         3        43        15         72
   Other                                                 251       132         3        61        447

Metallic mineral products                                339       580        15       401      1,336
   Copper ores and concentrates                           12       263         0       184        458
   Molybdenum ores and concentrates                        5        17        13        10         45
   Unwrought aluminum                                     87       248         2       155        491
   Unwrought zinc                                        182         7         0        47        236
   Other                                                  53        46         1         5        105

Energy products                                        4,381       500       371       435      5,687
   Natural gas                                         2,719         0         0         0      2,719
   Coal                                                  128       499       370       434      1,431
   Electricity                                         1,406         0         0         0      1,406
   Other                                                 129         1         0         1        131

Machinery and equipment                                2,767        65       251       293      3,376
   Motor vehicles and parts                              603         5         4        25        638
   Electrical/electronic/communications                  492        32        34        68        625
   Other                                               1,672        29       213       200      2,114

Plastics and articles of plastic                         400        10         6        10        426
Apparel and accessories                                  234         4         2         2        243

All other commodities                                  2,251        87        46       392      2,776
                                                      ------     -----     -----     -----     ------
Total                                                 21,433     3,887     2,091     3,259     30,670
                                                      ------     -----     -----     -----     ------
                                                      ------     -----     -----     -----     ------
--------------------------------------------------------------------------------------------------------

(1) Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and the United Kingdom.

Source: BC STATS

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        33
-------------------------------------------------------------------------------

TABLE A1.7  HISTORICAL COMMODITY PRICES (IN U.S. DOLLARS)

-------------------------------------------------------------------------------------------------------------
                                                                                                    Change
                                 1991  1992  1993  1994  1995  1996  1997  1998  1999  2000  2001  2000-2001
-------------------------------------------------------------------------------------------------------------
                                                                                                   (per cent)
METALS
    Copper (London; $/lb)        1.07  1.04  0.87  1.05  1.33  1.04  1.03  0.75  0.72  0.82  0.72     -12.2
    Lead (London; $/lb)          0.25  0.24  0.19  0.25  0.29  0.35  0.28  0.24  0.23  0.21  0.22       4.8
    Zinc (London; $/lb)          0.51  0.56  0.43  0.45  0.53  0.52  0.60  0.46  0.49  0.51  0.40     -21.6
    Gold (London; $/troy oz)      362   344   360   384   384   388   331   295   279   279   271      -2.8
    Silver (London; $/troy oz)   4.04  3.95  4.31  5.28  5.20  5.08  4.91  5.57  5.23  4.95  4.38     -11.5
    Molybdenum (weekly
      average price from
      MetalPrices.com; $/lb)     2.13  1.92  2.28  4.61  7.32  3.61  4.32  3.45  2.70  2.66  2.38     -10.5
    Aluminum (London; $/lb)      0.61  0.59  0.54  0.70  0.82  0.67  0.72  0.62  0.62  0.70  0.66      -5.7

FOREST PRODUCTS
    Lumber (Madison's
      Lumber Reporter;
      WSPF, $/1000 bd ft)         189   227   337   343   251   352   353   286   341   255   248      -2.8
    Pulp (Northern Europe;
      $/tonne; transaction
      price)                      572   554   427   513   883   590   566   514   522   681   541     -20.6
    Newsprint (Pulp and
      Paper Week
      $/tonne)                    543   429   442   465   674   652   560   595   514   564   589       4.4
    Hemlock baby squares
      (Madison's Lumber
      Reporter; 3 9/16")           --    --    --   852   862   796   822   556   584   565   583       3.1

OTHER
    Oil (West Texas
      Intermediate;
      $/barrel)                    21    21    18    17    18    22    21    14    19    30    26     -13.9
    Natural gas (Sumas;
      $/MmBTU)                     --    --  1.87  1.60  1.03  1.35  1.71  1.61  2.15  4.29  4.51       5.1
    Electricity (Mid-
      Columbia Index
      in $/MW.h)                   --    --    --    --    --    --    --    --    27   138   143       3.6
-------------------------------------------------------------------------------------------------------------

Sources: Various

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        34
-------------------------------------------------------------------------------

TABLE A1.8  BRITISH COLUMBIA FOREST SECTOR ECONOMIC ACTIVITY INDICATORS

-----------------------------------------------------------------------------------------------
                                                                                     Change(1)
            Indicator                              1997   1998   1999   2000   2001  2000-2001
-----------------------------------------------------------------------------------------------
                                                        (million cubic metres)       (per cent)
Wood production
   Timber harvest                                  68.6   65.0   76.0   77.0   72.0     -6.5
   Lumber                                          31.6   30.2   32.4   32.4   30.2     -6.8
   Plywood                                         1.48   1.39   1.54   1.54   1.57      1.9

Timber scaled by species                                   (million tonnes)
   Lodgepole pine                                  18.5   17.7   22.0   22.2   22.9      3.2
   Spruce                                          12.0   12.3   12.5   12.1   12.4      2.5
   Hemlock                                         10.0    8.4   10.5   11.0    8.3    -24.5
   Douglas fir                                      8.3    8.4   11.0   10.6   10.8      1.9
   Balsam                                           9.2    8.0    8.8    8.9    7.1    -20.2
   Cedar                                            6.3    6.1    6.6    7.3    6.2    -15.1
   All others                                       4.3    4.1    4.6    4.9    4.5     -8.2
                                                  ---------------------------------
   Total(2)                                        68.6   65.0   76.0   77.0   72.2     -6.2
                                                  ---------------------------------
                                                  ---------------------------------

                                                           (million tonnes)
Pulp and paper production                          7.18   7.03   8.01   8.29   7.59     -8.4
   Market pulp                                     4.53   4.46   5.00   5.15   4.70     -8.7
   Newsprint, paper and paperboard                 2.65   2.57   3.02   3.13   2.88     -8.0

Industrial product price indices                            (1997 = 100)
   Softwood lumber -- British Columbia            100.0   86.3  100.2   83.2   82.6     -0.7
   Douglas fir plywood                            100.0   92.5  109.4   94.8   94.4     -0.4
   Bleached sulphate pulp for export              100.0   97.8   99.4  127.7  105.7    -17.2
   Newsprint for export                           100.0  111.6   96.3  105.4  123.0     16.7
-----------------------------------------------------------------------------------------------

(1)  Percentage change based on unrounded numbers.

(2)  Total may not add due to rounding.

Sources: Timber harvest -- Ministry of Forests.
         Lumber and plywood production -- Statistics Canada.
         Pulp and paper production -- Canadian Pulp and Paper Association. Industrial product price indices -- Statistics Canada.

------------------------------------------------------------------------------

                2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        35
-------------------------------------------------------------------------------

TABLE A1.9  HISTORICAL VALUE OF METAL PRODUCTION

-------------------------------------------------------------------------------------------
Year        Copper      Gold      Lead   Molybdenum    Silver      Zinc     Other     Total
-------------------------------------------------------------------------------------------
                                       ($ millions)
1989         1,003       236        46          112       105       241        14     1,757
1990           983       241        16           87       114       102         3     1,546
1991           847       238        33           67        74       152         8     1,419
1992           892       219        42           55        53       171         6     1,438
1993           721       212        22           58        30       102        31     1,175
1994           797       206        43          113        29       157         9     1,354
1995         1,119       328        51          203       106       192        17     2,016
1996           725       306        53          100       109       215        29     1,537
1997           697       258        40           88       101       290        22     1,495
1998           681       303        24           99       119       231        26     1,484
1999           419       332        30           60       125       202        16     1,183
2000           733       334        32           63       140       244        25     1,571
2001 e         679       322        27           77       132       155        20     1,412
-------------------------------------------------------------------------------------------

e: Estimate.

Source: Ministry of Energy and Mines.


TABLE A1.10  HISTORICAL VALUE OF MINERAL, PETROLEUM AND NATURAL GAS PRODUCTION

------------------------------------------------------------------------------------------------------
                      Industrial  Structural               Crude     Natural Gas   Other oil
Year           Metals  Materials   Materials       Coal   Oil(1)     to Pipeline  and Gas(2)     Total
------------------------------------------------------------------------------------------------------
                                                  ($ millions)
1989            1,757        125         297      1,001       263            495          25     3,963
1990            1,546        119         313        980       319            537          43     3,857
1991            1,419         86         312        938       260            562          36     3,613
1992            1,438         45         305        749       260            592          38     3,427
1993            1,175         41         335        797       233            814          42     3,437
1994            1,354         47         370        905       235            991          44     3,946
1995            2,016         58         395        968       272            710          58     4,477
1996            1,537         42         398      1,110       441            817          75     4,420
1997            1,495         47         398      1,191       403          1,087          98     4,719
1998            1,484         49         404      1,088       373          1,154          47     4,598
1999            1,183         51         416        915       461          1,577          53     4,656
2000 e          1,571         50         458        800       838          3,865         306     7,888
2001 e          1,412         41         475      1,068       711          5,180         267     9,154
------------------------------------------------------------------------------------------------------

e: Estimate.

(1) Includes Pentanes and Condensate.

(2) LPG's and Sulphur

Source: Ministry of Energy and Mines

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        36
-------------------------------------------------------------------------------

TABLE A1.11  PETROLEUM AND NATURAL GAS ACTIVITY INDICATORS

---------------------------------------------------------------------------------------------------------------------
                                                                                                             Change
            Indicator                     Unit of Measure       1998      1999        2000        2001     2000-2001
---------------------------------------------------------------------------------------------------------------------
                                                                                                           (per cent)
Natural gas production (wellhead)(1)   (billion cubic metres)    25.3      25.9        26.6        30.0       12.8
Crude oil and condensate               (million cubic metres)     2.8       2.4         2.7         2.6       -3.7
Wells authorized                              (number)            695       828        1010         977       -3.3
Wells drilled                                 (number)            652       620         770         850       10.4
Seismic crew-weeks                            (number)            112       105         140         167       19.3
Provincial reserves
  Marketable gas (remaining reserves)  (billion cubic metres)     226       237         240         252        5.0
  Oil (remaining reserves)             (million cubic metres)    25.0      26.0        27.4        25.5       -6.9
Provincial government petroleum and
  natural gas revenue(2)                    ($ millions)        379.6     587.3     1,306.2     1,731.1       32.5
--------------------------------------------------------------------------------------------------------------------

(1) Includes gas retrieved from storage of 1.1 billion cubic metres.

(2) Includes Crown royalties, Crown reserve disposition bonuses, fees and rentals.

Source: Ministry of Energy and Mines


TABLE A1.12  VALUE OF MANUFACTURING SHIPMENTS

---------------------------------------------------------------------------------------------
                                                                                     Change
         Industry                     1998        1999        2000        2001     2000-2001
---------------------------------------------------------------------------------------------
                                                    ($ million)                    (per cent)
Wood                                 10,192      11,807      11,566      10,330      -10.7
Paper and allied products             4,913       5,428       6,730       5,422      -19.4
Food                                  3,577       3,718       3,805       4,130        8.5
Fabricated metal products             1,419       1,496       1,701       1,575       -7.4
Refined petroleum and coal            1,421       1,621       1,773       1,467      -17.3
Primary metals                        1,366       1,826       1,603       1,349      -15.8
Transportation equipment              1,021       1,075       1,075       1,160        8.0
Machinery (except electrical)         1,112       1,163       1,473       1,068      -27.5
Printing and publishing                 747         945       1,062       1,039       -2.1
Electrical and electrical products      885         888         926       1,004        8.5
Chemicals and chemical products         875       1,006       1,011         908      -10.2
Non-metallic mineral products           729         756         768         792        3.2
Beverages                               675         711         771         681      -11.7
Plastics                                357         465         576         515      -10.6
Clothing                                459         440         469         459       -2.3
Furniture and fixtures                  317         351         353         313      -11.4
Textile products                        105         148         160         147       -8.1
Other                                 1,586       1,771       1,947       1,746      -10.3
                                   ---------   ---------   ---------   ---------   --------
  Total                              31,757      35,616      37,768      34,106       -9.7
                                   ---------   ---------   ---------   ---------   --------
                                   ---------   ---------   ---------   ---------   --------
---------------------------------------------------------------------------------------------

Note: Based on the North American Industry Classification System (NAICS).

Source: Statistics Canada

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        37
-------------------------------------------------------------------------------

TABLE A1.13  SUPPLY AND CONSUMPTION OF ELECTRICAL ENERGY IN BRITISH COLUMBIA

----------------------------------------------------------------------------------------------
                                  Supply                                    Consumption
          --------------------------------------------------------   -------------------------
                 Net Generation
          -----------------------------    Receipts                   Delivered
                               Total      From Other      Total       To Other       Total
                             Provincial    Provinces    Provincial    Provinces    Provincial
Year       Hydro   Thermal   Generation   and Imports     Supply     and Exports   Consumption
----------------------------------------------------------------------------------------------
                                    (gigawatt-hours)
1989      51,082    6,573      57,655        4,500        62,155         6,583       55,572
1990      57,245    3,417      60,662        3,233        63,895         6,689       57,206
1991      60,149    2,832      62,981        2,272        65,253         7,725       57,528
1992      60,555    3,503      64,058        2,685        66,743         9,473       57,270
1993      53,057    5,716      58,774        5,691        64,465         5,605       58,860
1994      53,979    7,036      61,015        7,836        68,851         9,541       59,311
1995      49,814    8,192      58,006        6,385        64,391         3,972       60,419
1996      67,329    4,436      71,765        3,289        75,053        10,390       64,664
1997      61,772    5,189      66,961        4,316        71,278        12,114       59,163
1998      60,849    6,861      67,710        5,056        72,766        10,619       62,147
1999      61,588    6,457      68,045        6,807        74,852        12,529       62,323
2000      59,754    8,485      68,239        6,039        74,278        10,698       63,580
2001      48,338    9,019      57,357       10,154        67,511         6,408       61,104
----------------------------------------------------------------------------------------------

Source: Statistics Canada

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        38
-------------------------------------------------------------------------------

TABLE A1.14  BRITISH COLUMBIA FINANCIAL ACTIVITY INDICATORS

-----------------------------------------------------------------------------------------------------------------------
                                                                                                               Change
         Indicator                                Units        1998        1999        2000        2001      2000-2001
-----------------------------------------------------------------------------------------------------------------------
                                                                                                             (per cent)
Chartered banks
  Employees (July)                              (number)      25,925      25,900      26,835       n.a.         n.a.
  Branches (October)                            (number)         945         969         930       n.a.         n.a.
  Automated banking machines (October)          (number)       2,165       2,321       2,410      2,319         -3.8
  Business loans outstanding (December)(1)    ($ millions)    14,708      14,114      13,829     13,002         -6.0
  Personal loans outstanding (December)       ($ millions)    13,058      15,019      18,634     18,882          1.3

Credit unions (December)
  Credit unions                                 (number)          86          78          72         66         -8.3
  Branches                                      (number)         329         333         335        337          0.6
  Automated banking machines                    (number)         456         470         445        485          9.0
  Members                                      (thousands)     1,422       1,434       1,455      1,476          1.4
  Total assets                                ($ millions)    21,345      22,178      23,381     25,147          7.6

Bloomberg British Columbia Stock Index
  annual close                               Dec 1994 = 100    107.4       121.9       126.7      107.2        -15.4
-----------------------------------------------------------------------------------------------------------------------

(1) Excludes agricultural loans.

Sources: Chartered banks -- Canadian Bankers' Association and Bank of Canada.
         Credit Unions -- Credit Union Central of BC.
         Bloomberg

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        39
-------------------------------------------------------------------------------

TABLE A1.15  BRITISH COLUMBIA REAL ESTATE MARKET INDICATORS

---------------------------------------------------------------------------------------------------------------------
                                                                                                             Change
         Indicator                                1997        1998        1999        2000        2001      2000-2001
---------------------------------------------------------------------------------------------------------------------
                                                                                                           (per cent)
Housing starts (number)
  Single-detached                                12,911       8,691       8,731       7,448       7,862         5.6
  Semi-detached                                   1,979       1,218         816         885         916         3.5
  Row                                             3,469       2,117       1,444       1,675       1,686         0.7
  Apartment and other                            10,992       7,905       5,318       4,410       6,770        53.5
                                               ---------   ---------   ---------   ---------   ---------
  Total                                          29,351      19,931      16,309      14,418      17,234        19.5
                                               ---------   ---------   ---------   ---------   ---------
                                               ---------   ---------   ---------   ---------   ---------
Multiple listing service activity
  Sales of listed homes (number)                 68,182      52,910      58,084      53,454      68,105        27.4
  Average price (dollars)                       220,512     212,046     215,283     216,989     220,952         1.8

Apartment vacancy rates(1) (per cent)
  Vancouver                                         1.7         2.7         2.7         1.4         1.0
  Victoria                                          3.4         3.8         3.6         1.8         0.5
  Kamloops                                          4.7         9.1         8.5         8.1         3.8
  Kelowna                                           3.9         4.4         2.0         2.1         1.1
  Prince George                                     5.6        12.2        15.8        15.3        12.2
  Cranbrook                                        10.9        12.5         9.4         7.1         9.3
---------------------------------------------------------------------------------------------------------------------

(1) October vacancy rate survey.

Sources: Canada Mortgage and Housing Corporation; Canadian Real Estate Association.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        40
-------------------------------------------------------------------------------

TABLE A1.16  BRITISH COLUMBIA TOURISM REVENUE AND OVERNIGHT VISITORS

--------------------------------------------------------------------------------------------------------------
                                              Revenue           Revenue     Overnight Visitors(1)    Visitor
                                        -------------------      Change     ---------------------     Change
                Origin                     2000       2001      2000-2001      2000        2001      2000-2001
--------------------------------------------------------------------------------------------------------------
                                            ($ millions)       (per cent)        (thousands)        (per cent)
British Columbia                          2,476      2,452         -1.0       10,761      10,761         0.0
                                        --------   --------                 ---------   ---------
"Short haul" regional
  Alberta                                 1,392      1,365         -1.9        2,997       2,968        -1.0
  Ontario                                   763        731         -4.2          907         878        -3.2
  Man/Sask & Territories                    402        392         -2.5          715         704        -1.5
  Quebec & Atlantic Canada                  277        262         -5.4          295         282        -4.4
                                        --------   --------                 ---------   ---------
Rest of Canada                            2,834      2,750         -3.0        4,914       4,832        -1.7

United States                             2,365      2,351         -0.6        5,063       5,084         0.4
Mexico                                       45         49          8.9           63          71        12.7
                                        --------   --------                 ---------   ---------
North America Total                       7,720      7,602         -1.5       20,801      20,748        -0.3
                                        --------   --------                 ---------   ---------
  Japan                                     290        264         -9.0          296         273        -7.8
  Australia                                 154        151         -1.9          129         127        -1.6
  New Zealand                                31         29         -6.5           26          24        -7.7
  South Korea                                84         95         13.1           85          98        15.3
  Taiwan                                    152        108        -28.9          118          85       -28.0
  Hong Kong                                  92         90         -2.2           82          82         0.0
  China                                      53         66         24.5           47          59        25.5
  South East Asia                            58         62          6.9           52          56         7.7
Asia/Pacific Total                           49         54         10.2           43          48        11.6
                                        --------   --------                 ---------   ---------
    Subtotal                                963        919         -4.5          878         852        -3.1
                                        --------   --------                 ---------   ---------
Europe
  United Kingdom                            326        310         -4.9          298         286        -4.0
  Germany                                   154        139         -9.7          125         114        -8.8
  Switzerland                                32         26        -18.8           26          21       -19.2
  Austria                                    12         10        -16.7            9           8       -11.1
  France                                     26         22        -15.4           31          27       -12.9
  Netherlands                                35         33         -5.7           42          39        -7.1
  Italy                                      16         16          0.0           19          20         5.3
  Other Europe                              102         98         -3.9          127         124        -2.4
                                        --------   --------                 ---------   ---------
    Subtotal                                687        638         -7.1          658         619        -5.9
                                        --------   --------                 ---------   ---------
Total overseas (excludes N. America)      1,729      1,631         -5.7        1,690       1,614        -4.5
Total International                       4,138      4,032         -2.6        6,815       6,769        -0.7
Total Non-Resident                        6,972      6,781         -2.7       11,730      11,601        -1.1

      Total                               9,449      9,233         -2.3       22,491      22,362        -0.6
                                        --------   --------                 ---------   ---------
                                        --------   --------                 ---------   ---------
--------------------------------------------------------------------------------------------------------------

(1) Preliminary estimates for 2001.

Source: Tourism British Columbia

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                        APPENDIX 1 -- ECONOMIC REVIEW                        41
-------------------------------------------------------------------------------

TABLE A1.17  BRITISH COLUMBIA HIGH TECHNOLOGY SECTOR ACTIVITY

-----------------------------------------------------------------------------------------------------------
                                                                                                   Change
           Indicator               1995     1996     1997     1998     1999     2000     2001     2000-2001
-----------------------------------------------------------------------------------------------------------
                                                                                                 (per cent)
Number of Establishments
  Manufacturing                    1,238    1,294    1,402    1,422    1,488    1,463               -1.7
  Services                         3,878    4,434    4,930    5,421    5,861    6,323                7.9
                                 -------------------------------------------------------------
  Total                            5,116    5,728    6,332    6,843    7,349    7,786                5.9
                                 -------------------------------------------------------------
                                 -------------------------------------------------------------
Employment (persons)
  Manufacturing                    7,330    8,120    9,580    9,840   12,350   14,290               15.7
  Services                        31,890   33,530   35,650   37,200   40,040   46,600               16.4
                                 -------------------------------------------------------------
  Total                           39,220   41,650   45,230   47,040   52,390   60,890               16.2
                                 -------------------------------------------------------------
                                 -------------------------------------------------------------
Wages and Salaries ($ millions)
  Manufacturing                      266      325      398      427      559      668               19.5
  Services                         1,377    1,455    1,604    1,647    1,810    2,143               18.4
                                 -------------------------------------------------------------
  Total                            1,643    1,780    2,002    2,074    2,369    2,811               18.7
                                 -------------------------------------------------------------
                                 -------------------------------------------------------------

Shipments ($ millions)             1,240    1,514    1,618    1,758    1,592    1,766               10.9

Exports ($ millions)                 563      512      610      770      818      947               15.8
-----------------------------------------------------------------------------------------------------------

Source: BC STATS

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                                                    Chapter Two

                                                    FINANCIAL REVIEW

                          CHAPTER 2 -- FINANCIAL REVIEW                      44
-------------------------------------------------------------------------------

INTRODUCTION(1)     This chapter presents information on the financial
                    results for the government and its Crown corporations and agencies and includes:

                    - an overview of the government's summary financial
                      statements (summary accounts) for 2001/02. These statements combine the financial results of the government and its Crown corporations and agencies;

                    - details on revenue and expenditure of the
                      consolidated revenue fund (CRF) for 2001/02 (the government's central operating account);

                    - financial results of major Crown corporations for
                      2001/02; and

                    - details on capital spending, borrowing activity and
                      debt of the government and its Crown corporations and agencies.

2001/02             The provincial government recorded a $1,233-million summary
OVERVIEW            accounts deficit in 2001/02, an improvement of $267-million compared to the July 30, 2002 budget estimate of a $1.5-billion deficit. (Unless otherwise indicated, all references to budget in this chapter will be to the July 30 estimate.) Without a $500-million forecast allowance, the summary accounts deficit would have been $233 million above budget.


TABLE 2.1  SUMMARY ACCOUNTS OPERATING RESULTS

----------------------------------------------------------------------------------------------------------
                                                                     July 30
                                                                      Budget        Actual       Actual
                                                                     2001/02       2001/02      2000/01(1)
----------------------------------------------------------------------------------------------------------
                                                                                 ($ millions)
CONSOLIDATED REVENUE FUND (CRF):
  Revenue                                                             22,737        22,962        24,013
  Expenditure                                                        (24,808)      (24,913)(2)   (22,465)
                                                                   ----------    ----------     ---------
                                                                      (2,071)       (1,951)        1,548
  Wind-up of Fisheries & Forest Renewal BC                                 -           256             -
                                                                   ----------    ----------     ---------
  CRF BALANCE                                                         (2,071)       (1,695)        1,548
                                                                   ----------    ----------     ---------
CROWN CORPORATIONS AND AGENCIES
  Taxpayer-supported                                                    (333)         (262)         (227)
    Wind-up of Fisheries and Forest Renewal BC                             -          (256)            -
                                                                   ----------    ----------     ---------
  Total taxpayer-supported                                              (333)         (518)         (227)
  Self-supported commercial                                               66          (484)          157
                                                                   ----------    ----------     ---------
  TOTAL NET CONTRIBUTION (LOSS) OF CROWN CORPORATIONS AND AGENCIES      (267)       (1,002)          (70)
                                                                   ----------    ----------     ---------
SUBTOTAL                                                              (2,338)       (2,697)        1,478
  Forecast allowance                                                    (500)            -             -
                                                                   ----------    ----------     ---------
(DEFICIT) SURPLUS BEFORE JOINT TRUSTEESHIP                            (2,838)       (2,697)        1,478
  Joint trusteeship (one-time adjustment)                              1,338         1,464           (52)
                                                                   ----------    ----------     ---------
SUMMARY ACCOUNTS (DEFICIT) SURPLUS                                    (1,500)       (1,233)        1,426
                                                                   ----------    ----------     ---------
                                                                   ----------    ----------     ---------
----------------------------------------------------------------------------------------------------------

(1) Restated to be consistent with the presentation used for 2001/02.

(2) Includes $161 million in restructuring exit costs.


-----------
     (1) Financial information presented in this chapter is based on 2001/02 PUBLIC ACCOUNTS information. Figures are consistent with the government's organization and accounting policies effective March 31, 2002, and for comparative purposes, information for prior years has been restated where practical. For additional information on the government's accounting policy, see Appendix 2.

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      45
-------------------------------------------------------------------------------

TABLE 2.2  SUMMARY OF CHANGES FROM THE JULY 30 BUDGET 2001/02

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Final
                                                                                                  Change            Results
----------------------------------------------------------------------------------------------------------------------------
                                                                                                      ($ millions)
SUMMARY ACCOUNTS DEFICIT -- JULY 30 BUDGET 2001/02                                                                   (1,500)

CONSOLIDATED REVENUE FUND (CRF) CHANGES:
  REVENUE CHANGES:
    - Prior-year personal income tax assessment adjustment                                      323
    - Higher personal income tax base partially offset by lower economic growth and the
        effect of a federal error in remittances for 2000 and 2001                              117
    - Higher corporate income tax payments mainly due to higher assessments for prior year      368
    - Lower sales tax revenue                                                                  (129)
    - Other taxes                                                                                65
    - Natural resources -- lower energy prices and forest harvest volumes                      (686)
    - Other miscellaneous sources -- higher revenue from MSP premiums, asset dispositions and other sources, partially offset by lower investment earnings and higher
        allowances for doubtful accounts                                                         84
    - Equalization entitlement, partly offset by lower CHST                                      51
    - Higher Crown corporation and federal cost-sharing contributions                            32         225
                                                                                           ---------
  SPENDING CHANGES:
    - Skeena Cellulose Inc.                                                                    (307)
    - Ministry of Health Services additional spending                                          (202)
    - Additional government restructuring costs                                                 (81)
    - Ministry of Attorney General savings                                                       47
    - Ministry of Community, Aboriginal and Women's Services savings                             41
    - Ministry of Forests savings                                                                41
    - Ministry of Human Resources savings                                                        33
    - Ministry of Children and Family Development savings                                        27
    - Other ministry savings                                                                     55
    - Contingencies savings                                                                     179
    - Lower debt interest                                                                        62        (105)        120
                                                                                           ---------   ---------
CROWN CORPORATION CHANGES:
  TAXPAYER SUPPORTED:
    - BC Ferries -- additional asset write-downs partially offset by higher operating
        income                                                                                  (26)
    - Forest renewal BC -- higher loss                                                          (72)
    - 552513 British Columbia Ltd. (Skeena Cellulose Inc.) -- higher operating loss and
        asset write-downs                                                                       (83)
    - Effect of government loan guarantees and other payments for Skeena Cellulose Inc.         220
    - Other changes and adjustments                                                              32          71
                                                                                           ---------
  SELF-SUPPORTED COMMERCIAL:
    - BC Hydro -- lower net income and increased transfer from rate stabilization account      (117)
    - BC Rail -- lower net income including restructuring costs                                (173)
    - ICBC -- operating loss, asset write-downs and restructuring costs                        (286)
    - Other changes and adjustments                                                              26        (550)       (479)
                                                                                           ---------   ---------   ---------
DEFICIT BEFORE FORECAST ALLOWANCE AND JOINT TRUSTEESHIP                                                              (1,859)
FORECAST ALLOWANCE                                                                                                      500
JOINT TRUSTEESHIP -- INCREASE IN ONE-TIME BENEFIT BASED ON UPDATED ACTUARIAL VALUATION
  INFORMATION                                                                                                           126
                                                                                                                   ---------
SUMMARY ACCOUNTS DEFICIT -- 2001/02 PUBLIC ACCOUNTS                                                                  (1,233)
                                                                                                                   ---------
                                                                                                                   ---------
----------------------------------------------------------------------------------------------------------------------------

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      46
-------------------------------------------------------------------------------

                    The final deficit amount included:

                    - a CRF shortfall of $1.7 billion; and

                    - combined Crown corporation net losses of $1 billion (after dividends paid to the CRF);

                    partially offset by:

                    - a $1.5-billion one-time positive adjustment from
                      implementing joint trusteeship for the Teachers' Pension Plan and Municipal Superannuation Plan.

                    Excluding the impact of the one-time pension adjustment, the summary accounts had a $2.7-billion deficit.

                    CRF revenue for the year was $225 million more than budgeted primarily due to higher-than-expected personal and corporate income taxation revenue which offset weaker revenue from natural resources.

                    CRF expenditures were $105 million above budget as additional spending for assistance to Skeena Cellulose Inc., Ministry of Health Services and government restructuring was partially offset by expenditure savings in other programs.

                    Combined Crown corporation net losses (after adjustments) of $1 billion included a one-time, $256-million transfer to the CRF to reflect the wind-up of Fisheries Renewal BC and Forest Renewal BC. Excluding this transfer, the combined net loss was $746 million, $479 million higher than expected, mainly due to lower net income of BC Hydro and significant costs in BC Rail and the Insurance Corporation of British Columbia.

                    Table 2.2 summarizes the major changes from the 2001/02 budget.

                    The summary accounts deficit of $1.2 billion contrasts with a $1.4 billion surplus recorded in 2000/01 (see Table 2.1). The change primarily resulted from a 4.4-per-cent decrease in CRF revenue, an 11-per-cent increase in CRF spending, and weaker Crown corporation results, in part due to the effect of some one-time restructuring costs and asset write-downs during 2001/02.

                    The 2001/02 summary accounts deficit was $731 million lower than the third quarter forecast released with the 2002/03 budget presented on February 19, 2002. This reflects:

                    - $272 million of additional CRF revenue due to
                      better-than-expected performance in last quarter revenue from taxation, natural resources, fees and other sources, and federal government and Crown corporation contributions;

                    - a $363-million reduction in CRF spending due to 14
                      ministries not fully spending their budgets (including Children and Family Development; Community, Aboriginal and Women's Services; Forests; and Human Resources) and lower spending in other areas including reduced debt interest costs;

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      47
-------------------------------------------------------------------------------

                    - a $26-million improvement in Crown corporation
                      finances reflecting, in part, better year-end results for Forest Renewal BC and BC Hydro; and

                    - a $70 million forecast allowance that was not utilized.

                    Further details on changes from the February 2002 revised forecast are provided in Appendix Table A2.4.

CONSOLIDATED        In 2001/02, CRF revenue totalled $23 billion, $225 million
REVENUE FUND        above budget and down 4.4 per cent from 2000/01. Higher
REVENUE             revenue from taxation, Medical Service Plan premiums,
                    miscellaneous sources, asset dispositions and contributions from Crown corporations and the federal government was partially offset by lower natural resource revenue and higher allowances for doubtful accounts. Tables 2.3, 2.4 and Appendix Table A2.6a provide further details.

                    An additional $838 million of dedicated revenue was collected on behalf of, and transferred to, certain Crown corporations, agencies and other external public bodies in 2001/02. Dedicated revenues, except for amounts collected on behalf of other government jurisdictions, are included in the operating results of Crown corporations. Appendix Table A2.6b provides details of the dedicated revenue transfers.

                    Revenue changes include:

                    - Personal income tax was $440 million above budget and down
                      9.9 per cent from 2000/01. Higher-than-assumed final assessments for the 2000 tax year resulted in $323 million of additional revenue. The remainder of the variance reflects the resultant effect of the higher tax base in 2001, partly offset by the effects of lower economic growth and a federal government error in remittances for 2000 and 2001.

                    - Corporation income tax was $368 million above budget and up 44 per cent from 2000/01. Federal assessment delays resulted in an additional $333 million of entitlements for the 1999 and 2000 tax years. A higher federal government estimate of the national tax base in 2001 resulted in cash entitlements being $35 million above budget.

                    - Social service tax was $129 million below budget and 2.3 per cent lower than 2000/01 reflecting a weakening of the underlying tax base.

                    - Other taxes were $65 million above budget. The effects of stronger tobacco tax collections (in part due to an increase in rates announced on February 19, 2002), property transfer tax and remittances for corporation capital and insurance premium taxes were partly offset by weaker revenue from fuel, property and hotel room taxes, and higher allowances for doubtful accounts.

                    - Natural gas, petroleum, and minerals revenue was $514
                      million below budget and down 30 per cent from 2000/01 mainly due to lower natural gas prices which more than offset the effect of higher volumes. In 2001/02, the average natural gas producer price was 44 per cent below budget and 45 per cent lower than the previous year.

                    - Forests revenue was $41 million below budget and 3.8 per cent lower than 2000/01 mainly due to lower-than-budgeted harvest volumes, especially in the Small Business Forest Enterprise Program (1.8 million cubic metres

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      48
-------------------------------------------------------------------------------

TABLE 2.3  REVENUE BY SOURCE
           CONSOLIDATED REVENUE FUND(1)

-----------------------------------------------------------------------------------------------------
                                                      July 30
                                                       Budget       Actual       Actual      Annual
                                                      2001/02      2001/02      2000/01(2)   Change
-----------------------------------------------------------------------------------------------------
                                                                 ($ millions)              (per cent)
Taxation Revenue:
  Personal income                                      4,935        5,375        5,963         (9.9)
  Corporation income                                   1,154        1,522        1,054         44.4
  Social service                                       3,664        3,535        3,617         (2.3)
  Property                                             1,406        1,401        1,371          2.2
  Property transfer                                      275          303          262         15.6
  Fuel                                                   416          398          443        (10.2)
  Other                                                1,107        1,190        1,208         (1.5)
  Less commissions on collection of public funds         (24)         (36)         (23)        56.5
  Less allowance for doubtful accounts                   (25)         (36)         (14)       157.1
                                                    ---------    ---------    ---------
                                                      12,908       13,652       13,881         (1.6)
                                                    ---------    ---------    ---------
Natural Resource Revenue:
  Natural gas and petroleum                            1,813        1,299        1,847        (29.7)
  Minerals                                                53           53           53          0.0
  Forests                                              1,150        1,109        1,153         (3.8)
  Water                                                  301          284          294         (3.4)
  Columbia River Treaty                                  475          360          632        (43.0)
  WILDLIFE ACT -- fees and licences                       14           15           15          0.0
  Less commissions on collection of public funds          (2)          (1)          (1)         0.0
  Less allowance for doubtful accounts                   (10)         (11)         (18)       (38.9)
                                                    ---------    ---------    ---------
                                                       3,794        3,108        3,975        (21.8)
                                                    ---------    ---------    ---------
Other Revenue:
  Medical Services Plan premiums                         904          955          895          6.7
  Other fees and licences                                694          685          672          1.9
  Investment earnings                                     70           64          111        (42.3)
  Miscellaneous                                          220          259          225         15.1
  Asset dispositions                                       -           42            -            -
  Less commissions on collection of public funds         (13)         (11)          (7)        57.1
  Less allowance for doubtful accounts                   (49)         (84)         (36)       133.3
                                                    ---------    ---------    ---------
                                                       1,826        1,910        1,860          2.7
                                                    ---------    ---------    ---------
Contributions from Government Enterprises:
  Liquor Distribution Branch                             616          637          642         (0.8)
  British Columbia Hydro and Power Authority             346          332          372        (10.8)
  British Columbia Lottery Corporation(3)                429          449          414          8.5
  Other                                                   20           19           72        (73.6)
                                                    ---------    ---------    ---------
                                                       1,411        1,437        1,500         (4.2)
                                                    ---------    ---------    ---------
Contributions from the Federal Government:
  Canada health and social transfer                    2,620        2,445        2,619         (6.6)
  Equalization                                             -          226            -            -
  Other                                                  178          184          178          3.4
                                                    ---------    ---------    ---------
                                                       2,798        2,855        2,797          2.1
                                                    ---------    ---------    ---------
TOTAL REVENUE                                         22,737       22,962       24,013         (4.4)
                                                    ---------    ---------    ---------
                                                    ---------    ---------    ---------
-----------------------------------------------------------------------------------------------------

(1) Figures based on 2001/02 PUBLIC ACCOUNTS information. Figures exclude dedicated revenue totalling $838 million, collected on behalf of, and transferred to, British Columbia Transit, British Columbia Ferry Corporation, BC Transportation Financing Authority, Greater Vancouver Transportation Authority (TRANSLINK), Forest Renewal BC, British Columbia Oil and Gas Commission, Tourism British Columbia and other entities.
    These revenues are included as part of the operations of Crown corporations and agencies with the exception of TRANSLINK and certain other public bodies that are not part of the provincial government's summary accounts. Further information is provided in Appendix Table A2.6b.

(2) CRF revenue for 2000/01 has been restated to reflect a $52-million reduction in personal income tax revenue due to a federal error in the calculation of personal income tax remittances to BC resulting from capital gains refunds associated with mutual fund trusts for the 2000 tax year. The federal government's errors relating to 1999 and prior years have not been recorded as the amounts and resolution are under verification and legal review. Revenue has also been restated for other minor corrections.

(3) Additional revenue of $146 million was distributed to charities and local governments.

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                          CHAPTER 2 -- FINANCIAL REVIEW                      49
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                      lower than budget). Overall harvest volumes were 2.9
                      million cubic metres or 4.8 per cent below budget and 11 per cent lower than 2000/01.

                    - Columbia River Treaty electricity sales were $115 million below budget due to significantly lower prices in the U.S. in 2001/02. Average U.S. electricity prices for the year were 40 per cent below budget and more than 60 per cent lower than the previous year.

                    - Other revenue was $84 million above budget as higher
                      revenue from Medical Services Plan premiums, fines, miscellaneous sources and disposal of some forestry harvesting rights was partly offset by lower revenue from Crown Land sales and leases, investment earnings, and higher allowances for doubtful accounts.

                    - Contributions from government enterprises were $26 million above budget mainly due to higher contributions from the Liquor Distribution Branch and BC Lottery, partly offset by lower contributions from BC Hydro and BC Buildings.

                    - Contributions from the federal government were $57 million above budget mainly due to unexpected equalization payments received from the federal government, partly offset by a reduced Canada health and social transfer
                      (CHST) entitlement. In 2001/02, BC received equalization payments of $226 million in part due to a methodological change by Statistics Canada in estimating property tax bases. However, as defined by formula, the new equalization entitlement resulted in a reduction of CHST cash transfers from the federal government.

CONSOLIDATED        Expenditure totalled $24.9 billion in 2001/02, $105 million
REVENUE FUND        above budget and 10.9 per cent higher than 2000/01.
EXPENDITURE         Excluding $161 million of one-time restructuring exit costs, expenditure totalled $24.8 billion, or 10.2 per cent higher than the previous year.

                    Major variances from budget include:

                    - $307 million for debt guarantee payments and other costs made on behalf of Skeena Cellulose Inc. as a result of an agreement signed in 1998;

                    - $202 million of additional spending in the Ministry of
                      Health Services mainly due to higher compensation costs;
                      and

                    - $81 million of additional spending for government
                      restructuring funded from supplementary estimates (which, combined with $80 million from ministry budgets and contingencies, totals $161 million in restructuring costs);

                    partially offset by

                    - $244 million lower spending in ministries and other areas;

                    - $179 million of unused contingencies vote funding; and

                    - $62 million of reduced debt interest costs.

                    In 2001/02, five ministries -- Health Services, Education, Advanced Education, Human Resources, and Children and Family Development -- accounted for about 80 per cent of total provincial government expenditure. Interest payments on the government's direct operating debt accounted for about 3 per cent of expenditure.

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TABLE 2.4  COMPARISON OF MAIN REVENUE ASSUMPTIONS AND ACTUAL RESULTS --
           CONSOLIDATED REVENUE FUND ($ MILLIONS UNLESS OTHERWISE INDICATED)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    July 30 Budget          Actual         Budget
                           Revenue Source and Factors                                   Assumption       Result(1)       Variance
---------------------------------------------------------------------------------------------------------------------------------
PERSONAL INCOME TAX                                                                         $4,935          $5,375         + $440
                                                   2000 BC tax base growth                    3.2%            7.5%
                                            2001 BC personal income growth                    3.2%            2.6%
                                                   2001 BC tax base growth                    3.3%            2.6%
                                        Deductions for mutual fund refunds                       0          - $35M
                                                       Family bonus offset                  - $80M          - $71M

    The federal government's error in the calculation of personal income tax remittances to BC, resulting from capital gains refunds associated with mutual fund trusts, was corrected for 2001/02 by including a $35-million deduction ($52 million in
    2000/01). The federal government's errors relating to 1999 and prior years have not been recorded as the amounts and resolution are under verification and legal review. Family bonus entitlement of $71 million, representing 41 per cent of total program costs was deducted from revenue and the remaining $103 million was reported as expenditure.

CORPORATION INCOME TAX                                                                      $1,154          $1,522         + $368
                                   2000 and prior years BC tax base growth                     15%             39%
                                             2001 national tax base growth                   -1.0%            1.9%
                                            Federal government instalments                 $1,210M         $1,245M
                                     Adjustment settlement for prior years                  - $56M         + $277M

    Revenue is recorded on a cash basis and instalments from the federal government are determined from a formula set out in federal/provincial agreements. The settlement in prior years was based on tax assessed by the Canada Customs and Revenue
    Agency as of December 31, 2001 for the 2000 and prior tax years.

SOCIAL SERVICE TAX                                                                          $3,664          $3,535         - $129
                                          2001 consumer expenditure growth                    4.1%            4.7%
                                          2002 consumer expenditure growth                    4.6%            3.2%
                                     2001 machinery and equipment spending                    2.5%            1.5%
                                     2002 machinery and equipment spending                    6.5%            2.3%

PROPERTY AND PROPERTY TRANSFER TAXES                                                        $1,681          $1,704          + $23
                                                            Property taxes                 $1,406M         $1,401M          - $5M
                                                     Property transfer tax                   $275M           $303M         + $28M

    Higher property transfer and residential taxes offset lower business and rural taxes

FUEL, TOBACCO AND OTHER TAXES                                                               $1,474          $1,516          + $42

    Higher tobacco sales and remittances for corporation capital and insurance premium taxes partly offset by lower tax collections for fuel and hotel room.
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL TAX REVENUE                                                                  $12,908         $13,652         + $744
---------------------------------------------------------------------------------------------------------------------------------
NATURAL GAS, PETROLEUM AND MINERALS                                                         $1,866          $1,352         - $514
      Average natural gas producer price in 2001/02 ($ Canadian/gigajoule)                   $6.00           $3.37
                                             Natural gas production growth                    7.9%           25.5%
           Average bid for Crown land drilling rights ($ Canadian/hectare)                    $305            $455
                               Auctioned land base (thousands of hectares)                   1,000             686

FORESTS                                                                                     $1,150          $1,109          - $41
    Average spruce-pine-fir 2x4 price in 2001 ($ U.S./thousand board feet)                    $259            $248
                Average hemlock price in 2001 ($ U.S./thousand board feet)                    $582            $583
                                 Average pulp price in 2001 ($ U.S./tonne)                    $564            $541
               Average exchange rates in 2001 (U.S. cents/Canadian dollar)                    65.5            64.6
               Crown harvest volumes in 2001/02 (millions of cubic metres)                    61.5            58.6

COLUMBIA RIVER TREATY EXPORT ELECTRICITY SALES                                                $475            $360         - $115
               Average electricity price in 2001/02 ($ U.S./megawatt hour)                    $131             $79

OTHER NATURAL RESOURCE REVENUE
  (INCLUDING WATER RENTALS, WILDLIFE ACT FEES)                                                $303            $287          - $16
                  Lower water rental revenue due to lower power generation
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL NATURAL RESOURCE REVENUE                                                      $3,794          $3,108         - $686
---------------------------------------------------------------------------------------------------------------------------------

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                          CHAPTER 2 -- FINANCIAL REVIEW                      51
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TABLE 2.4  COMPARISON OF MAIN REVENUE ASSUMPTIONS AND ACTUAL RESULTS --
           CONSOLIDATED REVENUE FUND ($ MILLIONS UNLESS OTHERWISE INDICATED) -- CONTINUED

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    July 30 Budget          Actual         Budget
                           Revenue Source and Factors                                   Assumption       Result(1)       Variance
---------------------------------------------------------------------------------------------------------------------------------
                                      Medical Services Plan (MSP) premiums                   $904M           $955M         + $51M
                                                   Other fees and licences                   $694M           $685M          - $9M
                                                       Investment earnings                    $70M            $64M          - $6M
                                  Fines, penalties and other miscellaneous                   $220M           $259M         + $39M
                          Commissions and allowances for doubtful accounts                  - $62M          - $95M         - $33M
                                                        Asset dispositions                       0            $42M         + $42M

                                                    2001 population growth                    0.9%            0.9%

    Higher MSP premiums mainly reflects accounts for prior years, partly offset by higher allowances for doubtful account collections. The budget assumed a decline in revenue from fines and miscellaneous year-end recoveries -- actual revenue increased. Asset disposition revenue reflects the recognition of the value of timber rights under a legal settlement agreement.
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL OTHER REVENUE                                                                 $1,826          $1,910          + $84
---------------------------------------------------------------------------------------------------------------------------------
                                          Liquor Distribution Branch (LDB)                   $616M           $637M         + $21M
                     British Columbia Hydro and Power Authority (BC Hydro)                   $346M           $332M         - $14M
                               British Columbia Lottery Corporation (BCLC)                   $429N           $449M         + $20M
                             British Columbia Buildings Corporation (BCBC)                    $16M            $15M          - $1M
                                                Columbia Power Corporation                     $2M             $2M              0
                                                                     Other                     $2M             $2M              0

    LDB and BCLC net income/contributions were up due to higher-than-expected sales growth.
    BC Hydro dividend was down mainly reflecting weaker revenue from export trade as U.S. electricity prices fell more than expected resulting in lower export trade margins.
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES                                     $1,411          $1,437          + $26
---------------------------------------------------------------------------------------------------------------------------------
CANADA HEALTH AND SOCIAL TRANSFER (CHST)                                                    $2,620          $2,445         - $175
                                                     2001/02 national cash                $17,300M        $17,300M
                  2001/02 national tax points (based on national tax bases
                                             and equalization entitlement)                $15,569M        $16,339M
              BC entitlement share (based on share of national population)                  13.22%          13.18%
                                       BC gross entitlement (cash and tax)                 $4,345M         $4,433M         + $88M
                                less BC tax points (based on BC tax bases)               - $1,713M       - $1,758M         - $45M
                                           less BC equalization tax points                       0         - $132M        - $132M
                                                Obligation for prior years                  - $12M          - $98M         - $86M

    A higher BC gross entitlement (cash and tax) reflects BC's share (based on population) of higher national tax points due to stronger national tax base growth. This was partially offset by the effect of higher BC tax points due to stronger BC tax base growth. An unexpected entitlement to equalization resulted in equalization tax points reducing CHST cash entitlement (as required under the CHST formula). A higher obligation for prior years was mainly due to BC's equalization entitlement in respect of 1999/00.

EQUALIZATION                                                                                     0            $226         + $226
    BC received $226 million for equalization in part due to a change in methodology used by Statistics Canada related to provincial property tax bases. Of this amount, $94 million represented BC's 1999/00 entitlement and the remaining $132 million represented BC's 2001/02 entitlement. BC did not qualify for equalization in 2000/01 primarily due to strong energy-related revenue earned due to high prices for natural gas and U.S. electricity.

OTHER FEDERAL CONTRIBUTIONS                                                                   $178            $184           + $6
    Higher-than-expected recoveries from federal/provincial cost sharing programs
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT                                     $2,798          $2,855          + $57
---------------------------------------------------------------------------------------------------------------------------------
        TOTAL REVENUE                                                                      $22,737         $22,962         + $225
---------------------------------------------------------------------------------------------------------------------------------

(1) Revenue figures based on 2001/02 PUBLIC ACCOUNTS.
    Economic factors/actual results based on the Budget 2002 forecast/ estimates (February 19, 2002) where actual data is not yet available.

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                          CHAPTER 2 -- FINANCIAL REVIEW                      52
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                    Expenditure results by ministry are shown in Table 2.5.

                    During 2001/02, the government obtained supplementary estimates to authorize additional spending to restructure Skeena Cellulose Inc., higher spending in the Ministry of Health Services and additional costs for government restructuring. In total the contingencies vote funded $181 million of ministry spending pressures during the year. Legislation in various programs also provided statutory authority to pay for additional costs.

                    Because of favourable developments including underspending, the full amount of the supplementary estimates was not needed and requirements from the contingencies vote were significantly reduced.

                    Significant areas of spending and changes from budget included:

                    - Ministry of Advanced Education operated within its amended budget (following an allocation from contingencies). Contingencies funding provided $44 million for government restructuring costs including a lease buy-out for TechBC. In addition, higher spending for student financial assistance was partially offset by lower interest costs for capital-related debt. Compared to the previous year, spending rose 1.9 per cent mainly due to increased funding for student financial assistance. Total funded post-secondary full-time equivalent student spaces increased to 155,068 in 2001/02 from 150,043 in the previous year (up 3.4 per cent).

                    - Ministry of Attorney General was $47 million below its
                      amended budget (following an allocation from contingencies). Lower costs for settlements under the CROWN PROCEEDING ACT and First Nation treaty arrangements more than offset additional spending for government restructuring and legal aid services funded from the contingencies vote.

                    - Ministry of Children and Family Development was $27
                      million below budget mainly due to lower-than-expected compensation costs in the community social services sector resulting from cost containment strategies and changes to public sector provincial labour legislation.

                    - Ministry of Community, Aboriginal and Women's Services was
                      $41 million below budget. Spending was below budget mainly in the child care, women's services, multiculturalism and immigration, community transition and Homeowner Protection Office programs.

                    - Ministry of Education was essentially on budget. Higher
                      spending for public and independent schools was offset by lower interest costs for capital-related debt. In 2001/02, public school full-time enrollment declined 0.5 per cent from 2000/01, while independent school enrollment rose 0.8 per cent.

                    - Ministry of Forests was $41 million below budget mainly
                      due to lower-than-expected costs of forest fire suppression.

                    - Ministry of Health Services was $202 million above budget.
                      During the year, the ministry received approval for a supplementary estimate of $230 million primarily to address compensation pressures in part due to an arbitration ruling for doctors. However, the full amount of the supplementary estimates was not required due to underspending at year-end. During the year, spending for acute and continuing care was $149 million above budget to

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                          CHAPTER 2 -- FINANCIAL REVIEW                      53
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TABLE 2.5  EXPENDITURE BY MINISTRY(1)
           CONSOLIDATED REVENUE FUND

----------------------------------------------------------------------------------------------------------------------
                                            July 30     Allocation    Restated
                                             Budget     of Contin-     Budget       Actual      Actual        Annual
                                           2001/02(2)   gencies(3)   2001/02(2)    2001/02     2000/01(2)    Change(4)
----------------------------------------------------------------------------------------------------------------------
                                                                    ($ millions)                            (per cent)
Legislation                                      44            -           44           39           36          7.2
Officers of the Legislature                      51            -           51           45           26         72.2
Office of the Premier                            20            -           20           18           15         18.8
Advanced Education                            1,894           44        1,938        1,938        1,902          1.9
Agriculture, Food and Fisheries                  82            -           82           80           82         (2.3)
Attorney General                                552           36          588          541          603        (10.3)
Children and Family Development               1,551            -        1,551        1,524        1,351         12.7
Community, Aboriginal and Women's Services      562            -          562          521          465         12.1
Competition, Science and Enterprise              72            3           75           75           84        (10.6)
Education                                     4,844            -        4,844        4,842        4,612          5.0
Energy and Mines                                 67            -           67           67           57         18.4
Finance                                          47            -           47           44           43          2.3
Forests                                         539            -          539          498          528         (5.6)
Health Planning                                   5            -            5            3            4        (25.0)
Health Services                               9,513            -        9,513        9,715        8,798         10.4
Human Resources                               1,939            -        1,939        1,906        1,871          1.9
Management Services                              64           33           97           97           57         71.7
Provincial Revenue                               50            -           50           49           41         18.0
Public Safety and Solicitor General             499           25          524          523          462         13.4
Skills Development and Labour                    30            -           30           30           30         (1.0)
Sustainable Resource Management                 134            -          134          130          113         14.4
Transportation                                  672           40          712          707          628         12.6
Water, Land and Air Protection                  216            -          216          213          176         21.4
Other Appropriations:
  Management of Public Funds and Debt           823            -          823          761          889        (14.3)
  BC Family Bonus                               120            -          120          103          145        (28.7)
  Contingencies (All Ministries) and
    New Programs(3)                             360         (181)         179            -            -            -
  Skeena Cellulose Inc. Assistance                -            -            -          307            -            -
  Government Restructuring(5)                     -            -            -           81            -            -
  Other Appropriations(6)                        58            -           58           56         (553)(7)        -
                                           ---------    ---------    ---------    ---------    ---------
TOTAL EXPENDITURE                            24,808            -       24,808       24,913       22,465         10.9
                                           ---------    ---------    ---------    ---------    ---------
  Restructuring Exit Costs(5)                   (80)           -          (80)        (161)           -            -
                                           ---------    ---------    ---------    ---------    ---------
TOTAL NET OF RESTRUCTURING EXIT COSTS        24,728            -       24,728       24,752       22,465         10.2
                                           ---------    ---------    ---------    ---------    ---------
                                           ---------    ---------    ---------    ---------    ---------
----------------------------------------------------------------------------------------------------------------------

(1) Figures based on 2001/02 PUBLIC ACCOUNTS information.

(2) Actual figures for 2000/01 and budget figures for 2001/02 have been restated to reflect the government's organization and accounting policy effective March 31, 2002. 2000/01 actual expenditure has been increased by $2 million due to changes in accounting for tangible capital assets.

(3) Charges to the Contingencies vote of $181 million in 2001/02 ($51 million in 2000/01) have been allocated to individual ministry spending.

(4) Percentage change between 2001/02 actual and 2000/01 actual (figures based on unrounded figures shown in the 2001/02 PUBLIC ACCOUNTS).

(5) Restructuring exit costs of $161 million are funded from contingencies, ministry budgets and supplementary estimates (see Appendix Tables A2.10a and A2.10b).

(6) Other Appropriations include: Commissions on Collection of Public Funds and Allowances for Doubtful Revenue Accounts, Environmental Assessment Office, Environmental Boards and Forest Appeals Commission, Forest Practices Board, Public Sector Employers' Council, Seismic Mitigation, Insurance and Risk Management, and Unclaimed Property.

(7) Reflects spending for other appropriations partially offset by a $634-million expenditure reduction due to pension valuation and accounting policy changes.

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                          CHAPTER 2 -- FINANCIAL REVIEW                      54
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                      finance service and compensation pressures and to assist
                      health authorities with paying down debt. The Medical Services Plan was up $104 million mainly due to the tentative compensation settlement with physicians. These increases were partially offset by lower-than-budgeted spending for public and preventive health, capital-related debt interest costs and other areas. Ministry spending was up 10.4 per cent from 2000/01, reflecting significant increases in most areas.

                    - Ministry of Human Resources was $33 million below budget mainly due to lower-than-expected average income assistance spending and other program savings. The average monthly assistance caseload of 155,354 was essentially on budget and 1.6 per cent lower than in 2000/01.

                    - Ministry of Management Services (responsible for the
                      Public Service Employee Relations Commission and cross-government pension costs) operated within its amended budget (following an allocation from contingencies). As part of government restructuring, the ministry received $33 million from contingencies to fund employee severance, extended health and dental benefit, and employee leave liability payments.

                    - Ministry of Public Safety and Solicitor General operated within its amended budget (following an allocation from contingencies). The ministry received $25 million from contingencies to fund restructuring costs in the corrections program, higher spending for policing, and for expenditures under the CRIMINAL INJURY COMPENSATION ACT and the EMERGENCY PROGRAM ACT. These increases were partially offset by savings in other program areas.

                    - Ministry of Transportation was $5 million below its
                      amended budget (following an allocation from contingencies). The ministry received $40 million from contingencies primarily for the amortization of Rapid Transit Project 2000 Ltd. deferred charges and SKYTRAIN start-up costs. Only $35 million of the contingencies amount was needed. During 2001/02, the ministry undertook $180 million of capital construction and $142 million of highway rehabilitation, primarily on behalf of the BC Transportation Financing Authority.

                    - Management of Public Funds and Debt (debt interest) was
                      $62 million below budget due to significantly lower-than-assumed borrowing requirements and short-term interest rates. These were partially offset by additional costs resulting from a weaker Canada/U.S. exchange rate. Government operating debt was $353 million below budget while average short-term interest rates were 1.2 percentage points lower than assumed. Lower operating debt and interest costs also contributed to a 14-per-cent drop in interest costs compared to the previous year.

                    - BC Family Bonus was $17 million below budget due to lower utilization. Expenditure was 29 per cent lower than 2000/01 due to lower requirements in response to federal changes to the National Child Benefit System.

                    - As a result of a 1998 agreement with respect to Skeena
                      Cellulose Inc., additional CRF spending of $307 million was provided within a $340-million supplementary estimate obtained at the end of 2001/02. Costs included debt guarantee payments, provisions for writing down government's investment, and for recognizing environmental and other related liabilities. As a result, there was a partially-offsetting improvement in Crown corporation balances

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                          CHAPTER 2 -- FINANCIAL REVIEW                      55
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                      (see Crown corporation results). Skeena Cellulose Inc.
                      was sold to NWBC Timber and Pulp Ltd. in April 2002 and is no longer a property of the government or its Crown corporations.

                    - Government restructuring -- Beginning in July 2001, the
                      government commenced core reviews of all of its programs, including the operations of Crown corporations and agencies.

                    In 2001/02, one-time restructuring exit costs totalling $429 million were incurred by the government and its Crown corporations to help prepare for achieving service plan targets. These costs included:

                                                                    $ millions
                                                                    ----------
                    CRF: Funded by ministry budgets
                           and contingencies                         80
                         Funded by supplementary estimates           81
                                                                    ---
                                                                    161
                    Taxpayer-supported Crown corporations            63
                                                                    ---
                    Total taxpayer-supported                               224
                    Self-supported commercial Crown corporations           205
                                                                           ---
                             Total restructuring exit costs                429
                                                                           ---
                                                                           ---

                    Further details on government restructuring are provided in Appendix Tables A2.10a and A2.10b.

                    - Pension Plan Joint Trusteeship -- The introduction of
                      joint trusteeship for the Teachers' Pension Plan and the Municipal Superannuation Plan in 2001/02 resulted in a $1.5-billion one-time positive adjustment to eliminate the unfunded pension plan liability relating to these plans. The adjustment was $126 million larger than expected due to updated actuarial information for these plans. This gain is not recorded as part of the government's revenue or expenditure (see Table 2.1), but as an adjustment to the summary accounts deficit.

CROWN               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
CORPORATION
RESULTS             Combined taxpayer-supported net losses (after adjustments)
                    of $518 million were $185 million higher than budget. This largely reflects the transfer of $256 million of remaining
                    Forest Renewal BC and Fisheries Renewal BC assets to government. As noted in the three-year fiscal plan, the Forest Renewal BC function is continued in the Forest
                    Investment Vote. Also included in overall net losses is the positive effect of government assistance to 552513 British
                    Columbia Ltd. (Skeena Cellulose Inc.). Excluding these amounts, net losses were $149 million worse than planned.

                    Major changes from budget included:

                    - BC Ferries was $26 million below budget as a further
                      $40-million write-down of the PACIFICAT ferries was partially offset by a $14-million improvement in operating results.

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                          CHAPTER 2 -- FINANCIAL REVIEW                      56
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                    - Forest Renewal BC net losses were $72 million higher than budget due to lower stumpage revenue and higher costs related to the wind-up of the corporation.

                    - 552513 British Columbia Ltd. (Skeena Cellulose Inc.) --
                      552513's share of Skeena's operating loss for 2001/02 was $69 million, $16 million higher than budget. As well, the provincial government sold its share in Skeena Cellulose Inc. in early 2002 for a net loss of $154 million. The total summary impact in 2001/02 was a $223 million loss, $170 million higher than budget.

                    The following summarizes government's involvement with Skeena Cellulose.

                                                           ($ millions)
                      July 30 Budget estimated operating loss                                 (53)
                      2001/02 additional losses:
                         Additional operating losses                                  (16)
                         Loan guarantee payments/write-offs                    (260)
                            LESS: Benefit to 552513                             220   (40)
                                                                               -----
                         Environmental indemnity and other charges                    (47)
                         552513's share of Skeena's asset write-down                  (67)   (170)
                                                                                      ----   -----
                      Total losses in 2001/02                                                (223)
                      Accumulated losses since 1997/98                                        (57)
                                                                                             -----
                      Total cost to government of Skeena involvement                         (280)
                                                                                             -----
                                                                                             -----

                    COMMERCIAL CROWN CORPORATIONS AND AGENCIES

                    Self-supported commercial Crown corporations recorded a combined net loss of $484 million compared to a budgeted net income of $66 million. The change was primarily due to lower net income for BC Hydro and significant costs for BC Rail and ICBC.

                    Major changes from budget included:

                    - BC Hydro's net income (before rate stabilization
                      transfers) was $258 million, or $117 million below budget. Electricity trade sales were 23 per cent lower than expected due to weaker electricity prices in the U.S.

                    - For the year ended December 31, 2001, BC Rail reported a net loss of $107 million after including restructuring costs of $100 million. These costs included severance payments, facility closures and lease obligations. Further restructuring costs of $65 million occurred in the January-to-March 2002 period and are included in the government's fiscal year as part of accounting adjustments.

                    - ICBC reported a net loss of $251 million for the year
                      ended December 31, 2001 after including $40 million in restructuring costs and a $100-million provision for an expected reduction in the value of the corporation's property investments which include the Surrey City Centre development.

                      Excluding restructuring and valuation provisions, ICBC showed an operating loss of $111 million compared to the budget forecast of $35 million net income. The change from budget was mainly due to a 4.1-per-cent increase in claims.

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

                          CHAPTER 2 -- FINANCIAL REVIEW                      57
-------------------------------------------------------------------------------

                      Five-year financial statements for selected major Crown corporations are presented in Appendix Tables A2.11 to A2.19.

TABLE 2.6  2001/02 CROWN CORPORATION AND AGENCY OPERATING RESULTS


----------------------------------------------------------------------------------------------------------------------------------
                                                                               July 30
                                                                                Budget         Actual      Actual
                                                                               2001/02        2001/02     2000/01(1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                           ($ millions)
  TAXPAYER-SUPPORTED:
  British Columbia Buildings Corporation                                            40            37            51
  British Columbia Ferry Corporation                                                 3           (23)           11
  BC Transportation Financing Authority                                             --            --             1
  Forest Renewal BC(2)                                                            (107)         (179)          (64)
  552513 British Columbia Ltd. (Skeena Cellulose Inc.)                             (53)          (69)           --
  Other(3)                                                                          (7)           (6)           32
                                                                               -------       -------       -------
                                                                                  (124)         (240)           31
    ADD:  Skeena assistance                                                         --           220            --
    LESS: Contributions paid to CRF                                                (18)          (17)          (69)
          Accounting adjustments(4)                                               (191)         (225)         (189)
          Transfer to CRF for the wind-up of Fisheries & Forest Renewal BC          --          (256)           --
                                                                               -------       -------       -------
  TOTAL TAXPAYER-SUPPORTED                                                        (333)         (518)         (227)
                                                                               -------       -------       -------
SELF-SUPPORTED COMMERCIAL:
  British Columbia Hydro and Power Authority (Hydro)                               420           403           446
  Liquor Distribution Branch                                                       616           637           642
  British Columbia Lottery Corporation                                             585           606           562
  British Columbia Railway Company                                                   1          (107)           (7)
  Insurance Corporation of British Columbia                                         35          (251)          139
  Other                                                                              3            --             4
                                                                               -------       -------       -------
                                                                                 1,660         1,288         1,786
    LESS: Contributions paid to CRF                                             (1,393)       (1,420)       (1,431)
          Transfer of Hydro earnings (from) to rate stabilization account          (45)         (145)          103
          Accounting adjustments(5)                                               (156)         (207)         (301)
                                                                               -------       -------       -------
  TOTAL SELF-SUPPORTED COMMERCIAL                                                   66          (484)          157
                                                                               -------       -------       -------
TOTAL NET (LOSS) CONTRIBUTION OF CROWN CORPORATIONS AND AGENCIES                  (267)       (1,002)          (70)
                                                                               -------       -------       -------
                                                                               -------       -------       -------

  (1) Restated to be consistent with the presentation used for 2001/02.

  (2) Differs from results shown in Appendix Table A2.14 due to timing differences.

  (3) Includes BC Pavilion Corporation, BC Assessment Authority, BC Securities Commission, Oil and Gas Commission and other Crown corporations and agencies.

  (4) Primarily includes the amortization of the cost of highways transferred to the BC Transportation Financing Authority in 1998/99, and a $67 million net write-down of 552513 British Columbia Ltd.'s balance sheet as a result of the disposal of Skeena Cellulose Inc.

  (5) Primarily reflects adjustments to account for differences between the fiscal year ends of the government and BC Rail and ICBC, and transfers of BC Lottery revenue to charities and local governments. The 2001/02 adjustment includes $65 million of additional restructuring costs incurred by BC Rail during the January -- March 2002 period.

PROVINCIAL          Capital spending is required to build, acquire or replace
CAPITAL             assets such as roads, schools, universities, hospitals and
SPENDING            related major equipment.

                    Capital spending is not recorded all at once as part of the government's annual surplus or deficit. Rather, generally accepted accounting principles recommend that such costs be spread out over their useful lives through annual amortization expenses to recognize the estimated wear and tear of government assets (see Appendix Table A2.1).

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                          CHAPTER 2 -- FINANCIAL REVIEW                      58
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                    Table 2.7 summarizes capital expenditures for 2001/02.

                    Capital spending in 2001/02 totalled $2.3 billion, $595 million below budget:

                    - Taxpayer-supported capital spending includes schools,
                      hospitals, universities and transportation projects plus minor capital purchases by ministries and other minor taxpayer-supported agencies. In 2001/02, spending of $1.4 billion was $468 million below budget due to reduced spending for health, education and transportation projects.

                    - Self-supported commercial Crown corporation capital
                      spending includes projects undertaken by BC Hydro, BC Rail, ICBC and for Columbia Basin power projects. Spending for these agencies totalled $894 million and was $127 million below budget mainly due to reduced spending by BC Hydro and ICBC.

                    Further details on changes from budget are provided in Table 2.8.

TABLE 2.7  CAPITAL EXPENDITURES


----------------------------------------------------------------------------------------------------------------------------------
                                                                               July 30
                                                                                Budget         Actual                    Actual
                                                                               2001/02        2001/02     Variance(1)    2000/01
----------------------------------------------------------------------------------------------------------------------------------
                                                                                           ($ millions)
TAXPAYER-SUPPORTED:
     Education                                                                    428           360           (68)          388
     Health(2)                                                                    274           169          (105)          365
     BC Transportaion Financing Authority                                         331           324            (7)          474
     British Columbia Ferry Corporation                                            89            57           (32)           59
     Rapid Transit Project 2000(2)                                                309           199          (110)          348
     Government operating (ministries)                                            293           203           (90)          183
     Social housing(3)                                                             14            11            (3)           43
     Other(4)                                                                     144            91           (53)          168
                                                                                -----         -----          ----         -----
     TOTAL TAXPAYER-SUPPORTED                                                   1,882         1,414          (468)        2,028
                                                                                -----         -----          ----         -----

SELF SUPPORTED COMMERCIAL
     British Columbia Hydro and Power Authority                                   600           545           (55)          412
     British Columbia Railway Company                                              72            78             6           124
     Columbia River power projects(5)                                             141           118           (23)          126
     Insurance Corporation of British Columbia(6)                                 151           107           (44)           78
     British Columbia Lottery Corporation                                          26            20            (6)           13
     Liquor Distribution Branch                                                    31            26            (5)           20
                                                                                -----         -----          ----         -----
     TOTAL SELF-SUPPORTED COMMERCIAL                                            1,021           894          (127)          773
                                                                                -----         -----          ----         -----
     TOTAL CAPITAL EXPENDITURES                                                 2,093         2,308          (595)        2,801
                                                                                =====         =====          ====         =====

(1)  2001/02 actual less 2001/02 budget.

(2) Net of expenditures by hospital districts for cost-shared projects and capital spending on behalf of, and recovered from, the Greater Vancouver Transportaion Authority (TRANSLINK).

(3) Includes British Columbia Housing Management Commission and Provincial Rental Housing Corporation (net of construction costs recoverable from non-profit societies).

(4) British Columbia Buldings Corporation, Ministry of Attorney General, Ministry of Public Safety and Sollicitor General, Ministry of Children and Family Development, British Columbia Transit and the Pacific National Exhibition.

(5)  Columbia Power Corporation and Columbia Basin Trust.

(6)  Includes ICBC Properties Ltd.

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      59
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TABLE 2.8  SUMMARY OF CHANGES FROM THE 2001/02 BUDGET - CAPITAL AND DEBT


-------------------------------------------------------------------------------------------------------
                                                                                               Final
                                                                               Change         results
-------------------------------------------------------------------------------------------------------
                                                                                    ($ millions)
CAPITAL SPENDING - 2001/02 BUDGET                                                              2,903
  Taxpayer-supported
    Education facilities                                                         (68)
    Health facilities                                                           (105)
    Rapid Transit project 2000                                                  (110)
    British Columbia Ferry Corporation                                           (32)
    Ministry minor capital                                                       (90)
    Other(1)                                                                     (63)           (468)
                                                                                ----
  Self-supported commercial
    British Columbia Hydro and Power Authority                                   (55)
    Insurance Corporation of British Columbia                                    (44)
    Columbia power projects                                                      (23)
    Other                                                                         (5)           (127)
                                                                                ----          ------
CAPITAL SPENDING - ACTUAL                                                                      2,308
                                                                                              ======
-------------------------------------------------------------------------------------------------------
PROVINCIAL DEBT AT MARCH 31, 2002 - 2001/02 BUDGET                                            36,778
  Taxpayer-supported debt
    Provincial government operating:
      - assumption of debt related to Skeena Cellulose Inc.                      260
      - improved CRF operating results                                          (120)
      - higher-than-expected cash installments for personal income
        tax (in excess of entitlements)                                         (250)
      - reduced working capital requirements                                    (154)
      - lower ministry minor capital spending                                    (90)
    Education and health facilities - reduced capital spending                  (189)
    Highways, ferries and public transit (lower capital spending
      and reduced working capital requirements)                                 (145)
    Skeena Cellulose Inc. - transfers of debt to government
      operating and to the minority shareholder(2)                              (354)
    Other                                                                         (3)
                                                                                ----
    TOTAL TAXPAYER-SUPPORTED                                                                  (1,045)
  Self-supported commercial
    BC-Hydro - lower net income and increased working capital requirements       209
    Other                                                                          7             216
                                                                                ----
  Warehouse program - higher forecast year-end balance                                           467
  Debt forecast allowance not utilized                                                          (500)
                                                                                              ------
PROVINCIAL DEBT AT MARCH 31, 2002 - 2001/02 PUBLIC ACCOUNTS                                   35,916
-------------------------------------------------------------------------------------------------------


(1) Includes BC Buildings, Ministry of Attorney General, Ministry of Public Safety and Solicitor General, Ministry of Children and Family Development, BC Transportation Financing Authority, BC Transit, and the Pacific National Exhibition.

(2) The government assumed $260 million of Skeena Cellulose Inc.'s debt and the Toronto-Dominion Bank was responsible for $94 million.

                    Significant capital projects (those with multi-year budgets totalling $50 million or more) are shown in Table 2.9. The annual expenditures for these projects are included as part of the provincial government's capital spending shown in Table 2.7. Spending on these major projects in 2001/02 totalled $631 million, and the cumulative total at March 31, 2002 was $3.6 billion.

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                          CHAPTER 2 -- FINANCIAL REVIEW                      60
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TABLE 2.9  MAJOR CAPITAL PROJECTS (TOTAL COSTS GREATER THAN $50 MILLION)


----------------------------------------------------------------------------------------------------------------------------------
                                                      Forecast      Cumulative      Actual     Cumulative     Total       Total
                                            Start    Completion     Spending at    Spending    Spending at   Project     Project
Project                                      Date       Date      Mar. 31, 2001(1)  2001/02   Mar. 31, 2002  Budget(2)  Forecast(2)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              ($ millions)
TRANSPORTATION
  Vancouver Island Highway                      1991   Dec. 2002        1,214          39          1,253       1,308(3)    1,278(3)
  Lion's Gate Bridge                        May 1998   Dec. 2001(4)        98          23            121         125         125
  Port Mann Bridge/Cape Horn
    Interchange                            Aug. 1998   Mar. 2002           46          14             60          61          60
  Nisga'a Highway                          Aug. 1998   Fall 2005           14           4             18          52          52
  SKYTRAIN Extension - Phase 1            Sept. 1998   Dec. 2002          811         190          1,001       1,167       1,167
  SKYTRAIN Systems Upgrades(3)             Oct. 1999   June 2002           61          13             74          94          90
  SKYTRAIN Fleet Expansion                 Oct. 1998   Mar. 2002           63           1             64          68          68
                                                                        -----         ---          -----       -----       -----
    Total transportation                                                2,307         284          2,591       2,875       2,840
----------------------------------------------------------------------------------------------------------------------------------
HEALTH FACILITIES
  Vancouver General Hospital,
    Jim Pattison Pavilion                 Sept. 2000   Jan. 2005(6)        12          24             36         156         156
  Royal Jubilee Hospital (Victoria)        Aug. 1999   Mar. 2002           64          31             95         116         116
  Surrey Memorial Hospital                 July 1998   Nov. 2001           69           8             77          77          77
  Prince George Regional Hospital        Spring 2001   Mar. 2004            6          14             20          50          50
  Fraser Valley Health Centre/Eastern
    Fraser Valley Cancer Clinic           April 2001   Mar. 2007            -           1              1         211         211
                                                                        -----         ---          -----       -----       -----
    Total health facilities                                               151          78            229         610         610
----------------------------------------------------------------------------------------------------------------------------------
POWER GENERATION
  British Columbia Hydro and Power Authority
  - Stave Falls Replacement                Feb. 1995        2003(7)       137           3            140         181         144
  - Burrard Upgrade (including
      six SCRs)(8)                         June 1993   Mar. 2003          151          26            177         222         220
  - Georgia Strait Pipeline Crossing(9)  Apr. 2000(10) Oct. 2004            9           9             18         131         170
  - Vancouver island Generation
      Project                            Apr. 2000(10) Nov. 2004            5          19             24         370(11)     370(11)
  - Addition of Fourth Generating Unit
      at Seven Mile Dam                  Feb. 1995(10) Mar. 2003            9          32             41          97          97
  Arrow Lakes Power Company(12)
  - Arrow Lakes Generating Station         Feb. 1999   Dec. 2002          164          96            260         270         270
                                                                        -----         ---          -----       -----       -----
    Total power generation                                                475         185            660       1,271       1,271
----------------------------------------------------------------------------------------------------------------------------------
OTHER
  ICBC Properties Ltd.
  - Surrey City Centre                    Sept. 1999   Jan. 2003           85          84            169         253         253
----------------------------------------------------------------------------------------------------------------------------------

(1)  Total expenditures since commencement of each project.
(2)  Represents sum of annual budgeted expenditures to complete each project.
(3)  Adjusted for inflation. Budget in 1993 dollars is $1.2 billion.
(4) Final paving of the bridge occurred in the first half of 2002, but the project was substantially completed in December 2001.
(5) Funds for these projects are fully recovered from the Greater Vancouver Transportation Authority (TRANSLINK).
(6) Project-components were completed starting in December 2000 and will continue over the next three years.
(7) In service as of December 1999. Additional costs will be incurred, but the project is substantially completed.
(8) Burrard generating station upgrade includes installation of Selective Catalylic Reduction (SCRs) systems on all 6 generating units.
(9) Joint venture with a private sector partner. Amount shown represent BC Hydro's 50 per cent share of the costs; however, only partial funding has been approved to date.
(10) Initial planning, preliminary field work and engineering design costs. Physical construction will begin at a later date.
(11) In May 2002, a proposed private sector partnership to develop this project was terminated. The total budget and revised forecast amounts have been increased to reflect BC Hydro's 100 per cent ownership of the project.
(12) A joint venture of the Columbia Power Corporation and the Columbia
     Basin Trust.


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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

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                          CHAPTER 2 -- FINANCIAL REVIEW                      61
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PROVINCIAL DEBT     The government and its Crown corporations borrow to finance their own operations (for example, when revenues fall short of meeting expenditures), to finance construction of capital projects or other investments, to refinance maturing debt and to finance working capital needs.

                    Provincial debt is reported using two classifications:

                    - Taxpayer-supported debt includes debt for government
                      operating and capital purposes, and debt of Crown corporations and agencies that require a subsidy from the provincial government.

TABLE 2.10  PROVINCIAL DEBT SUMMARY(1)
            FOR THE FISCAL YEARS ENDED MARCH 31


----------------------------------------------------------------------------------------------------------------------------------
                                                                               July 30
                                                                                Budget         Actual                    Actual
                                                                                 2002           2002     Variance(2)      2001
----------------------------------------------------------------------------------------------------------------------------------
                                                                                           ($ millions)
TAXPAYER-SUPPORTED DEBT
  Provincial governement direct operating(3,4)                                  14,142        13,789         (353)        12,113
  Education facilities                                                           5,605         5,517          (88)         5,263
  Health facilities                                                              2,021         1,920         (101)         1,780
  Highways, ferries and public transit                                           4,784         4,639         (145)         4,191
  Other(5)                                                                       1,668         1,310         (358)         1,651
                                                                                ------        ------       ------         ------
TOTAL TAXPAYER-SUPPORTED DEBT                                                   28,220        27,175       (1,045)        24,998
                                                                                ------        ------       ------         ------
SELF-SUPPORTED DEBT
  Commercial Crown corporations and agencies                                     7,458         7,674          216          7,570
  Warehouse borrowing program                                                      600         1,067          467          1,312
                                                                                ------        ------       ------         ------
TOTAL SELF-SUPPORTED DEBT                                                        8,058         8,741          683          8,882
                                                                                ------        ------       ------         ------
FORECAST ALLOWANCE                                                                 500             -         (500)             -
                                                                                ------        ------       ------         ------
TOTAL PROVINCIAL DEBT                                                           36,778        35,916         (862)        33,880
                                                                                ======        ======       ======         ======
----------------------------------------------------------------------------------------------------------------------------------

(1) Debt is after deduction of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency accrued interest is reported in the government's accounts as an accounts payable.
(2) 2001/02 actual less 2001/02 budget.
(3) A change in accounting policy resulted in vehicle leases being recorded as capital costs rather than operating expenditures. Governement operating debt has been restated to include the vehicle lease obligations of $44 million in 2000/01 and $50 million in 2001/02.
(4) In March 2002, debt of 552513 British Columbia Ltd. (Skeena
    Cellulose Inc.) was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million) in preparation for returning Skeena Cellulose Inc. to the private sector.
(5) Includes government services Crown corporations and agencies, other fiscal agency loans, student assistance loans, loan guarantees to agricultural producers, guarantees issued under economic development and home mortgage assistance programs, and loan guarantee provisions.


                    - Self-supported debt includes debt of commercial Crown
                      corporations and the warehouse borrowing program. Commercial Crown corporation debt is generally used to finance capital since enough revenue is earned through the sale of services at commercial rates to cover operating expenses, interest costs, and principal repayments. Warehouse borrowing is used to take advantage of market opportunities to borrow in advance of requirements. These funds are invested until they are needed by the government or its Crown corporations and agencies.

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

                          CHAPTER 2 -- FINANCIAL REVIEW                      62
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                    Provincial debt totalled $35.9 billion at March 31, 2002, or
                    27.5 per cent of provincial GDP (see Table 2.10). Total debt was $862 million below budget as improved government operating results, reduced capital spending and non-utilization of the forecast allowance was partially offset by additional requirements for commercial Crown corporations and a reduced draw-down of the warehouse borrowing program.

                    TAXPAYER-SUPPORTED DEBT

                    Taxpayer-supported debt increased by $2.2 billion to total $27.2 billion at year-end (20.8 per cent of GDP). This was $1 billion below budget, mainly reflecting:

                    - lower borrowing requirements for government's consolidated revenue fund due to better-than-expected operating results and higher-than-expected federal cash instalments for collections of provincial income taxes;

                    - reduced capital spending for education, health and
                      transportation projects; and

                    - transfer of Skeena Cellulose-related debt to the minority shareholder in preparation for returning the company to the private sector.

                    SELF-SUPPORTED DEBT

                    Self-supported debt totalled $8.7 billion at March 31, 2002 (6.7 per cent of GDP). Debt at year-end was $141 million lower than the previous year but $683 million above plan mainly reflecting:

                    - weaker-than-expected operating results of BC Hydro; and

                    - a higher-than-expected year-end balance for the warehouse borrowing program.

                    Table 2.8 shows a summary of debt changes from the 2001/02 budget. Appendix Table A2.5 provides a reconciliation between the summary accounts deficit of $1.2 billion and the total provincial debt increase of $2 billion.

CREDIT RATING       A credit rating is an evaluation of a borrower's
                    ability to pay interest and to repay principal. A credit rating affects the borrower's debt servicing costs and the investor's rate of return since an investor will demand a higher interest rate on a higher-risk, lower-rated security. Table 2.11 provides an interprovincial comparison of credit ratings.

                    The ratio of taxpayer-supported debt relative to gross domestic product is a measure often used by investors and credit rating agencies when analyzing a province's ability to manage its debt load. British Columbia's taxpayer-supported debt is one of the lowest in Canada, and this translates into a strong credit rating and lower debt service costs.

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      63
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TABLE 2.11  INTERPROVINCIAL COMPARISON OF CREDIT RATINGS, JUNE 2002


------------------------------------------------------------------------------------------------------------
                                                               Rating Agency(1)
                                   -------------------------------------------------------------------------
                                        Moody's                  Standard and                  Dominion
Province                           Investors Service                Poor's               Bond Rating Service
------------------------------------------------------------------------------------------------------------
                                          Aa2                         AA-                      AA (Low)
British Columbia                          Aaa                         AAA                        AAA
Alberta                                   Aa3                          A+                         A
Saskatchewan                              Aa3                         AA-                         A
Manitoba                                  Aa3                         AA                         AA
Ontario                                   A1                           A+                         A
Quebec                                    A1                          AA-                         A
New Brunswick                             A3                           A-                     BBB (High)
Nova Scotia                               A2                      Not Rated                     A (Low)
Prince Edward Island                      A3                           A-                        BBB
Newfoundland
------------------------------------------------------------------------------------------------------------

(1) The rating agencies assign letter ratings to borrowers. The major categories, in descending order of credit quality are: AAA/Aaa; BB/Ba; and
     B. The "1", "2", "3", "high", "low", "+", and "-" modifiers show relative standing within the major categories. For example, AA+ exceeds AA and Aa2 exceeds Aa3.

DEBT INDICATORS     A number of financial indicators are used to help the public understand provincial borrowing and its fiscal impact. Table
                    2.12 provides a historical summary of financial indicators.
                    More comprehensive information on the debt of government and its Crown corporations and agencies is provided in the DEBT
                    STATISTICS REPORT. This document, which is also available on the government's web site, provides a variety of information to help readers assess the province's debt position.

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                    FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                          CHAPTER 2 -- FINANCIAL REVIEW                      64
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TABLE 2.12  KEY DEBT INDICATORS
            FOR FISCAL YEARS ENDED MARCH 31

-------------------------------------------------------------------------------------------------------------------------
                                                                                                      July 30
                                                                                                      Budget       Actual
                                                   1998         1999         2000         2001         2002         2002
-------------------------------------------------------------------------------------------------------------------------
Debt to revenue (per cent)
    Total provincial                                 99.2        103.1        102.4         83.4         95.2         95.1
    Taxpayer-supported                               94.2         99.7        101.6         90.3        109.0        103.8
Debt per capita ($)(1)
    Total provincial                                7,665        8,071        8,559        8,347        8,972        8,769
    Taxpayer-supported                              5,594        5,805        6,251        6,159        6,885        6,635
Debt to GDP (per cent)(2)
    Total provincial                                 26.5         27.9         28.6         26.6         28.2         27.5
    Taxpayer-supported                               19.3         20.1         20.9         19.6         21.7         20.8
Interest bite (cents per dollar of revenue)(3)
    Total provincial                                  7.6          7.8          7.5          6.4          6.8          6.4
    Taxpayer-supported                                7.0          7.4          7.2          6.8          7.4          6.6
Interest costs ($ millions)
    Total provincial                                2,319        2,452        2,528        2,604        2,616        2,429
    Taxpayer-supported                              1,656        1,723        1,785        1,871        1,913        1,731
Interest rate (per cent)(4)
    Taxpayer-supported                                7.6          7.6          7.4          7.5          7.2          6.6

BACKGROUND INFORMATION:
Revenue ($ millions)
    Total provincial(5)                            30,593       31,294       33,679       40,618       38,624       37,764
    Taxpayer-supported(6)                          23,525       23,285       24,784       27,690       25,898       26,183
Total debt ($ millions)(7)
    Total provincial                               30,355       32,261       34,478       33,880       36,778       35,916
    Taxpayer-supported(8)                          22,151       23,204       25,181       24,998       28,220       27,175
Provincial GDP
    ($ millions)(9)                               114,601      115,604      120,608      127,564      130,190      130,396

Populations (thousands at July 1)(10)               3,960        3,997        4,028        4,059        4,099        4,096
-------------------------------------------------------------------------------------------------------------------------

(1) The ratio of debt to population (e.g. debt at March 31, 2002 divided by population at July 1, 2001)

(2) The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g. debt at March 31, 2002 divided by 2001 GDP).

(3) The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.

(4)  Weighted average of all outstanding debt issues.

(5) Includes revenue of the consolidated revenue fund plus revenue of all Crown corporations and agencies.

(6)  Excludes revenue of commercial Crown corporations and agencies.

(7) A change in accounting policy resulted in vehicle leases being recorded as capital costs rather than operating expenditures. Government operating debt has been restated to include the vehicle lease obligations as follows: 1998/99 - $27 million, 1999/00 - $26 million,
     2000/01 - $44 million and 2001/02 - $50 million.

(8) Excludes debt of commercial Crown corporations and agencies (including non-guaranteed debt) and funds held under the province's warehouse borrowing program.

(9) GDP for the calendar year ending in the fiscal year (e.g. GDP for 2001 is used for the fiscal year ended March 31, 2002).

(10) Population at July 1st within the fiscal year (e.g. population at July 1, 2001 is used for the fiscal year ended March 31, 2002).

                                               APPENDIX 2

                         APPENDIX 2 -- FINANCIAL REVIEW                      66
-------------------------------------------------------------------------------

GOVERNMENT'S FINANCIAL STATEMENTS

The government conducts its activities through ministries, Crown corporations and agencies, and what is known as the SUCH sector (school districts, universities, colleges, and health care facilities and organizations). Information on the combined financial results of the government and its Crown corporations and agencies is presented in the government's summary financial statements, or summary accounts, which are published as part of the annual PUBLIC ACCOUNTS. The PUBLIC ACCOUNTS also provide supplemental information on the SUCH sector and its impact on the summary accounts. In 2001/02, the effect of the SUCH sector on government's summary statements was positive and it reduced the deficit from $1,233 million to $1,008 million.

CONSOLIDATED REVENUE FUND

The accounts relating to the government's direct activities are contained in the consolidated revenue fund. In 2000/01, the consolidated revenue fund included the general fund with its various special accounts, and one special fund -- the natural resource community fund. The consolidated revenue fund comprises all money over which the legislature has the power of appropriation (see Chart A2.1).

         CHART A2.1  SUMMARY FINANCIAL STATEMENTS COMPONENTS - 2001/02

                                   [ CHART ]

The financial results of the consolidated revenue fund are reported as a separate entity in the PUBLIC ACCOUNTS. Revenue and expenditure are recorded on an accrual basis of accounting, with certain limited exceptions. Assets are recorded to the extent that they represent financial claims by the government upon outside parties; are items held for resale, prepaid expenses, deferred charges, or prepaid capital advances; or are tangible capital assets acquired. Similarly, liabilities are recorded only if they represent actual or probable financial claims against the government.

CROWN CORPORATIONS AND AGENCIES

Crown corporations and agencies may be classified as either taxpayer-supported or self-supported. Taxpayer-supported Crown corporations and agencies may sell services directly to the public, but their revenue may not cover operating expenses and debt servicing payments. In these cases, the government provides some grants or other forms of assistance to them, including the dedication of provincial revenue. This category also includes Crown corporations whose primary purpose is to provide services to the government. Self-supported Crown corporations and agencies do generate

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      67
-------------------------------------------------------------------------------

sufficient revenue to cover operating and debt service costs, and may pay dividends to the provincial government. The operations of Crown corporations and agencies are recorded in their own financial statements, which are subject to audit by the Auditor General or by private-sector auditors. As individual Crown corporations and agencies publish their own financial statements, only summarized financial information is provided in the PUBLIC ACCOUNTS.

SUMMARY ACCOUNTS

The financial results of the consolidated revenue fund and the Crown corporations and agencies are combined into the summary accounts. Where the accounting policies of taxpayer-supported Crown corporations and agencies differ from those used by the central government in preparing its own consolidated revenue fund financial statements, the Crown corporation and agency financial statements are adjusted to conform to government's accounting policies unless they are following the norms for their industry.

Currently, as is the practice of other jurisdictions in the rest of Canada, the summary accounts do not include the financial results of the SUCH sector, although the government publishes SUCH sector financial information in supplemental schedules to the PUBLIC ACCOUNTS. The government has passed legislation requiring that financial statements fully conform to generally accepted accounting principles (GAAP) beginning with fiscal year 2004/05. Therefore, appropriate SUCH sector financial results will be fully combined with the summary accounts financial statements beginning in 2004/05.

In this appendix, current and historical operating results are presented for the government's summary accounts in accordance with the government's accounting polices effective March 31, 2002.

THE FINANCIAL CYCLE

The BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA) outlines government's reporting requirements during the financial cycle and imposes specific reporting deadlines or release dates for these publications. Under the BTAA, the provincial government currently focuses its budgeting and reporting on a summary accounts basis. The BTAA requirements include reporting on the advice of the Economic Forecast Council, presentation of the annual ESTIMATES and QUARTERLY REPORTS on the summary accounts basis, publication of QUARTERLY REPORTS with revised forecasts, presentation of the PUBLIC ACCOUNTS, and annual performance plans for each ministry and government organization.

The BTAA is augmented by the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT (BBMAA), which requires ministries and major Crown corporations to prepare three-year service plans that outline their objectives and budgets. At the end of each fiscal year, ministers' performances are assessed based on whether their ministries achieved their service plan targets and stayed within budget. Financial penalties -- 10 per cent of ministerial salaries -- are assessed against those ministers who fail to meet their targets; and a further 10 per cent of ministerial salaries are lost if government fails to meet its annual surplus or deficit target. The BBMAA also specifies that the government must balance its budget beginning in the 2004/05 fiscal year. As these provisions of the BBMAA are effective April 1, 2002, they do not apply to the 2001/02 fiscal year.

Chart A2.2 summarizes the annual financial process of the provincial government. This process consists of four main stages.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      68
-------------------------------------------------------------------------------

CHART A2.2  FINANCIAL PLANNING AND REPORTING CYCLE

[ CHART ]

- PLANNING AND BUDGET PREPARATION -- Treasury Board reviews longer-term estimates of revenue, expenditure, capital and debt, and establishes a preliminary fiscal plan within the framework of the government's overall strategic plan. Preliminary high level targets are provided to ministries and preliminary benchmarks to Crown corporations who prepare three-year service plans, including operating and capital budgets, for review by Treasury Board. Treasury Board makes decisions on budget allocations (for ministries) and net income benchmarks (for Crown corporations) based on government revenue forecasts, spending and capital priorities and debt targets within the context of the fiscal plan. As input to this process, a consultation paper is made public by September 15th of each year that invites public comment on issues that need to be addressed in the fiscal and service plans, and a committee of the legislature holds public hearings throughout the province.

- IMPLEMENTATION AND REPORTING -- The government's revenue, expenditure and capital plans for the next three fiscal years, as well as other information on the government's finances, are presented to the Legislative Assembly by the Minister of Finance in a budget document called the BUDGET AND THREE-YEAR FISCAL PLAN. The service plans and a report on major capital projects (those whose cost exceed $50 million) must also be tabled. Throughout the year, the authorized funding as specified in the ESTIMATES and ministry service plans is spent on programs and services. Crown corporations follow approved service plans under direction of their own Boards of Directors. QUARTERLY REPORTS are published by legislated dates to provide regular public updates on the government's finances.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      69
-------------------------------------------------------------------------------

- EVALUATION -- At the end of the fiscal year, the PUBLIC ACCOUNTS are prepared by the Comptroller General and examined by the Auditor General to ensure that the financial statements fairly present the government's financial position. The PUBLIC ACCOUNTS are augmented by the BRITISH COLUMBIA FINANCIAL AND ECONOMIC REVIEW, which provides an overview of annual and historical financial and economic results. The government also issues the DEBT STATISTICS REPORT to provide detailed information on the debt of the government and its Crown corporations and agencies, and various indicators on debt performance and management.


- ACCOUNTABILITY -- The PUBLIC ACCOUNTS are presented to the Legislative Assembly, and the Public Accounts Committee (a committee of the Legislative Assembly) examines them to ensure that government spending was in accordance with what was approved. In addition, ministries and most Crown corporations are required to publish by August 31st service plan reports on results for the previous fiscal year.

CAPITALIZATION

Up until 1995/96, the provincial government recorded amounts spent to acquire tangible capital assets as expenditures in the year they were purchased -- i.e. "expenditure basis" of accounting. In 1995/96, the government began recording these amounts on its balance sheet (capitalization) and replacing them, in the government's annual budgetary expenditures, with the amortization expense associated with the assets. This method of accounting is often referred to as the "expense basis" of accounting.

The provincial government also issues advances to the SUCH sector for investment in capital assets. Prior to 1997/98, these advances were categorized as loans. Beginning with the 1997/98 PUBLIC ACCOUNTS, these advances have been capitalized in the summary accounts balance sheet as prepaid capital advances. Prepaid capital advances are amortized in similar fashion to capital assets.

The following table illustrates the effect of capitalization accounting policy on the government's summary accounts surplus (deficit) for 1997/98 to 2001/02. The table shows that excluding the effect of capitalization, the 2001/02 deficit was $1,476 million, compared to a $423-million surplus in 2000/01. Additional information on the government's capitalization accounting policy is provided in the 2001/02 PUBLIC ACCOUNTS.

TABLE A2.1 EFFECTS OF CAPITALIZATION ON THE SUMMARY ACCOUNTS

--------------------------------------------------------------------------------------------------------------------------------
                                                                  1997/98(1)   1998/99(1)   1999/00(1)   2000/01(1)   2001/02
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           ($ millions)

Surplus (deficit) excluding effects of capitalization                (298)      (1,318)        (803)         423       (1,476)
                                                                  ----------   ----------   ----------   ----------   ----------
Adjustments to include capitalization policy:
  LESS: Cost of capital asset investments during the year           1,147        1,689        1,900        2,028        1,414
  ADD: Disposals, amortization and asset valuation adjustments     (1,016)      (1,374)      (1,074)      (1,025)      (1,171)
                                                                  ----------   ----------   ----------   ----------   ----------
  Net adjustment                                                      131          315          826        1,003          243
                                                                  ----------   ----------   ----------   ----------   ----------
Surplus (deficit) after capitalization                               (167)      (1,003)          23        1,426       (1,233)
                                                                  ----------   ----------   ----------   ----------   ----------
                                                                  ----------   ----------   ----------   ----------   ----------
--------------------------------------------------------------------------------------------------------------------------------


  (1) Restated to reflect the capitalization policies in effect as of 2001/02 and any corrections of errors.


The five-year summary accounts balance sheet and the relationship between the surplus/deficit and changes in debt is included in Appendix Table A2.5.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      70
-------------------------------------------------------------------------------

UNFUNDED PENSION LIABILITIES

On April 5, 2001, joint trusteeship came into effect for the Teachers' Pension and Municipal Superannuation pension plans. This concluded the provincial government's devolution of pension plan sponsorship (the Public Service Pension Plan went into joint trusteeship in January 2001). Under joint trusteeship, the provincial government is no longer the sole sponsor of these plans. Instead, sponsorship is now placed with constituted pension boards made up of representatives from the government and plan members. The only pension plan that has the provincial government as its sole sponsor is the MLA Superannuation Plan.

TABLE A2.2 UNFUNDED PENSION LIABILITIES

--------------------------------------------------------------------------------------------------------------------------------
                                           Actuarial
                                           Valuation
                                       Liability (Surplus)                        PUBLIC ACCOUNTS Information
                                     -----------------------    ----------------------------------------------------------------
                                                                   Accounting                                   Accounting
                                       Initial      Latest          Liability         Annual       Plan          Liability
Pension Plan                          Valuation    Valuation(1)   March 31, 2001   Amortization   Changes(2)   March 31, 2002(3)
--------------------------------------------------------------------------------------------------------------------------------
                                                                            ($ millions)
Public Service (joint trusteeship)        438         (576)               --              --            --             --
MLA Superannuation (sponser)                7            6                13              (7)           --              6
Provincial 70%-Share of Municipal
  Superannuation (joint trusteeship)      740         (317)              149              --          (149)            --
Teacher's (joint trusteeship)           1,779          (42)            1,315              --        (1,315)            --
College (administration only)             (32)        (120)              n/a             n/a           n/a            n/a
                                      -------      -------           -------         -------       -------        -------
Total                                   2,932       (1,040)            1,447              (7)       (1,464)             6
                                      -------      -------           -------         -------       -------        -------
                                      -------      -------           -------         -------       -------        -------
--------------------------------------------------------------------------------------------------------------------------------


  (1) The latest valuations reflect the province's 50% share of the accrued net assets as per the joint trusteeship arrangements with the pension plans. The amounts are based on extrapolations of the most recent actuarial valuations as follows:

     - Public Service Pension Plan (March 31, 1999);
     - Municipal Superannuation Plan (December 31, 1997);
     - Teachers' Pension Plan (December 31, 2000); and,
     - College Pension Plan (August 31, 1997).

  (2) The $7-million amortization of the MLA Superannuation Plan liability reflects a year-end estimation adjustment. No other amortization was recorded as joint trusteeship for the Municipal Superannuation and Teachers' Pension Plans was introduced in April 2001. The $1,464-million plan change reflects the writing off of the accumulated surplus of these plans with the introduction of joint trusteeship and is recorded as an adjustment to the government's summary accounts bottom line (see Chapter 2, Table 2.1).

  (3) Under joint trusteeship, the province has no formal claim on the accrued net assets of the pension plans until such time as formal declarations are made by the Joint Trusteeship Boards to reduce or suspend employer contributions. Therefore, a valuation allowance has been provided to write down the value of the net assets to a net realizable value of zero at year end.


Based on actuarial valuations, the major public sector pension plans administered by the provincial government were all in a surplus position as of March 31, 2002. These surpluses totalled $1,040 million, a change of almost $4 billion from the unfunded liability of $2,932 million calculated in the initial valuations in the early 1990's, primarily due to higher fund investment returns and lower inflation.

If a plan has an actuarial surplus at the time a joint trusteeship takes effect, the government eliminates the full amount of any liability on its balance sheet. Similarly, if the government has recognized all or a portion of a pension surplus on its balance sheet, that amount is also eliminated since, under joint trusteeship, the government does not have a claim on those surpluses. As the government had on its books a significant unamortized pension liability, primarily for the Teacher's Pension Plan, a large one-time benefit of removing most of this liability was recorded in 2001/02.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      71
-------------------------------------------------------------------------------

ACCUMULATED DEFICIT

During 2001/02 numerous retroactive adjustments were made to the financial statements to reflect changes in accounting policy and to correct previously published information. The following is a brief summary of the changes.

                                                                                  $ millions
                                                                               --------------
Accumulated deficit on March 31, 2001 as reported in the 2000/01
   PUBLIC ACCOUNTS                                                                    (3,472)
      2000/01 accounting policy adjustments                                              (35)
      Original 2000/01 surplus as reported in the 2000/01 PUBLIC ACCOUNTS      1,498
      2000/01 restated surplus as reported in the 2001/02 PUBLIC ACCOUNTS      1,426      72
                                                                               -----  -------
Accumulated deficit on March 31, 2001 as per 2001/02 PUBLIC ACCOUNTS                  (3,509)
      2001/02 accounting policy adjustments                                               32
      2001/02 deficit as reported in the 2001/02 PUBLIC ACCOUNTS                      (1,233)
                                                                                      -------
Accumulated deficit on March 31, 2002 as reported in the 2001/02
   PUBLIC ACCOUNTS                                                                    (4,710)
                                                                                      -------
                                                                                      -------

The 2000/01 accounting policy adjustments and surplus restatements consisted of:

- the application of the government's capitalization accounting policy to land improvements, which, along with some other minor capital asset valuation adjustments, reduced the 2000/01 surplus by $4 million and the opening accumulated deficit balance by $85 million;

- the correction of an overpayment error by the Canada Customs and Revenue Agency relating personal income tax collections on behalf of the province, which decreased the 2000/01 surplus by $52 million and increased the opening accumulated deficit balance by $15 million; and

- a correction to the method used by the province for consolidating Canadian Blood Services, which decreased the 2000/01 surplus by $16 million and increased the opening accumulated surplus balance by $35 million.

The 2001/02 accounting policy adjustments consisted of:

- the province's proportional interest in valuation adjustments made by the Provincial Capital Commission ($2 million) and Canadian Blood Services ($20 million);

- the historical net earnings of the BC Racing Commission ($4 million) as the province began including this agency in the summary accounts; and

- the cumulative prior year net impact of adjusting BC Rail's fiscal year end to match that of the province ($6 million).

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      72
-------------------------------------------------------------------------------

TABLE A2.3  SUMMARY ACCOUNTS FIVE-YEAR OPERATING RESULTS(1)

----------------------------------------------------------------------------------------------------------------------------------
                                                                1997/98       1998/99      1999/00(2)    2000/01(3)    2001/02
----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REVENUE FUND (CRF):                                                         ($ millions)
  Revenue(4)                                                     20,216        20,306       21,832        24,013        22,962
  Expenditure                                                   (20,135)      (20,587)     (22,215)      (22,465)      (24,913)
                                                                -------       -------      -------       -------       -------
                                                                     81          (281)        (383)        1,548        (1,951)
  Wind-up of Fisheries & Forest Renewal BC                           --            --           --            --           256
                                                                -------       -------      -------       -------       -------
  CRF BALANCE                                                        81          (281)        (383)        1,548        (1,695)
                                                                -------       -------      -------       -------       -------
CROWN CORPORATIONS AND AGENCIES:
  TAXPAYER-SUPPORTED:
    British Columbia Buildings Corporation                           39            49           45            51            37
    British Columbia Ferry Corporation (BCFC)                       (59)         (114)        (299)           11           (23)
    BC Transportation Financing Authority                            52          (114)          22             1            --
    Forest Renewal BC (FRBC)                                        (88)         (265)           1           (64)         (179)
    552513 British Columbia Ltd. (Skeena Cellulose Inc.)             --            --           --            --           (69)
    Other(5)                                                         40             9          (44)           32            (6)
                                                                -------       -------      -------       -------       -------
                                                                    (16)         (435)        (275)           31          (240)
    ADD:  Debt assistance for BCFC and Skeena
          Cellulose Inc.                                             --            --        1,080            --           220
    LESS: Contributions paid to CRF                                 (20)          (14)         (78)          (69)          (17)
          Wind-up of Fisheries & Forest Renewal BC                   --            --           --            --          (256)
          Accounting adjustments(6)                                (278)         (368)        (131)         (189)         (225)
                                                                -------       -------      -------       -------       -------
    TOTAL TAXPAYER-SUPPORTED                                       (314)         (817)         596          (227)         (518)
                                                                -------       -------      -------       -------       -------
  SELF-SUPPORTED COMMERCIAL:
    British Columbia Hydro and Power Authority                      408           395          416           446           403
    Liquor Distribution Branch                                      606           616          617           642           637
    British Columbia Lottery Corporation                            290           456          532           562           606
    British Columbia Railway Company                                 40            24         (582)           (7)         (107)
    Insurance Corporation of British Columbia                        14            74           96           139          (251)
    552513 British Columbia Ltd. (Skeena Cellulose Inc.)            (28)          (26)          (3)           --            --
    Other(7)                                                          4             3            4             4            --
                                                                -------       -------      -------       -------       -------
                                                                  1,334         1,542        1,080         1,786         1,288
    LESS: Contributions paid to CRF                              (1,260)       (1,348)      (1,376)       (1,431)       (1,420)
          BC Hydro RSA transfer                                      --            --          129           103          (145)
          Accounting adjustments(8)                                  (8)          (99)         (23)         (301)         (207)
                                                                -------       -------      -------       -------       -------
    TOTAL SELF-SUPPORTED COMMERCIAL                                  66            95         (190)          157          (484)
                                                                -------       -------      -------       -------       -------
  TOTAL CROWN CORPORATIONS AND AGENCIES                            (248)         (722)         406           (70)       (1,002)
                                                                -------       -------      -------       -------       -------
JOINT TRUSTEESHIP ARRANGEMENTS                                       --            --           --           (52)        1,464
                                                                -------       -------      -------       -------       -------
SUMMARY ACCOUNTS (DEFICIT) SURPLUS                                 (167)       (1,003)          23         1,426        (1,233)
                                                                -------       -------      -------       -------       -------
                                                                -------       -------      -------       -------       -------
----------------------------------------------------------------------------------------------------------------------------------


  (1) Based on 2001/02 PUBLIC ACCOUNTS information. For comparative purposes, figures for prior years have been restated for the presentation used in 2001/02.

  (2) Figures for 1999/00 have been restated to reflect changes in various accounting estimates. CRF expenditure was increased $3 million to reflect changes to the government's capitilization policy. CRF revenue was reduced $14 million to correct a calculation error made by Canada Customs and Revenue Agency relating to personal income tax collections on behalf of the province. The federal governement's errors relating to 1999 and prior years have not been recorded as the amounts and resolution are under verification and legal review.

  (3) Figures for 2000/01 have been restated to reflect changes in various accounting estimates. CRF revenue was reduced by $53 million, mainly to correct a calculation error made by Canada Cutoms and Revenue Agency relating to personal income tax collections on behalf of the province. CRF expenditure was increased by $2 million to reflect changes to the government's capitalization policy. Taxpayer-supported Crown corporation net losses increased by $17 million, primarily to reflect a correction to the procedure used in the consolidation of Canadian Blood Services.

  (4) CRF revenue amounts exclude dedicated revenue collected on behalf of, and transferred to, Crown corporations and agencies and other entities. Further details on transferred revenue are shown in Appendix Table A2.6b.

  (5) Includes earnings/(losses) of British Columbia Transit, British Columbia Securities Commission, Okanagan Valley Tree Fruit Authority, Tourism British Columbia and other taxpayer-supported Crown corporations and agencies. 2000/01 has been restated to reflect a change in the consolidation method for Canadian Blood Services Inc.

  (6) Primarily reflects the amortization of the cost of highways transferred to the BC Transportation Financing Authority. The 1999/00 adjustment includes the effect of the $70-million debt recision for the Vancouver Trade and Convention Centre. The 2001/02 adjustment includes a $67-million net write-down of 552513 British Columbia Ltd.'s balance sheet as a result of the disposal of Skeena Cellulose Inc.

  (7) Includes earnings/(losses) of the Columbia Power Corporation and other commercial Crown corporations.

  (8) Primarily reflects adjustments to account for differences between the fiscal year ends of the government and BC Rail and ICBC, and transfers of BC Lottery revenue to charities and local governments. The 2001/02 adjustment includes $65 million of additional restructuring costs incurred by BC Rail during the January -- March 2002 period.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      73
-------------------------------------------------------------------------------

TABLE A2.4  SUMMARY OF CHANGES FROM THE 2001/02
            THIRD QUARTERLY REPORT REVISED FORECAST

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Final
                                                                                                         Change         Results
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            ($ millions)
SUMMARY ACCOUNTS DEFICIT -- THIRD QUARTER REVISED FORECAST                                                                (1,964)
CONSOLIDATED REVENUE FUND (CRF) CHANGES:
  REVENUE CHANGES:
    - Higher personal and corporation income taxes                                                      22
    - Higher corporation capital tax                                                                    28
    - Higher tabacco and other taxes                                                                    39
    - Higher natural gas royalties and bonus bid sales                                                  51
    - Higher forests and other natural resource revenues                                                24
    - Asset disposition -- transfer of forest rights                                                    42
    - Other miscellaneous sources (e.g year-end recoveries, etc)                                        27
    - Higher Crown contributions                                                                        13
    - Higher federal contributions (flood relief, equalization entitlements)                            26        272
                                                                                                   -------
  SPENDING CHANGES:
    - Reduced Ministry of Health spending                                                              118
    - Ministry of Attorney General savings                                                   49
    - Ministry of Community, Aboriginal, and Women's Services savings                        41
    - Ministry of Human Resources savings                                                    26
    - Ministry of Children and Family Development savings                                    18
    - Other ministry savings                                                                 59        193
                                                                                        -------
    - Additional Ministry of Advanced Education spending                                               (43)
    - Additional Ministry of Public Safety and Solicitor General spending                              (20)
    - Other ministry additional spending                                                               (13)
    - Lower Skeena assistance costs (as a result of pending sale)                                       33
    - Lower unallocated Contingencies pressures                                                         58
    - Lower debt interest                                                                               37        363        635
                                                                                                   -------    -------
CROWN CORPORATION CHANGES:
  TAXPAYER-SUPPORTED:
    - British Columbia Buildings Corporation -- accounting policy adjustment,
        revenue recognition                                                                             16
    - British Columbia Ferry Corporation -- asset write-downs
        partially offset by higher operating income                                                    (23)
    - Forest Renewal BC -- lower loss                                                                   19
    - 552513 British Columbia Ltd. (Skeena Cellulose Inc.) -- improvement in
        net impact on summary accounts                                                                   6
    - Other changes and adjustments                                                                     12         30
                                                                                                   -------
SELF-SUPPORTED COMMERCIAL:
    - British Columbia Hydro and Power Authority -- higher net income
        including transfer to rate stabilization account                                                58
    - British Columbia Railway Company -- additional restructuring
        costs ($65 million), partially offset by lower operating loss                                  (44)
    - Insurance Corporation of British Columbia -- final adjustments to
        match government fiscal year-end                                                               (15)
    - Other changes and adjustments                                                                     (3)        (4)        26
                                                                                                   -------    -------
FORECAST ALLOWANCE -- REDUCED ALLOWANCE                                                                                       70
JOINT TRUSTEESHIP -- INCREASE IN ONE-TIME BENEFIT BASED
  ON UPDATED ACTUARIAL VALUATION INFORMATION                                                                                  --
                                                                                                                         -------
SUMMARY ACOUNTS DEFICIT -- 2001/02 PUBLIC ACCOUNTS                                                                        (1,233)
                                                                                                                         -------
                                                                                                                         -------

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      74
-------------------------------------------------------------------------------

TABLE A2.5  FIVE-YEAR SUMMARY ACCOUNTS STATEMENT OF FINANCIAL POSITION
(UNAUDITED)

----------------------------------------------------------------------------------------------------------------------------------
       for fiscal years ended March 31                                      1998        1999        2000        2001        2002
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               ($ millions)
FINANCIAL ASSETS
  Cash and temporary investments                                            1,298         791       1,569         548         780
  Other financial assets                                                    3,492       3,577       4,030       4,400       4,342
  Investments in commercial Crown corporations
    and agencies
    - Retained earnings of self-supported
        Crown corporations                                                  2,815       2,960       2,820       3,001       2,525
    - Loans for purchases of assets
        recoverable from agencies                                           7,634       7,988       7,499       7,437       7,552
                                                                          -------     -------     -------     -------     -------
                                                                           10,449      10,948      10,319      10,438      10,077
  Warehouse borrowing program assets                                          212         658       1,320       1,312       1,067
                                                                          -------     -------     -------     -------     -------
                                                                           15,451      15,974      17,238      16,698      16,266
                                                                          -------     -------     -------     -------     -------
LIABILITIES
  Current liabilities                                                       3,656       3,374       3,970       3,829       4,038
  Unfunded pension liabilities                                              2,696       2,444       2,053       1,477           6
  Debt
    - Taxpayer-supported debt                                              22,151      23,204      25,181      24,998      27,175
    - Commercial Crown corporations and agencies                            8,204       9,057       9,297       8,882       8,741
                                                                          -------     -------     -------     -------     -------
    Total province debt                                                    30,355      32,261      34,478      33,880      35,916
    LESS: guarantees and non-guaranteed debt                               (1,210)       (707)       (934)       (597)       (464)
                                                                          -------     -------     -------     -------     -------
                                                                           29,145      31,554      33,544      33,283      35,452
                                                                          -------     -------     -------     -------     -------
                                                                           35,497      37,372      39,567      38,589      39,496
                                                                          -------     -------     -------     -------     -------
NET LIABILITIES                                                           (20,046)    (21,398)    (22,329)    (21,891)    (23,230)
                                                                          -------     -------     -------     -------     -------
CAPITAL AND OTHER ASSETS
  Prepaid capital advances                                                  5,655       6,138       6,517       6,905       7,033
  Tangible capital assets                                                  10,197      10,029      10,476      11,091      11,206
  Other assets                                                                244         278         401         386         281
                                                                          -------     -------     -------     -------     -------
                                                                           16,096      16,445      17,394      18,382      18,520
                                                                          -------     -------     -------     -------     -------
ACCUMULATED SURPLUS (DEFICIT)                                              (3,950)     (4,953)     (4,939)     (3,509)     (4,710)
                                                                          -------     -------     -------     -------     -------
                                                                          -------     -------     -------     -------     -------
----------------------------------------------------------------------------------------------------------------------------------



CHANGE IN SUMMARY ACCOUNTS FINANCIAL POSITION

----------------------------------------------------------------------------------------------------------------------------------
                                                                          1997/98     1998/99     1999/00     2000/01     2001/02
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                ($ million)
CHANGE IN ACCUMULATED (SURPLUS)/DEFICIT:
  (Surplus)/deficit for the period                                            167       1,003        (23)      (1,426)      1,233
  Accounting policy equity adjustments                                         --          --          5           --         (32)
                                                                          -------     -------     -------     -------     -------
                                                                              167       1,003        (18)      (1,426)      1,201
                                                                          -------     -------     -------     -------     -------
WORKING CAPITAL CHANGES:
  Increase (reduction) in cash and temporary investments                      200        (507)        778      (1,021)        232
  Reduction in unfunded pension liability                                     418         252         391         576       1,471
  Other working capital changes                                              (233)       (102)        207         159        (505)
                                                                          -------     -------     -------     -------     -------
                                                                              385         357       1,376        (286)      1,198
                                                                          -------     -------     -------     -------     -------
CAPITAL ASSET AND INVESTMENT CHANGES:
  Increase in taxpayer-supported capital investments                        1,147       1,689       1,900       2,028       1,414
    LESS: amortization and other accounting changes                        (1,016)     (1,374)     (1,074)     (1,025)     (1,171)
                                                                          -------     -------     -------     -------     -------
                                                                              131         315         826       1,003         243
                                                                          -------     -------     -------     -------     -------
  Increase in total investment in commercial Crown
    corporations                                                              647         740         632         952         410
    LESS: loan repayments and other accounting changes                       (458)       (241)     (1,261)       (833)       (771)
                                                                          -------     -------     -------     -------     -------
                                                                              189         499        (629)        119        (361)
                                                                          -------     -------     -------     -------     -------
  Increase (decrease) in warehouse borrowing investments                      112         446         662          (8)       (245)
                                                                          -------     -------     -------     -------     -------
                                                                              432       1,260         859       1,114        (363)
                                                                          -------     -------     -------     -------     -------
INCREASE (DECREASE) IN TOTAL PROVINCIAL DEBT                                  984       1,906       2,217        (598)       2,036
                                                                          -------     -------     -------     -------     -------
                                                                          -------     -------     -------     -------     -------
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      75
-------------------------------------------------------------------------------

TABLE A2.6a   FIVE-YEAR REVENUE BY SOURCE
              CONSOLIDATED REVENUE FUND
              FOR FISCAL YEARS ENDED MARCH 31(1)

-------------------------------------------------------------------------------------------------------------
                                                             1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------------------------------
TAXATION REVENUE                                                               ($ millions)
  Personal income..........................................  5,362     5,423      5,825(2)   5,963(2)   5,375
  Corporation income.......................................  1,138     1,098        939      1,054      1,522
  Social service...........................................  3,243     3,209      3,338      3,617      3,535
  Fuel.....................................................    642       654        470        443        398
  Tobacco..................................................    486       505        498        460        499
  Property - residential (school purpose)(3)...............    502       511        529        538        556
  Property - business (school purpose).....................    735       764        758        770        781
  Property - rural area....................................     62        61         63         63         64
  Property transfer........................................    310       223        245        262        303
  Corporation capital......................................    406       455        460        459        395
  Insurance premium........................................    176       195        199        196        203
  Hotel room...............................................     74        79         86         93         93
  Horse racing.............................................      4         4          3          -          -
                                                            ------    ------     ------     ------     ------
                                                            13,140    13,181     13,413     13,918     13,724
  Less commissions on collection of public funds..........     (24)      (24)       (24)       (23)       (36)
  Less allowance for doubtful accounts....................     (13)      (23)       (25)       (14)       (36)
                                                            ------    ------     ------     ------     ------
  TOTAL TAXATION REVENUE..................................  13,103    13,134     13,364     13,881     13,652
                                                            ------    ------     ------     ------     ------
NATURAL RESOURCE REVENUE
  Natural gas and petroleum
    Natural gas royalties.................................     156       193        328      1,249        836
    Permits and fees......................................     214       106        248        462        360
    Petroleum royalties...................................      77        62         94        136        103
                                                            ------    ------     ------     ------     ------
                                                               447       361        670      1,847      1,299
                                                            ------    ------     ------     ------     ------
  Minerals................................................      52        44         47         53         53
                                                            ------    ------     ------     ------     ------
  Forests
    Timber sales..........................................     968       815      1,041        821        830
    Small Business Forest Enterprise Program..............     318       209        269        257        186
    Logging tax...........................................      13        14         24         60         28
    Other forests revenue.................................      65        55         58         15         65
                                                            ------    ------     ------     ------     ------
                                                             1,364     1,093      1,392      1,153      1,109
                                                            ------    ------     ------     ------     ------
  Water resources.........................................     322       306        297        294        284
  Columbia River Treaty...................................       -        16        100        632        360
  WILDLIFE ACT - fees and licences........................      14        15         15         15         15
                                                            ------    ------     ------     ------     ------
                                                               336       337        412        941        659
                                                            ------    ------     ------     ------     ------
  Less commissions on collection of public funds..........      (1)       (1)        (1)        (1)        (1)
  Less allowance for doubtful accounts....................      (1)       (5)        (3)       (18)       (11)
                                                            ------    ------     ------     ------     ------
  TOTAL NATURAL RESOURCE REVENUE..........................   2,197     1,829      2,517      3,975      3,108
                                                            ------    ------     ------     ------     ------
OTHER REVENUE
  Fees and Licences
    Medical Services Plan premiums........................     882       876        868        895        955
    Motor vehicle licences and permits....................     316       329        336        342        346
    Ministry of Attorney General fees.....................      95       106        102        101        107
    Other fees and licences...............................     299       258        261        229        232
                                                            ------    ------     ------     ------     ------
                                                             1,592     1,569      1,567      1,567      1,640
    Less commissions on collection of public funds........     (73)      (51)       (14)        (7)        (7)
    Less allowance for doubtful accounts..................     (19)      (34)        (5)       (17)       (44)
                                                            ------    ------     ------     ------     ------
                                                             1,500     1,484      1,548      1,543      1,589
                                                            ------    ------     ------     ------     ------
  Investment Earnings and Miscellaneous
    Investment earnings...................................      48        51         60        111         64
    Fines and penalties...................................     101       112        108         99         99
    Other miscellaneous...................................     130       125        127        126        160
                                                            ------    ------     ------     ------     ------
                                                               279       288        295        336        323
    Less commissions on collection of public funds........      (4)       (4)        (3)         -         (4)
    Less allowance for doubtful accounts..................       -         -         (4)       (19)       (40)
                                                            ------    ------     ------     ------     ------
                                                               275       284        288        317        279
                                                            ------    ------     ------     ------     ------
  Asset dispositions......................................      24        63         52          -         42
                                                            ------    ------     ------     ------     ------
  TOTAL OTHER REVENUE                                        1,799     1,831      1,888      1,860      1,910
                                                            ------    ------     ------     ------     ------

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      76
-------------------------------------------------------------------------------

TABLE A2.6a   FIVE-YEAR REVENUE BY SOURCE
              CONSOLIDATED REVENUE FUND
              FOR FISCAL YEARS ENDED MARCH 31(1) - CONTINUED

-------------------------------------------------------------------------------------------------------------
                                                             1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------------------------------
CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES                                      ($ millions)
  Liquor Distribution Branch...............................    609       616        617        642        637
  British Columbia Hydro and Power Authority...............    369       323        343        372        332
  British Columbia Lottery Corporation(4)..................    282       369        416        414        449
  Other contributions......................................     20        54         78         72         19
                                                            ------    ------     ------     ------     ------
  TOTAL CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES..........  1,280     1,362      1,454      1,500      1,437
                                                            ------    ------     ------     ------     ------
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT
  Canada health and social transfer........................  1,637     1,968      2,438      2,619      2,445
  Equalization.............................................      -         -          -          -        226
  Education (public schools)...............................     75        76         81         74         85
  Other payments...........................................    125       106         90        104         99
                                                            ------    ------     ------     ------     ------
  TOTAL CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT..........  1,837     2,150      2,609      2,797      2,855
                                                            ------    ------     ------     ------     ------
TOTAL REVENUE.............................................. 20,216    20,306     21,832     24,013     22,962
                                                            ------    ------     ------     ------     ------
                                                            ------    ------     ------     ------     ------
-------------------------------------------------------------------------------------------------------------

(1) For comparative purposes, figures for prior years have been restated to be consistent with the presentation used in 2001/02. Figures exclude dedicated revenue collected on behalf of, and transferred to, British Columbia Transit, British Columbia Ferry Corporation, BC Transportation Financing Authority, Greater Vancouver Transportation Authority (TRANSLINK), Forest Renewal BC, Oil and Gas Commission, and Tourism British Columbia. These revenues are included as part of the operations of Crown corporations and agencies, with the exception of TRANSLINK and certain other public bodies that are not part of the provincial government.
(2) CRF revenue has been restated for 1999/00 and 2000/01 to reflect a reduction in personal income tax revenue due to a federal error in the calculation of personal income tax remittances to BC resulting from capital gains refunds associated with mutual fund trusts for the 2000 tax year and one quarter of the 2001 tax year. The effect reduces revenue by $14 million in 1999/00 and $52 million in 2000/01. The federal government's errors relating to 1999 and prior years have not been recorded as the amounts and resolution are under verification and legal review. Revenue has also been restated for other minor corrections.
(3) Revenue is shown net of home owner grants (basic and supplementary).
(4) The British Columbia Lottery Corporation remitted additional funds to government which was distributed to charitable organizations and local governments.
------------------------------------------------------------------------------

TABLE A2.6b   FIVE-YEAR DEDICATED REVENUE COLLECTED ON BEHALF OF,
              AND TRANSFERRED TO CROWN CORPORATIONS, AND OTHER ENTITIES
              FOR FISCAL YEARS ENDED MARCH 31

-------------------------------------------------------------------------------------------------------------
                                                             1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------------------------------
DEDICATED REVENUE:                                                              ($ millions)
  British Columbia Transit(1).............................     87        94           8          7          8
  BC Transportation Financing Authority (BCTFA)(2)........    119       124         176        202        195
  Forest Renewal BC(3)....................................    483       177         302        187        144
  British Columbia Ferry Corporation(4)...................      -         -          65         73         71
  Greater Vancouver Transportation Authority
    (TRANSLINK)(5)........................................      -         -         182        173        201
  Tourism British Columbia(6).............................     20        20          22         24         24
  Oil and Gas Commission(7)...............................      -         6          13         18         17
  Other(8)................................................    147       149         151        158        178
TOTAL DEDICATED REVENUE...................................    856       570         919        842        838
                                                           ------    ------      ------     ------     ------
                                                           ------    ------      ------     ------     ------
-------------------------------------------------------------------------------------------------------------

(1) For 1998/99 and prior years, figures include motor fuel tax collected in the Vancouver and Victoria regional transit service areas. Effective April 1, 1999, figures include motor fuel tax collected in the Victoria regional transit area only (2.5 cents/litre on clear gasoline and motive fuel) as a result of the creation of TRANSLINK.
(2) Includes motor fuel tax and a sales tax on short-term rentals of passenger vehicles. Beginning in 2000/01, figures are based on a transfer of 3.25 cents/litre on clear gasoline and motive fuel (up from 3 cents/litre effective April 1, 2000). The initial rate of 1 cent/litre (effective May 1, 1994) was increased to 2 cents/litre on July 1, 1997 and 3 cents/litre on June 1, 1999.
(3) Includes incremental stumpage and royalty revenue resulting from changes to rates introduced under the provincial government's Forest Renewal Plan on and after May 1, 1994.
(4) Includes 1 cent/litre of motor fuel tax for the period April 1, 1999 to September 30, 1999 and 1.25 cents/litre effective October 1, 1999.
(5) Effective April 1, 1999, includes 8 cents/litre on clear gasoline and motive fuel (4 cents/litre of which was previously collected on behalf of BC Transit) and social services tax on parking in the Vancouver transit area. Effective April 1, 2001, the tax transferred increased to 9 cents/litre on clear gasoline and motive fuels.
(6) Includes a 1.65-per-cent share of the revenue raised from the 8-per-cent provincial hotel room tax.
(7) Includes fees collected under the Petroleum and Natural Gas Act and the Pipeline Act, and a levy assessed under the Oil and Gas Commission Levy Regulation.
(8) Primarily reflects transfers of property tax revenue collected on behalf of local governemnts.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      77
-------------------------------------------------------------------------------

TABLE A2.7   FIVE-YEAR REVENUE BY SOURCE -- SUPPLEMENTARY INFORMATION
             CONSOLIDATED REVENUE FUND
             FOR FISCAL YEARS ENDED MARCH 31(1)

-------------------------------------------------------------------------------------------------------------
                                                             1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------------------------------
                                                                                (per cent)
PER CENT OF GDP:(2)
  Taxation................................................   11.4      11.4        11.1       10.9       10.5
  Natural resource........................................    1.9       1.6         2.1        3.1        2.4
  Other...................................................    1.6       1.6         1.6        1.5        1.5
  Contributions from government enterprises...............    1.1       1.2         1.2        1.2        1.1
  Contributions from the federal government...............    1.6       1.8         2.1        2.1        2.1
                                                           ------    ------      ------     ------     ------
      Total Revenue.......................................   17.6      17.6        18.1       18.8       17.6
                                                           ------    ------      ------     ------     ------
                                                           ------    ------      ------     ------     ------

GROWTH RATES:                                                                    (per cent)
  Taxation................................................    0.1       0.2         1.8        3.9       -1.6
  Natural resource........................................    0.5     -16.8        37.6       57.9      -21.8
  Other...................................................    3.2       1.8         3.1       -1.5        2.7
  Contributions from government enterprises...............   11.5       6.4         6.8        3.2       -4.2
  Contributions from the federal government...............   -6.0      17.0        21.3        7.2        2.1
      Total Revenue.......................................    0.4       0.4         7.5       10.0       -4.4

PER CAPITAL REVENUE:(3)                                                           (dollars)
  Taxation................................................  3,309     3,286       3,318      3,420      3,333
  Natural resource........................................    555       458         625        979        759
  Other...................................................    454       458         469        458        466
  Contributions from government enterprises...............    323       341         361        370        351
  Contributions from the federal government...............    464       538         648        689        697
                                                           ------    ------      ------     ------     ------
      Total Revenue.......................................  5,105     5,080       5,420      5,916      5,606
                                                           ------    ------      ------     ------     ------
                                                           ------    ------      ------     ------     ------
REAL PER CAPITAL REVENUE (2000 DOLLARS)(4)................  5,273     5,233       5,522      5,916      5,514
  - growth rate (per cent)................................   -2.2      -0.8         5.5        7.1       -6.8
-------------------------------------------------------------------------------------------------------------

(1) Revenue has been restated to reflect the government's accounting policy at March 31, 2002. Figures exclude dedicated revenue collected on behalf of, and transferred to, Crown corporations and agencies, the Greater Vancouver Transportation Authority (TRANSLINK) and other public bodies.
(2) Revenue as a per cent of GDP is calculated using GDP for the calendar year ending in the fisal year (e.g. 2001/02 revenue divided by GDP for the 2001 calendar year). Totals may not add due to rounding.
(3) Per capital revenue is calculated using July 1 population (e.g. 2001/02 revenue divided by population on July 1, 2001).
(4) Revenue is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2001 CPI for 2001/02 revenue). Totals may not add due to rounding.


-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      78
-------------------------------------------------------------------------------

TABLE A2.8   FIVE-YEAR EXPENDITURE BY FUNCTION(1)
             CONSOLIDATED REVENUE FUND
             FOR FISCAL YEARS ENDED MARCH 31

-----------------------------------------------------------------------------------------------------------------
                                                       1998        1999       2000(2)        2001(2)         2002
-----------------------------------------------------------------------------------------------------------------
                                                                          ($ millions)
Health
    Hospital care .................................      4,388      4,546         4,836      5,278      5,998
    Medical care ..................................      2,307      2,420         2,665      2,847      3,166
    Preventive care ...............................        250        207           248        337        384
    Other health ..................................        279        306           268        283        298
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................      7,224      7,479         8,017      8,745      9,846
Social services ...................................      3,048      3,031         3,011      3,126      3,286
Education
    Elementary and secondary ......................      4,161      4,161         4,262      4,349      4,868
    Post-secondary ................................      1,450      1,451         1,497      1,806      1,796
    Other education ...............................        155        213           216        202        189
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................      5,766      5,825         5,975      6,357      6,853
Protection of persons and property
    Law enforcement ...............................        374        410           428        409        471
    Police protection .............................        148        157           161        175        197
    Corrections ...................................        194        207           224        242        267
    Other protection and regulation ...............        263        297           297        275        263
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................        979      1,071         1,110      1,101      1,198
Transportation
    Road and air ..................................        477        472           469        447        494
    Ferries .......................................          5         24         1,080(3)      --         --
    Public transit ................................        288        294           148(4)     164        207
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................        770        790         1,697        611        701
Natural resources and economic development
    Forests (includes firefighting) ...............        475        577           493        597        810
    Minerals and mines ............................         20         31            43         57        113
    Environment and agriculture ...................        205        213           226        238        306
    Fish and game .................................         11         21            21         28         18
    Trade and industry ............................        114         90           182(3)     110         93
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................        825        932           965      1,030      1,340
Other expenditure
    Local government ..............................        239        200           127        122        169
    Housing support ...............................         87         91            93        104        134
    Recreation and culture ........................        147         81           139(3)     115         90
    Restructuring costs ...........................         --         --            --         --        168
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................        473        372           359        341        561
General government
    Legislature ...................................         30         35            34         35         39
    Administration ................................        186        214           212        230        328
                                                        ------     ------        ------     ------     ------
        TOTAL .....................................        216        249           246        265        367
Debt servicing ....................................        834        838           835        889        761
                                                        ------     ------        ------     ------     ------
        TOTAL EXPENDITURE .........................     20,135     20,587        22,215     22,465     24,913
                                                        ======     ======        ======     ======     ======


(1) Expenditure by function has been restated to conform more closely to the presentation used by Statistics Canada. Figures are based on 2001/02 Public Accounts information. For comparative purposes, figures for previous years have been restated to be consistent with the presentation used in 2001/02.
(2) Certain prior years' comparative expenditure figures were increased reflecting a change in government's capitalization policy
     (2000/01 $2 million, 1999/00 $3 million).
(3) 1999/00 includes one-time expenditures of $1,183 million to record the forgiveness of $1,080 million of debt owed by the British Columbia Ferry Corporation to the government, and write-downs of provincial investments in the Vancouver Trade and Convention Centre (trade and industry -
     $70 million) and the Kemess mine (recreation and culture - $33 million).
(4) Public transit expenditures are lower in 1999/00 due to the transfer of transit responsibilities for the Lower Mainland from British Columbia Transit to the Greater Vancouver Transportation Authority (TRANSLINK) at the end of 1998/99. Funding for TRANSLINK is provided by increased provincial transfers of revenue from fuel and sales taxes, increased access to the local property tax base, and other own-source fees and charges.
(5)  2001/02 expense includes $161 million fror restructuring exit costs.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      79
-------------------------------------------------------------------------------

TABLE A2.9   FIVE-YEAR EXPENDITURE BY FUNCTION -- SUPPLEMENTARY INFORMATION
             CONSOLIDATED REVENUE FUND
             FOR FISCAL YEARS ENDED MARCH 31(1)

-------------------------------------------------------------------------------------------------------------
                                                                     1998     1999     2000     2001     2002
-------------------------------------------------------------------------------------------------------------
                                                                                    (per cent)
PER CENT OF GDP:
Health care ..................................................        6.3      6.5      6.6      6.9      7.6
Social services ..............................................        2.7      2.6      2.5      2.5      2.5
Education ....................................................        5.0      5.0      5.0      5.0      5.3
Protection of persons and property ...........................        0.9      0.9      0.9      0.9      0.9
Transportation ...............................................        0.7      0.7      1.4      0.5      0.5
Natural resources and economic development ...................        0.7      0.8      0.8      0.8      1.0
Other expenditure ............................................        0.4      0.4      0.3      0.1      0.4
General government ...........................................        0.2      0.2      0.2      0.2      0.3
Debt servicing ...............................................        0.7      0.7      0.7      0.7      0.6
                                                                     ----     ----     ----     ----     ----
    TOTAL EXPENDITURE ........................................       17.6     17.8     18.4     17.6     19.1
                                                                     ====     ====     ====     ====     ====

GROWTH RATES:                                                                       (per cent)
Health care ..................................................        2.6      3.5      7.2      9.1     12.6
Social services ..............................................        2.7     -0.6     -0.7      3.8      5.1
Education ....................................................        0.3      1.0      2.6      6.4      7.8
Protection of persons and property ...........................       -7.5      9.4      3.6     -0.8      8.8
Transportation(2) ............................................       -8.8      2.6    114.8    -64.0     14.7
Natural resources and economic development(2) ................      -18.6     13.0      3.5      6.7     30.1
Other expenditure(2) .........................................       -3.3    -21.4     -3.5     -5.0     64.5
General government ...........................................        1.4     15.3     -1.2      7.7     38.5
Debt servicing ...............................................       -3.8      0.5     -0.4      6.5    -14.4
    TOTAL EXPENDITURE(2) .....................................       -0.5      2.2      7.9      1.1     10.9

PER CAPITA EXPENDITURE:                                                             (dollars)
    Health care ..............................................      1,824    1,871    1,990    2,155    2,404
    Social services ..........................................        770      758      747      770      802
    Education ................................................      1,456    1,457    1,483    1,566    1,673
    Protection of persons and property .......................        247      268      276      271      292
    Transportation ...........................................        194      198      421      151      171
    Natural resources and economic development ...............        208      233      240      254      327
    Other expenditure ........................................        120       93       90       84      137
    General government .......................................         55       62       61       65       90
    Debt servicing ...........................................        211      210      207      219      186
                                                                    -----    -----    -----    -----    -----
        TOTAL EXPENDITURE ....................................      5,085    5,150    5,515    5,535    6,082
                                                                    =====    =====    =====    =====    =====
REAL PER CAPITA EXPENDITURE (2000 DOLLARS) ...................      5,252    5,305    5,619    5,535    5,943
    - growth rate (per cent)(2) ..............................       -3.2      1.0      5.9     -1.5      7.4
-------------------------------------------------------------------------------------------------------------


(1) Expenditure has been restated to reflect the government's accounting policy at March 31, 2002.
(2) Excluding one-time expenditures in 1999/00 of $1,183 million, 1999/00 growth rates would be -21.9% for transportation, -4.3% for natural resources and economic development, -12.4% for other, 2.1% for total spending, and 0.3% for real per capita; 2000/01 growth rates would be -1.0% for transportation, 15.2% for natural resources and economic development, 4.6% for other, 6.8% for total spending, and 3.9% for real per capita.

     NOTE: Per capita expenditure is calculated using July 1 population (e.g. 2001/02 expenditure divided by population on July 1, 2001). Similarly, expenditure as a per cent of GDP is calculated using GDP for the calendar year ending in the fiscal year (e.g. 2001/02 expenditure divided by GDP for the 2001 calendar year). Expenditure is converted to real (inflation-adjusted) terms using the consumer price index (CPI) for the corresponding calendar year (e.g. 2001 CPI for 2001/02 expenditure).


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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      80
-------------------------------------------------------------------------------

TABLE A2.10a   GOVERNMENT RESTRUCTURING EXIT EXPENSE
               FOR THE FISCAL YEAR 2001/02(1)

-------------------------------------------------------------------------------
                                                              $ MILLIONS
                                                       ------------------------
Consolidated Revenue Fund:
    Ministry budgets ................................      23
    Contingencies vote ..............................      57
    Restructuring - supplementary estimates .........      81
                                                     ----------
                                                                       161(2)
Taxpayer-supported Crown Corporations:
    Forest Renewal BC ...............................      37
    BC Transportation Financing Authority ...........       7
    BC Buildings Corporation ........................       5
    BC Assessment Authority .........................       6
    Legal Services Society ..........................       6
    Fisheries Renewal BC ............................       1
    BC Pavilion Corporation .........................       1
                                                     ----------
                                                                        63(3)
Commercial Crown Corporations:
    BC Rail .........................................     165
    Insurance Corporation of BC .....................      40
                                                     ----------
                                                                       205(4)
                                                                 ----------
TOTAL RESTRUCTURING EXIT COSTS ......................                  429
                                                                 ----------
                                                                 ----------
--------------------------------------------------------------------------------


(1) Includes one-time expenditures relating to staffing, building occupancy and other restructuring activities that have no future value to government.
(2)  As reported in Table A2.10b.
(3)  As reported in the 2001/02 PUBLIC ACCOUNTS summary statements.
(4) Included as part of changes to government investments in commercial Crown corporations.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      81
-------------------------------------------------------------------------------

TABLE A2.10b   CONSOLIDATED REVENUE FUND
               GOVERNMENT RESTRUCTURING EXPENSE FOR THE FISCAL YEAR 2001/02

------------------------------------------------------------------------------------------------------------------------------------
                                                         RESTRUCTURING EXIT EXPENSE(1)       NON-EXIT RESTRUCTURING(2)
                                                    -----------------------------------  ----------------------------------
                                                               BUILDING                           BUILDING
                                                    STAFFING  OCCUPANCY  OTHER    TOTAL  STAFFING OCCUPANCY  OTHER    TOTAL    TOTAL
------------------------------------------------------------------------------------------------------------------------------------
                                                                             ($ millions)
Legislation ......................................      -         -        -         -       -        -        -       -         -
Officers of the Legislature ......................     0.6        -       0.9       1.5      -        -        -       -        1.5
Office of the Premier ............................     0.2        -        -        0.2      -        -        -       -        0.2
Advanced Education ...............................     0.8      42.4      3.2      46.4      -        -        -       -       46.4
Agriculture, Food and Fisheries ..................     0.6        -        -        0.6      -        -        -       -        0.6
Attorney General .................................     5.3       3.5       -        8.8      -       0.2      4.0     4.2      13.0
Children and Family Development ..................     7.6       0.3       -        7.9     0.5      0.5      0.5     1.5       9.4
Community, Aboriginal and Women's Services .......     2.4       0.1       -        2.5      -       0.2       -      0.2       2.7
Competition, Science and Enterprise ..............     0.4        -        -        0.4      -        -        -       -        0.4
Education ........................................     1.0        -       0.1       1.1      -        -        -       -        1.1
Energy and Mines .................................     0.9        -        -        0.9      -        -        -       -        0.9
Finance ..........................................     1.3        -        -        1.3      -       0.2       -      0.2       1.5
Forests ..........................................     7.5        -        -        7.5      -        -        -       -        7.5
Health Planning ..................................     0.2        -        -        0.2      -        -        -       -        0.2
Health Services ..................................     6.7        -        -        6.7      -        -        -       -        6.7
Human Resources ..................................     6.0        -        -        6.0      -        -        -       -        6.0
Management Services ..............................     2.9        -        -        2.9      -        -        -       -        2.9
Provincial Revenue ...............................     0.9        -        -        0.9      -        -        -       -        0.9
Public Safety and Solicitor General ..............     5.9      12.0       -       17.9      -       0.1       -      0.1      18.0
Skills Development and Labour ....................     3.5       0.3       -        3.8      -        -        -       -        3.8
Sustainable Resource Management ..................     3.7       0.2       -        3.9      -        -        -       -        3.9
Transportation ...................................     8.9       0.5       -        9.4      -        -        -       -        9.4
Water, Land and Air Protection ...................     3.1       0.6      1.6       5.3      -        -        -       -        5.3
Other Appropriations .............................     0.1        -        -        0.1      -        -        -       -        0.1
Cross-Government(3) ..............................    24.5        -       0.7      25.2      -       0.3       -      0.3      25.5
                                                    -----------------------------------  ------------------------------------------
  TOTAL ..........................................    95.0      59.9      6.5     161.4     0.5      1.5      4.5     6.5     167.9
                                                    -----------------------------------  ------------------------------------------
                                                    -----------------------------------  ------------------------------------------

SOURCES OF FUNDING:
  RESTRUCTURING EXIT:
  Government Restructuring (All Ministries) Vote - Supplementary Estimates..................................................   80.5
  Contingencies (All Ministries) and New Programs Vote......................................................................   57.9
  Ministry Budgets .........................................................................................................   23.0
                                                                                                                              -----
  TOTAL ....................................................................................................................  161.4
                                                                                                                              =====
  NON-EXIT:
  Government Restructuring (All Ministries) Vote - Supplementary Estimates..................................................    0.2
  Contingencies (All Ministries) and New Programs Vote......................................................................    4.2
  Ministry Budgets .........................................................................................................    2.1
                                                                                                                              -----
  TOTAL ....................................................................................................................    6.5
                                                                                                                              =====
------------------------------------------------------------------------------------------------------------------------------------

(1)  Restructuring exit costs represent no future value to government.
(2) Non-exit restructuring costs result from the restructuring initiative but do have a future value to government.
(3) Cross-Government staffing expense includes government-wide charges for enhanced pension eligibility ($13 million), involuntary severance
     ($5 million), severance for long-term disability employees ($3.3 million), and other costs not attributable to a specific ministry.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      82
-------------------------------------------------------------------------------

TABLE A2.11    BRITISH COLUMBIA BUILDINGS CORPORATION
               FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED MARCH 31

------------------------------------------------------------------------------------------------------
                                                         1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------------
                                                                              ($ millions)
Revenues:
    Rentals ......................................       403.7     399.0     399.3     403.6     412.7
    Other income .................................        24.8      37.3      48.3      48.2      46.1
    Gains on sale of properties ..................        11.8       9.9      15.9      10.4       6.6
                                                         -----     -----     -----     -----     -----
                                                         440.3     446.2     463.5     462.2     465.4
                                                         -----     -----     -----     -----     -----
Expenses:
    Lease costs and client projects ..............       162.6     165.4     169.0     174.8     172.5
    Operations and maintenance ...................       129.8     139.3     149.7     156.7     168.7
    Amortization .................................        47.9      40.6      39.8      41.6      41.6
    Interest expense .............................        60.7      51.5      60.0      38.2      39.9
                                                         -----     -----     -----     -----     -----
                                                         401.0     396.8     418.5     411.3     422.7
                                                         -----     -----     -----     -----     -----
Net income before restructuring costs ............        39.3      49.4      45.0      50.9      42.7
    Restructuring costs ..........................         -         -         -         -        (5.5)
                                                         -----     -----     -----     -----     -----
Net income .......................................        39.3      49.4      45.0      50.9      37.2
                                                         =====     =====     =====     =====     =====
------------------------------------------------------------------------------------------------------

Source: British Columbia Buildings Corporation.


TABLE A2.12    BRITISH COLUMBIA FERRY CORPORATION
               FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED MARCH 31

-----------------------------------------------------------------------------------------------------------
                                                         1998       1999       2000       2001       2002
-----------------------------------------------------------------------------------------------------------
                                                                              ($ millions)
Revenues
    Tolls ........................................       290.1      296.5      292.4      292.8      305.7
    Catering and other income ....................        88.6       87.6       85.9       91.1       95.0
    Provincial grant/dedicated revenue(1) ........         4.7       24.0       64.9       72.5       71.7
                                                         383.4      408.1      443.2      456.4      472.4
Expenses:
     Salaries, wages and benefits ................       220.6      235.2      227.2      227.1      241.6
     Other operating costs .......................       144.1      146.5      161.9      168.9      166.4
     Net financing expense .......................        33.8       42.4       53.1       (0.3)       0.9
     Amortization ................................        43.9       50.3       60.2       50.0       46.1
                                                         442.4      474.4      502.4      445.7      455.0
Net income (loss) before unusual items ...........       (59.0)     (66.3)     (59.2)      10.7       17.4
    Provision for write-down of PACIFICAT ferries.         -        (48.0)    (240.0)       -        (40.0)
Net income (loss) ................................       (59.0)    (114.3)    (299.2)(2)   10.7      (22.6)
-----------------------------------------------------------------------------------------------------------

(1) Differs from amounts reported in Table A2.6b (dedicated revenue) due to minor year-end accounting adjustments.
(2) Excludes the effect of the government's foregiveness of $1,080 million of debt. This is recorded on the corporation's balance sheet and is accounted for in the government's summary accounts as an adjustment to taxpayer-supported Crown corporations and agencies.

Source:  British Columbia Ferry Corporation.


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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      83
-------------------------------------------------------------------------------

TABLE A2.13   BC TRANSPORTATION FINANCING AUTHORITY
              FIVE-YEAR CONSOLIDATED STATEMENT OF INCOME
              FOR THE YEARS ENDED MARCH 31

---------------------------------------------------------------------------------------------------------------
                                                               1998        1999        2000     2001      2002
---------------------------------------------------------------------------------------------------------------
                                                                                   ($ millions)
Revenue
    Dedicated revenue(1) ................................       130.6      126.3      177.2     199.5     196.7
    Provincial grants ...................................         -          -          -         -        43.7
    Contractors' fees and other .........................         -          -         33.5      87.3      38.2
    Capital contributions (amortization)(2) .............         -          -        189.7     189.7     188.7
                                                                -----      -----      -----     -----     -----
                                                                130.6      126.3      400.4     476.5     467.3
                                                                -----      -----      -----     -----     -----

Expenditures
    Operations and administration .......................        32.6       49.7       46.4      41.0      55.2
    Construction wages and benefits .....................         -          -         26.6      80.6      30.2
    Amortization(2) .....................................        13.9       32.1      231.4     247.9     263.4
    Interest ............................................        27.7       68.1       73.8     106.3     118.4
                                                                -----      -----      -----     -----     -----
                                                                 74.2      149.9      378.2     475.8     467.2
                                                                -----      -----      -----     -----     -----
Earnings (loss) from operations .........................        56.4      (23.6)      22.2       0.7       0.1
Extraordinary items(3) ..................................        (4.8)     (90.7)       -         -         -
                                                                -----      -----      -----     -----     -----
Net (loss) earnings for the year ........................        51.6     (114.3)      22.2       0.7       0.1
                                                                =====      =====      =====     =====     =====
---------------------------------------------------------------------------------------------------------------

(1) Differs from amounts reported in Table A2.6b (dedicated revenue) due to minor year-end accounting adjustments.
(2) Effective March 31, 1999, the provincial government transferred highway infrastructure assets to the Authority. Asset values are recorded on the Authority's balance sheet as a deferred capital contribution, and are amortized as income of the Authority with an offsetting adjustment to amortization expense.
(3) The 1998 figure represents costs for emergency repairs to highways and bridges affected by slides and washouts. The 1999 expenditure represents the net book value of highways in the Lower Mainland that were transferred to the Greater Vancouver Transportation Authority.

Source:  BC Transportation Financing Authority.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      84
-------------------------------------------------------------------------------

TABLE A2.14   FOREST RENEWAL BC
              FIVE-YEAR STATEMENT OF OPERATIONS
              FOR THE YEARS ENDED MARCH 31

----------------------------------------------------------------------------------------------------------------
                                                               1998        1999        2000     2001       2002
----------------------------------------------------------------------------------------------------------------
                                                                                   ($ millions)
Revenues
    Statutory forest revenue ............................       482.8      177.4      301.5     187.1      144.4
    Investment income ...................................        51.2       45.3       31.3      34.4       18.0
                                                                -----      -----      -----     -----      -----
                                                                534.0      222.7      332.8     221.5      162.4
                                                                -----      -----      -----     -----      -----
Expenditures
    Program expenditures ................................       596.4      463.2      314.5     270.8      252.0
    Administration ......................................        25.3       24.1       17.1      14.3       11.3
    Wind-up costs and other one-time items ..............         -          -          -         -         78.8
                                                                -----      -----      -----     -----      -----
                                                                621.7      487.3      331.6     285.1      342.1
                                                                -----      -----      -----     -----      -----
Net revenue .............................................       (87.7)    (264.6)       1.2     (63.6)    (179.7)
                                                                =====      =====      =====     =====

Equity, beginning of the year ...........................       851.1      763.4      498.8     500.0      436.4
    Net revenue .........................................       (87.7)    (264.6)       1.2     (63.6)    (179.7)
    Wind-up transfer to CRF .............................         -          -          -         -       (256.7)
                                                                -----      -----      -----     -----      -----
Equity, end of the year .................................       763.4      498.8      500.0     436.4        -
                                                                =====      =====      =====     =====
----------------------------------------------------------------------------------------------------------------


Source: Forest Renewal BC.


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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      85
-------------------------------------------------------------------------------

TABLE A2.15   BRITISH COLUMBIA HYDRO AND POWER AUTHORITY
              FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED MARCH 31

-------------------------------------------------------------------------------------------
                                            1998      1999      2000      2001        2002
-------------------------------------------------------------------------------------------
                                                         ($ millions)
Revenues
   Domestic                              2,191.7   2,277.9   2,327.5   2,431.0     2,450.0
   Electricity trade                       341.2     739.0   1,129.1   5,458.0(1)  3,861.0
                                         -------   -------   -------   -------     -------
                                         2,532.9   3,016.9   3,456.6   7,889.0     6,311.0
                                         -------   -------   -------   -------     -------
                                         -------   -------   -------   -------     -------
Expenses
   Energy costs                            610.6   1,075.2   1,354.9   5,162.0     4,407.0
   Operating expenses                      561.7     592.3     612.4     929.0(1)    716.0
   Depreciation                            335.7     338.8     365.0     380.0       386.0
   Finance charges                         585.0     615.2     578.8     559.0       544.0
                                         -------   -------   -------   -------     -------
                                         2,093.0   2,621.5   2,911.1   7,030.0     6,053.0
                                         -------   -------   -------   -------     -------
                                         -------   -------   -------   -------     -------
Net income before customer
   profit-sharing and rate stabilization
   account transfer                        439.9     395.4     545.5     859.0       258.0
Customer profit sharing                    (32.1)        -         -    (310.0)          -
Transfer (to) from RSA(2)                      -         -    (129.3)   (103.0)      145.0
                                         -------   -------   -------   -------     -------
Total net income                           407.8     395.4     416.2     446.0       403.0
                                         -------   -------   -------   -------     -------
                                         -------   -------   -------   -------     -------
-------------------------------------------------------------------------------------------

(1) Reflects adjustments and provision to recognize uncertainty in realizing portions of electricity sales to California.

(2) Effective March 31, 1999, the Authority modified its accounting and reporting of transfers (to) from the rate stabilization account (RSA). RSA transfers are now shown as adjustments to net income rather than to retained earnings as previously reported.

Source: British Columbia Hydro and Power Authority.


TABLE A2.16   LIQUOR DISTRIBUTION BRANCH
              FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED MARCH 31

-------------------------------------------------------------------------------------------
                                            1998        1999      2000      2001      2002
-------------------------------------------------------------------------------------------
                                                            ($ millions)
Provincial liquor sales                  1,594.5     1,640.8   1,663.3   1,719.2   1,792.9
   Less: Cost of sales(1)                  825.9       850.6     864.8     891.6     929.6
                                         -------     -------   -------   -------   -------
Gross margin                               768.6       790.2     798.5     827.6     863.3
Operating expenses                        (165.8)     (178.2)   (188.4)   (197.9)   (231.9)
Other income                                 3.2         3.9       7.3      12.7       5.3
                                         -------     -------   -------   -------   -------
Net income                                 606.0(2)    615.9     617.4     642.4     636.7
                                         -------     -------   -------   -------   -------
                                         -------     -------   -------   -------   -------
-------------------------------------------------------------------------------------------

(1)  Includes discounts and commissions.

(2) Differs from the amount reported in Appendix Table A2.6a due to year-end accounting adjustments.

Source: Liquor Distribution Branch.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      86
-------------------------------------------------------------------------------

TABLE A2.17   BRITISH COLUMBIA LOTTERY CORPORATION
              FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED MARCH 31

-------------------------------------------------------------------------------------------------
                                                  1998        1999      2000      2001      2002
-------------------------------------------------------------------------------------------------
                                                                  ($ millions)
Gaming revenue                                   942.2     1,261.5   1,401.5   1,483.0   1,607.4
   Less: Prizes and direct costs                 571.4       699.1     745.9     796.1     863.5
                                               -------     -------   -------   -------   -------
Gross margin                                     370.8       562.4     655.6     686.9     743.9
Operating expenses (net)                         (80.5)     (106.4)   (123.6)   (124.9)   (137.8)
                                               -------     -------   -------   -------   -------
Net income                                       290.3       456.0     532.0     562.0     606.1
                                               -------     -------   -------   -------   -------
                                               -------     -------   -------   -------   -------
Allocation of net income
   Government of Canada                            6.9         7.0       7.2       7.4       7.6
   Funding for provincial gaming programs          4.2         5.0       1.9       3.7       4.1
   Transfers to charities/local governments          -        74.6     106.9     137.2     145.6
   Contribution to provincial revenue            279.2(1)    369.4     416.0     413.7     448.8
                                               -------     -------   -------   -------   -------
                                                 290.3       456.0     532.0     562.0     606.1
                                               -------     -------   -------   -------   -------
                                               -------     -------   -------   -------   -------
-------------------------------------------------------------------------------------------------

(1) Differs from the amount reported in Appendix Table A2.6a due to year-end accounting adjustments.

Source: British Columbia Lottery Corporation.


TABLE A2.18  BRITISH COLUMBIA RAILWAY COMPANY
             FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED DECEMBER 31

-------------------------------------------------------------------------------------------------
                                             1997        1998      1999        2000         2001
-------------------------------------------------------------------------------------------------
                                                              ($ millions)
Revenue                                      427.1       417.6     478.1       495.7        447.2
Expenses                                     349.5       357.9     411.2       451.4        418.6
                                           -------     -------   -------     -------      -------
Operating income                              77.6        59.7      66.9        44.3         28.6
Non-operating expenses                       (37.4)      (35.6)    (32.4)      (38.0)       (35.5)
                                           -------     -------   -------     -------      -------
Income before special charges                 40.2        24.1      34.5         6.3         (6.9)
Special charges                                 -           -     (616.6)(1)   (13.0)(2)   (100.0)(3)
                                           -------     -------   -------     -------      -------
Net income                                    40.2        24.1    (582.1)       (6.7)      (106.9)
                                           -------     -------   -------     -------      -------
                                           -------     -------   -------     -------      -------
-------------------------------------------------------------------------------------------------

(1)  Asset impairment charge on northern British Columbia rail assets.

(2)  Provision to reflect anticipated future costs of environmental remediation.

(3)  Restructuring costs.

Source: British Columbia Railway Company.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      87
-------------------------------------------------------------------------------

TABLE A2.19   INSURANCE CORPORATION OF BRITISH COLUMBIA
              FIVE-YEAR INCOME STATEMENT FOR THE YEARS ENDED DECEMBER 31

-------------------------------------------------------------------------------------------------------------
                                                        1997      1998         1999      2000         2001
-------------------------------------------------------------------------------------------------------------
                                                            ($ millions)
Revenue:
   Net premiums                                      2,303.5   2,368.9      2,382.4   2,387.0      2,447.1
   Investment income                                   387.0     412.2        449.2     625.7        454.0
   Net provincial fine and licence collections(1)       48.8      41.0           -         -            -
                                                     -------   -------      -------   -------      -------
                                                     2,739.3   2,822.1      2,831.6   3,012.7      2,901.1
                                                     -------   -------      -------   -------      -------
Claims and expenses:
   Claims incurred                                   2,025.9   1,915.1      1,842.1   1,739.8      2,128.5
   Claims operations expense                           219.4     248.8        275.2     276.8        274.0
   Traffic operations and road safety programs          60.3     124.3        167.2     159.2        139.9
   Administration, commissions and taxes               419.7     413.4        451.4     479.7        469.7
                                                     -------   -------      -------   -------      -------
                                                     2,725.3   2,701.6      2,735.9   2,655.5      3,012.1
                                                     -------   -------      -------   -------      -------
                                                     2,725.3   2,701.6      2,735.9   2,655.5      3,012.1
Income before unusual items                             14.0     120.5         95.7     357.2       (111.0)
Unusual items                                              -     (47.0)(2)        -    (218.5)(2)   (139.5)(2)
                                                     -------   -------      -------   -------      -------
Net income (loss)                                       14.0      73.5         95.7     138.7       (250.5)
                                                     -------   -------      -------   -------      -------
                                                     -------   -------      -------   -------      -------
-------------------------------------------------------------------------------------------------------------

(1) Commencing in 1997, the corporation assumed responsibility for the collection of licence fees and fines revenues as part of a merger with the Motor Vehicle Branch of the Ministry of Transportation and Highways.

(2)  Road Safety Dividend.

(3) Includes restructuring costs ($39.5 million) and a provision for a reduction in investment value ($100 million).

Source: Insurance Corporation of British Columbia.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      88
-------------------------------------------------------------------------------

TABLE A2.20   FIVE YEAR PROVINCIAL DEBT SUMMARY(1)
              FOR FISCAL YEARS ENDED MARCH 31

-----------------------------------------------------------------------------------------------------------------------
                                                                                                   July 30
                                                                                                    Budget      Actual
                                                     1998        1999        2000        2001        2002        2002
-----------------------------------------------------------------------------------------------------------------------
                                                                              ($ millions)
TAXPAYER-SUPPORTED DEBT
  Provincial government direct operating(2)         11,488      12,217      13,859(3)   12,113      14,142      13,789
  Education facilities(4)
    Schools                                          2,990       3,261       3,609       3,880       4,130       4,092
    Post-secondary institutions                      1,362       1,336       1,369       1,383       1,475       1,425
                                                  ---------   ---------   ---------   ---------   ---------   ---------
                                                     4,352       4,597       4,978       5,263       5,605       5,517
                                                  ---------   ---------   ---------   ---------   ---------   ---------
  Health facilities(4)                               1,417       1,282       1,451       1,780       2,021       1,920
                                                  ---------   ---------   ---------   ---------   ---------   ---------
  Highways, ferries and public transit
    BC Transportation Financing Authority            1,089       1,433       1,843       2,197       2,559       2,514
    British Columbia Ferry Corporation                 795         973          24(3)       21          58          19
    British Columbia Transit                         1,579          59          79          75          82          79
    Public transit(4)                                    -         987         952         948         941         936
    SKYTRAIN extension(4)                                -         133         488         836       1,144       1,044
    Rapid Transit Project 2000 Ltd.                      -          56         101         114           -          47
                                                  ---------   ---------   ---------   ---------   ---------   ---------
                                                     3,463       3,641       3,487       4,191       4,784       4,639
                                                  ---------   ---------   ---------   ---------   ---------   ---------
  Other
    British Columbia Buildings Corporation             735         715         615         610         614         596
    552513 British Columbia Ltd.
      (Skeena Cellulose Inc.)(5)                         -           -           -         337         356           -
    Social housing(6)                                  175         183         205         265         281         299
    Homeowner Protection Office                          -          11          34          71          82         113
    Universities and colleges -- fiscal agency
      loans                                            144         137         130         124         121         114
    Student assistance loans                           273         287         267         159         121          90
    Other(7)                                           104         134         155          85          93          98
                                                  ---------   ---------   ---------   ---------   ---------   ---------
                                                     1,431       1,467       1,406       1,651       1,668       1,310
                                                  ---------   ---------   ---------   ---------   ---------   ---------

TOTAL TAXPAYER-SUPPORTED DEBT                       22,151      23,204      25,181      24,998      28,220      27,175
                                                  ---------   ---------   ---------   ---------   ---------   ---------
SELF-SUPPORTED DEBT
  Commercial Crown corporations and agencies
    British Columbia Hydro and Power Authority       7,234       7,474      6,945        6,852       6,654       6,863
    British Columbia Railway Company                   503         607        655          603         597         614
    552513 British Columbia Ltd.
      (Skeena Cellulose Inc.)(5)                       157         221        280            -           -           -
    Columbia Basin Power Company(8)                     95          94         94           93         118         120
    Columbia Power Corporation                           -           -          -           20          87          64
    Liquor Distribution Branch                           3           3          3            2           2          13
                                                  ---------   ---------   ---------   ---------   ---------   ---------
                                                     7,992       8,399       7,977       7,570       7,458       7,674
  Warehouse borrowing program                          212         658       1,320       1,312         600       1,067
                                                  ---------   ---------   ---------   ---------   ---------   ---------
TOTAL SELF-SUPPORTED DEBT                            8,204       9,057       9,297       8,882       8,058       8,741
                                                  ---------   ---------   ---------   ---------   ---------   ---------
FORECAST ALLOWANCE                                       -           -           -           -         500           -
                                                  ---------   ---------   ---------   ---------   ---------   ---------
TOTAL PROVINCIAL DEBT                               30,355      32,261      34,478      33,880      36,778      35,916
                                                  ---------   ---------   ---------   ---------   ---------   ---------
                                                  ---------   ---------   ---------   ---------   ---------   ---------
-----------------------------------------------------------------------------------------------------------------------

(1) Debt is after deduction of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used in 2001/02

(2) A change in accounting policy resulted in vehicle leases being recorded as capital costs rather than operating expenditures. Government operating debt has been restated to include the vehicle lease obligations as follows: 1998/99 -- $27 million, 1999/00 -- $26 million, 2000/01 -- $44 million and 2001/02 -- $50 million.

(3) Effective March 31, 2000, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Ferry Corporation Corporation ($1,080 million) and 580440 British Columbia Ltd. (Vancouver Trade and Convention Centre) ($70 million). Although this resulted in a change to debt composition, debt totals were not affected.

(4) Represents government direct debt incurred for capital financing purposes.

(5) Based on a revised outlook for world pulp prices and its potential impact on the finances of 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the company's debt was reclassified from self-supported to taxpayer-supported in 2000/01. In March 2002, the company's debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million) in preparation for returning Skeena Cellulose Inc. to the private sector.

(6) Includes the British Columbia Housing Management Commission and the Provincial Rental Housing Corporation.

(7) Includes the British Columbia Assessment Authority, the Pacific Racing Association, and other taxpayer-supported Crown corporations and agencies. Also includes loan guarantees to agricultural producers, guarantees issued under economic development assistance programs and loan guarantee provisions.

(8) A joint venture of the Columbia Power Corporation and Columbia Basin
    Trust.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      89
-------------------------------------------------------------------------------

TABLE A2.21   FIVE YEAR PROVINCIAL DEBT SUMMARY -- SUPPLEMENTARY INFORMATION
              FOR FISCAL YEARS ENDED MARCH 31

---------------------------------------------------------------------------------------------------------
                                                  1998        1999        2000        2001        2002
---------------------------------------------------------------------------------------------------------
                                                                        (per cent)
PER CENT OF GDP:
  TAXPAYER-SUPPORTED DEBT
  Provincial government direct                      10.0        10.6        11.5         9.5        10.6
  Education                                          3.8         4.0         4.1         4.1         4.2
  Health facilities                                  1.2         1.1         1.2         1.4         1.5
  Highways, ferries and public transit               3.0         3.1         2.9         3.3         3.6
  Other debt                                         1.2         1.3         1.2         1.3         1.0
                                                ---------   ---------   ---------   ---------   ---------
    Total taxpayer-supported debt                   19.3        20.1        20.9        19.6        20.8
                                                ---------   ---------   ---------   ---------   ---------
  SELF-SUPPORTED DEBT
  Commercial Crown corporations and agencies         7.0         7.3         6.6         5.9         5.9
  Warehouse borrowing program                        0.2         0.6         1.1         1.0         0.8
                                                ---------   ---------   ---------   ---------   ---------
    Total self-supported debt                        7.2         7.8         7.7         7.0         6.7
                                                ---------   ---------   ---------   ---------   ---------
  TOTAL PROVINCIAL DEBT                             26.5        27.9        28.6        26.6        27.5
                                                ---------   ---------   ---------   ---------   ---------
                                                ---------   ---------   ---------   ---------   ---------

GROWTH RATES:                                                           (per cent)
  TAXPAYER-SUPPORTED DEBT
  Provincial government direct                       4.2         6.3        13.4       -12.6        13.8
  Education                                          2.9         5.6         8.3         5.7         4.8
  Health facilities                                 -1.0        -9.5        13.2        22.7         7.9
  Highways, ferries and public transit              10.1         5.1        -4.2        20.2        10.7
  Other debt                                        -0.6         2.5        -4.2        17.4       -20.7
    Total taxpayer-supported debt                    4.1         4.8         8.5        -0.7         8.7

  SELF-SUPPORTED DEBT
  Commercial Crown corporations and agencies        -0.1         5.1        -5.0        -5.1         1.4
  Warehouse borrowing program                      112.0       210.4       100.6        -0.6       -18.7
    Total self-supported debt                        1.3        10.4         2.6        -4.5        -1.6
  TOTAL PROVINCIAL DEBT                              3.4         6.3         6.9        -1.7         6.0

PER CAPITA DEBT:                                                         (dollars)
  TAXPAYER-SUPPORTED DEBT
  Provincial government direct                     2,901       3,056       3,441       2,984       3,367
  Education                                        1,099       1,150       1,236       1,297       1,347
  Health facilities                                  358         321         360         439         469
  Highways, ferries and public transit               874         911         866       1,033       1,133
  Other debt                                         361         367         349         407         320
                                                ---------   ---------   ---------   ---------   ---------
    Total taxpayer-supported debt                  5,594       5,805       6,251       6,159       6,635
                                                ---------   ---------   ---------   ---------   ---------
  SELF-SUPPORTED DEBT
  Commercial Crown corporations and agencies       2,018       2,101       1,980       1,865       1,874
  Warehouse borrowing program                         54         165         328         323         261
                                                ---------   ---------   ---------   ---------   ---------
    Total self-supported debt                      2,072       2,266       2,308       2,188       2,134
                                                ---------   ---------   ---------   ---------   ---------
  TOTAL PROVINCIAL DEBT                            7,665       8,071       8,559       8,347       8,769
                                                ---------   ---------   ---------   ---------   ---------
                                                ---------   ---------   ---------   ---------   ---------
---------------------------------------------------------------------------------------------------------

Note: Totals may not add due to rounding.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      90
-------------------------------------------------------------------------------

TABLE A2.22   SUMMARY OF CHANGES FROM THE 2001/02
              THIRD QUARTERLY REPORT REVISED FORECAST --
              CAPITAL SPENDING AND DEBT

------------------------------------------------------------------------------------------------------
                                                                                               Final
                                                                                  Change      Results
                                                                                 ---------   ---------
                                                                                      ($ millions)
CAPITAL SPENDING -- THIRD QUARTER REVISED FORECAST                                              2,493
  TAXPAYER-SUPPORTED
    Education facilities                                                              (42)
    Health facilities                                                                 (31)
    BC Transportation Financing Authority                                              (7)
    British Columbia Ferry Corporation                                                (11)
    Rapid Transit project 2000                                                        (32)
    Ministry minor capital                                                            (30)
    Other                                                                             (27)       (180)
                                                                                 ---------
  SELF-SUPPORTED COMMERCIAL
    British Columbia Hydro and Power Authority                                         10
    Columbia power projects                                                           (10)
    Other                                                                              (5)         (5)
                                                                                 ---------   ---------
CAPITAL SPENDING -- ACTUAL                                                                      2,308
                                                                                             ---------
                                                                                             ---------
PROVINCIAL DEBT AT MARCH 31, 2002 -- THIRD QUARTER REVISED FORECAST
  TAXPAYER-SUPPORTED DEBT
    Provincial government operating -- improved results of the CRF                    (87)
    Education facilities -- reduced capital spending                                  (92)
    Health facilities -- reduced capital spending                                     (30)
    Other                                                                              14
                                                                                 ---------
    Total taxpayer-supported                                                                     (195)

  SELF-SUPPORTED COMMERCIAL
    BC Hydro -- higher income, lower capital spending and reduced working
      capital requirements                                                                       (213)
    BC Rail and Columbia Power Corporation                                                        (28)
    Warehouse program -- lower year-end balance                                                   (33)
                                                                                             ---------
PROVINCIAL DEBT AT MARCH 31, 2002 -- 2001/02 PUBLIC ACCOUNTS                                    35,916
                                                                                             ---------
                                                                                             ---------
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      91
-------------------------------------------------------------------------------

TABLE A2.23   HISTORICAL SUMMARY ACCOUNTS SURPLUS (DEFICIT)
              FOR FISCAL YEARS ENDED MARCH 31(1)

--------------------------------------------------------------------------------------------------
                                              Crown                       Summary      Surplus
           Consolidated Revenue Fund       Corporations       Joint       Accounts     (Deficit)
        --------------------------------       and         Trusteeship    Surplus    as a Per Cent
Year    Revenue   Expenditure    Balance     Agencies     Arrangements   (Deficit)      of GDP
--------------------------------------------------------------------------------------------------
1970      1,248       1,244           4          -                -            4            -
1971      1,373       1,274          99          -                -           99          1.1
1972      1,558       1,474          84          -                -           84          0.8
1973      1,772       1,675          97          -                -           97          0.8
1974      2,217       2,071         146          -                -          146          1.0
1975      2,769       2,779         (10)         -                -          (10)        (0.1)
1976      3,124       3,534        (410)         -                -         (410)        (2.1)
1977      3,785       3,691          94          -                -           94          0.4
1978      4,372       4,168         204          -                -          204          0.8
1979      4,853       4,582         271          -                -          271          0.9
1980(1)   5,860       5,318         542        (88)               -          454          1.4
1981      5,982       6,239        (257)        45                -         (212)        (0.6)
1982      7,139       7,323        (184)        43                -         (141)        (0.3)
1983      7,678       8,662        (984)      (257)               -       (1,241)        (2.8)
1984      8,335       9,347      (1,012)        49                -         (963)        (2.0)
1985      8,807       9,801        (994)       172                -         (822)        (1.6)
1986      9,160      10,127        (967)       110                -         (857)        (1.6)
1987      9,463      10,624      (1,161)       526                -         (635)        (1.1)
1988     11,007      11,055         (48)       119                -           71          0.1
1989     12,570      11,834         736        194                -          930          1.3
1990     13,656      13,200         456         40                -          496          0.7
1991     14,236      15,010        (774)       107                -         (667)        (0.8)
1992     14,570      17,101      (2,531)       192                -       (2,339)        (2.8)
1993     16,172      17,858      (1,686)       210                -       (1,476)        (1.7)
1994     17,923      18,833        (910)        11                -         (899)        (1.0)
1995     19,506      19,953        (447)       219                -         (228)        (0.2)
1996     19,698      20,054        (356)        38                -         (318)        (0.3)
1997     20,126      20,241        (115)      (270)               -         (385)        (0.4)
1998     20,216      20,135          81       (248)               -         (167)        (0.1)
1999     20,306      20,587        (281)      (722)               -       (1,003)        (0.9)
2000     21,832      22,215        (383)       406                -           23            -
2001     24,013      22,465       1,548        (70)             (52)       1,426          1.1
2002     22,962      24,913      (1,951)(2)   (746)(2)        1,464       (1,233)        (0.9)
--------------------------------------------------------------------------------------------------

(1) The provincial government began publishing summary financial statements in 1979/80. Figures for prior years are unavailable. For 1970/71 to 1978/79, the CRF surplus/(deficit) is used in place of the summary accounts surplus/(deficit).

(2) Does not include the $256-million transfer to the CRF for the wind-up of Fisheries and Forest Renewal BC.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      92
-------------------------------------------------------------------------------

TABLE A2.24   HISTORICAL REVENUE BY SOURCE
              CONSOLIDATED REVENUE FUND
              FOR FISCAL YEARS ENDED MARCH 31(1)

--------------------------------------------------------------------------------------------------
                                                Contributions    Contributions
                                                    from             from
                      Natural       Other        Government       the Federal
Year     Taxation     Resource     Revenue       Enterprises       Government       Total
--------------------------------------------------------------------------------------------------
                                       ($ millions)
1985      5,015          721          886           360             1,825            8,807
1986      5,237          704          965           398             1,856            9,160
1987      5,354          658          979           448             2,024            9,463
1988      6,200        1,223        1,060           470             2,054           11,007
1989      6,973        1,272        1,729           447             2,149           12,570
1990(2)   8,095        1,249        1,464           727             2,121           13,656
1991      8,702        1,171        1,433           834             2,096           14,236
1992      8,997        1,101        1,573           701             2,198           14,570
1993      9,897        1,264        1,580         1,016             2,415           16,172
1994(3)  11,101        1,772        1,733         1,048             2,269           17,923
1995     11,937        2,244        1,835         1,028             2,462           19,506
1996(4)  12,509        2,026        1,801           968             2,394           19,698
1997     13,094        2,186        1,743         1,148             1,955           20,126
1998     13,103        2,197        1,799         1,280             1,837           20,216
1999     13,134        1,829        1,831         1,362             2,150           20,306
2000(5)  13,364        2,517        1,888         1,454             2,609           21,832
2001(5)  13,881        3,975        1,860         1,500             2,797           24,013
2002     13,652        3,108        1,910         1,437             2,855           22,962
--------------------------------------------------------------------------------------------------

(1) Revenue has been restated to reflect the government's accounting policy at March 31, 2002. Further information is provided in footnotes to Table A2.3, and in the introduction to this appendix. Figures exclude dedicated revenue collected on behalf of, and transferred to, Crown corporations and agencies. These revenues are included as part of the operations of the Crown corporations and agencies. Figures are based on PUBLIC ACCOUNTS information.

(2) Beginning in 1989/90, other revenue has been restated to reflect a change in accounting policy to exclude sinking fund earnings from revenue.

(3) Beginning in 1993/94, revenue has been restated to reflect a change in accounting policy to show allowances for doubtful collection of revenue accounts as deductions from revenue. Previously, these amounts were recorded as expenditures.

(4) Beginning in 1995/96, other revenue has been restated to reflect a change in accounting policy to exclude from revenue and expenditure, non-cash exchanges of Crown land (of equivalent value) to third parties.

(5) CRF revenue has been restated for 1999/00 and 2000/01 to reflect a reduction in personal income tax revenue due to a federal error in the calculation of personal income tax remittances to BC resulting from capital gains refunds associated with mutual fund trusts for the 2000 tax year and one quarter of the 2001 tax year. The effect reduces revenue by $14 million in 1999/00 and $52 million in 2000/01. The federal government's errors relating to 1999 and prior years have not been recorded as the amounts and resolution are under verification and legal review.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      93
-------------------------------------------------------------------------------

TABLE A2.25   HISTORICAL REVENUE BY FUNCTION
              CONSOLIDATED REVENUE FUND
              FOR FISCAL YEARS ENDED MARCH 31(1)


--------------------------------------------------------------------------------------------------
                    Social                                     Debt
Year    Health     Services    Education    Transportation    Servicing     Other(2)    Total
--------------------------------------------------------------------------------------------------
                                       ($ millions)
1985     3,042      1,266        2,455          1,263            275        1,500       9,801
1986     3,161      1,298        2,385          1,157            342        1,784      10,127
1987     3,446      1,298        2,495            905            384        2,096      10,624
1988     3,684      1,349        2,663            928            525        1,906      11,055
1989     4,012      1,440        2,920            844            530        2,088      11,834
1990(3)  4,502      1,496        3,228          1,199            457        2,318      13,200
1991     5,028      1,669        4,113          1,188            478        2,534      15,010
1992     5,617      1,994        4,521          1,262            590        3,117      17,101
1993     6,003      2,366        4,804          1,078(5)         736        2,871      17,858
1994     6,287      2,704        4,984          1,024(5)         844        2,990      18,833
1995     6,584      2,890        5,252            907            931        3,389      19,953
1996     6,778      3,033        5,492            852            887        3,012      20,054
1997(5)  7,038      2,969        5,750            844            867        2,773      20,241
1998(6)  7,224      3,048        5,766            770            834        2,493      20,135
1999     7,479      3,031        5,825            790            838        2,624      20,587
2000(5)  8,017      3,011        5,975          1,697            835        2,680      22,215
2001     8,745      3,126        6,357            611            889        2,737      22,465
2002(7)  9,846      3,286        6,853            701            761        3,466      24,913
--------------------------------------------------------------------------------------------------

(1) Expenditure has been restated to reflect the government's accounting policy at March 31, 2002. Further information is provided in footnotes to Table A2.8. Figures are based on PUBLIC ACCOUNTS information.

(2) Other includes protection of persons and property, natural resources and economic development, general government and other expenditures.

(3) Beginning in 1989/90, expenditure has been restated to report sinking fund earnings as a deduction from expenditure. Previously, these earnings were reported as revenue. The annual deficits are unchanged by this accounting policy change.

(4) Beginning in 1990/91, the provincial government assumed full responsibility for contributions to school districts previously funded through residential school property taxes. As a result, some expenditures formerly financed by local school districts are included as expenditures of the government.

(5) Responsibility for highway capital construction was transferred to the BC Transportation Financing Authority in 1993/94.

(6) Certain prior years' comparative expenditure figures were increased reflecting a change in government's capitalization policy
    (2000/01 $2 million, 1999/00 $3 million).

(7) 2002/02 expense includes $161 million for restructuring exit costs.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      94
-------------------------------------------------------------------------------

TABLE A2.26   HISTORICAL PROVINCIAL DEBT SUMMARY
              FOR FISCAL YEARS ENDED MARCH 31(1)

----------------------------------------------------------------------------------------------------------------------------------
                                Taxpayer-Supported Debt

------------------------------------------------------------------------------                                  Total     Taxpayer-
      Provincial     Education      Health                                    Total                             Debt      Supported
      Government     Facilities   Facilities      Highways,                 Taxpayer-    Self-       Total      as a      Debt as a
        Direct        Capital      Capital      Ferries and                Supported  Supported   Provincial   Per Cent   Per Cent
Year  Operating      Financing    Financing    Public Transit    Other(2)     Debt      Debt(3)     Debt        of GDP     of GDP
----------------------------------------------------------------------------------------------------------------------------------
                                                               (millions)                                           (per cent)
1970         -          338            42            142          100          622      1,661      2,283        25.7        7.0
1971         -          362            64            172           99          697      1,808      2,505        26.9        7.5
1972         -          380            85            233           95          793      1,948      2,741        26.5        7.7
1973         -          408           105            288           87          888      2,062      2,950        24.8        7.5
1974         -          425           117            340          145        1,027      2,228      3,255        22.1        7.0
1975         -          485           133            386          149        1,153      2,650      3,803        21.8        6.6
1976         -          557           178            544          145        1,424      3,144      4,568        23.4        7.3
1977       261          658           236            649          188        1,992      3,787      5,779        25.1        8.7
1978       261          710           291            656          215        2,133      4,464      6,597        25.7        8.3
1979       261          778           334            653           91        2,117      4,838      6,955        24.2        7.4
1980       235          836           401            730          195        2,397      5,704      8,101        24.3        7.2
1981       209          919           461            729          270        2,588      5,956      8,544        22.3        6.8
1982       183        1,067           561            844          291        2,946      7,227     10,173        22.7        6.6
1933       883        1,204           660          1,024          894        4,665      7,692     12,357        27.5       10.4
1984     1,596        1,321           712          1,392        1,174        6,195      8,440     14,635        30.8       13.1
1985     2,476        1,308           717            691(4)     1,276        6,468      9,082(4)  15,550        31.2       13.0
1986     3,197        1,276           680          1,034        1,376        7,563      8,990     16,553        30.9       14.1
1987     4,802        1,268           681          1,097          812        8,660      8,485     17,145        30.3       15.3
1988     5,017        1,278           716          1,192          660        8,863      8,149     17,012        27.2       14.2
1989     4,919        1,322           763          1,213          842        9,059      7,396     16,455        23.7       13.1
1990     4,209        1,367           837          1,244        1,262        8,919      7,340     16,259        21.5       11.8
1991     4,726        1,565           959          1,287        1,281        9,818      7,444     17,262        21.8       12.4
1992     6,611        1,939         1,040          1,527        1,431       12,548      7,493     20,041        24.4       15.3
1993     8,969        2,426         1,141          1,719        1,641       15,896      7,526     23,422        26.8       18.2
1994    10,257(5)     3,054         1,181          1,862(5)     1,627       17,981      7,946     25,927        27.5       19.1
1995    10,181        3,631         1,318          2,158        1,749       19,037      8,013     27,050        26.9       18.9
1996    10,237        3,990         1,399          2,598        1,695       19,919      8,847     28,766        27.2       18.8
1997    11,030        4,230         1,431          3,144        1,440       21,275      8,096     29,371        26.9       19.5
1998    11,488        4,352         1,417          3,463        1,431       22,151      8,204     30,355        26.5       19.3
1999    12,217(6)     4,597         1,282          3,641        1,467       23,204      9,057     32,261        27.9       20.1
2000    13,859(6)     4,978         1,451          3,467(6)     1,406       25,181      9,297     34,478        28.6       20.9
2001    12,113(6,7)   5,263         1,780          4,191(7)     1,651(7,8)  24,998      8,882(8)  33,880        26.6       19.6
2002    13,789(6,9)   5,517         1,920          4,639        1,310(9)    27,175      8,741     35,916        27.5       20.8
----------------------------------------------------------------------------------------------------------------------------------



(1) Debt is after deduction of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used in 2001/02.

(2) Includes the British Columbia Buildings Corporation, British Columbia Housing Management Commission, Provincial Rental Housing Corporation and other taxpayer-supported Crown corporations and agencies. Also includes loan guarantees to agricultural producers, guarantees issuer under economic development assistance programs and loan guarantee provisions.

(3) Includes commercial Crown corporations and agencies and, beginning in 1995/96, funds held under the province's warehouse borrowing program.

(4) Prior to 1984/85 debt outstanding for the British Columbia Railway
    Company was classified as taxpayer-supported debt. Beginning in 1984/85 the company was considered to be a commercial operation.

(5) Prior to the establishment of the BC Transportation Financing Authority in the spring of 1993, capital financing for highways was provided through provincial government direct operating debt.

(6) A change in accounting policy resulted in vehicle leases being recorded as capital costs rather than operating expenditures. Government operating debt has been restated to include the vehicle lease obligations as follows:
    1998/99 - $27 million, 1999/00 - $26 million, 2000/01 - $44 million and
    2001/02 - $50 million.

(7) Effective March 31, 2000, the provincial government assumed responsibility for fiscal agency loans of the British Columbia Ferry Corporation ($1.080 million) and 580440 British Columbia Ltd. (Vancouver Trade and Convention Centre) ($70 million).

(8) Based on a revised outlook for world pulp prices and its potential impact on the finances of 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the company's debt was reclassified from self-supported to taxpayer-supported in 2000/01.

(9) In March 2002, Skeena Cellulose debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million) in preparation for returning Skeens Cellulose Inc. to the private sector.

-------------------------------------------------------------------------------
                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      95
-------------------------------------------------------------------------------

TABLE A2.27   PROVINCIAL TAXES (AS OF JULY 2002)

-----------------------------------------------------------------------------------------------------------------------------------
Type and Statute Reference   Tax Base                      Tax Rate                       Characteristics and Exemptions
-----------------------------------------------------------------------------------------------------------------------------------
Income --                    Taxable Income                13.5% of taxable income.       Both personal and corporate taxes are
  INCOME TAX ACT             (1) Corporate.                (small business rate: 4.5%).   administered by the Canada Customs and
                                                                                          Revenue Agency under an agreement
                                                                                          between the province and the federal
                                                                                          government.

                                                                                          Corporate tax credits include the
                                                                                          scientific research and experimental
                                                                                          development tax credit, the logging tax
                                                                                          credit and the film tax credit. In
                                                                                          addition, the provincial political
                                                                                          contributions tax credit, the provincial
                                                                                          royalty tax credit, the mining exploration
                                                                                          tax credit and venture capital tax credits
                                                                                          are available to both individuals and
                                                                                          corporations.

                             (2) Personal                  Tax rates of 6.05%, 9.15%,     Under the tax on income system, BC
                                                           11.7%, 13.7% and 14.7%         provides a set of non-refundable credits
                                                           corresponding to tax           equivalent to all federal non-refundable
                                                           brackets of up to $31,124,     credits.
                                                           $31,124 to $62,249,
                                                           $62,249 to $71,470,            BC Family Bonus and BC Earned Income
                                                           $71,470 to $86,785 and         Benefit are combined with the federal
                                                           over $86,785.                  government's Canada Child Tax Benefit
                                                                                          in a single monthly payment to families.
                                                                                          Tax credits for claims against personal
                                                                                          and corporate income taxes include the
                                                                                          refundable sales tax credit, refundable
                                                                                          venture capital tax credit for individuals
                                                                                          and non-refundable venture capital tax
                                                                                          credit for corporations.
-----------------------------------------------------------------------------------------------------------------------------------
Capital --                   Net BC paid-up capital        General rate 0.15%             Associated groups of corporations with net
  CORPORATION CAPITAL        for general corporations      effective from                 paid-up capital of less than $5.0 million
  TAX ACT                    includes share capital,       September 1, 2001 to           are exempt from the tax. Family farm,
                             retained earnings and         August 31, 2002.               cooperative, non-profit and other
                             surpluses, liabilities and                                   specified corporations are also exempt.
                             deferred credits less         Banks, trust companies         The tax rate is phased in for corporations
                             deductions for current        and credit unions with net     with net British Columbia paid-up capital
                             accounts payable, specific    paid-up capital: greater than  between $5.0 million and $5.25 million.
                             investments and qualifying    $1 billion -- 3%; $1 billion   There is a special flat fee for
                             purchases of new capital      or less or headquartered in    corporations above the exemption
                             assets. Special definition    British Columbia 1%.           threshold but with net paid-up capital
                             of net BC paid-up capital                                    allocated to British Columbia below the
                             for banks, trust companies,                                  threshold.
                             credit unions and
                             investment dealers.
-----------------------------------------------------------------------------------------------------------------------------------
Real Property Transfers --   Fair market value of          1% on the first $200,000 of    Exemptions include: transfers of principal
  PROPERTY TRANSFER TAX ACT  property or interest in       value transferred and 2%       residences, recreational residences and
                             property transferred.         on amounts in excess of        family farms to related individuals;
                                                           $200,000.                      transfers of property between spouses
                                                                                          pursuant to written separation agreements
                                                                                          or court orders; transfers of property to
                                                                                          local governments, registered charities
                                                                                          and educational institutions; transfers of
                                                                                          property to veterans under the VETERAN'S
                                                                                          LAND ACT (Canada); transfers of land to
                                                                                          be protected, preserved, conserved or
                                                                                          kept in a natural state; and transfers
                                                                                          of leases less than 31 years in
                                                                                          duration. A number of technical
                                                                                          exemptions are also provided.
                                                                                          Eligible first time home-buyers are exempt
                                                                                          from tax on transfers of eligible
                                                                                          properties.
-----------------------------------------------------------------------------------------------------------------------------------

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      96
-------------------------------------------------------------------------------

TABLE A2.27   PROVINCIAL TAXES (AS OF JULY 2002) -- CONTINUED

-----------------------------------------------------------------------------------------------------------------------------------
Type and Statute Reference   Tax Base                      Tax Rate                       Characteristics and Exemptions
-----------------------------------------------------------------------------------------------------------------------------------
Retail Sales --              Purchase and lease price of   General rate is 7.5%.          Collected through vendors and lessors
  SOCIAL SERVICES TAX ACT    tangible personal property,   Liquor 10%.                    registered under the act and paid by
                             repair labour and legal       Passenger vehicles:            purchasers and lessees. The exemptions
                             services.                     under $47,000 - 7.5%;          generally fall into four categories:
                                                           $47,000 to $48,000 - 8%;       (1) items considered to be basic
                                                           $48,000 to $49,000 - 9%;       necessities of life such as food and
                                                           greater than $49,000 - 10%.    prescription and non-prescription drugs;
                                                                                          (2) specified inputs for certain sectors
                                                                                          to enhance competitiveness such as the
                                                                                          exemption for machinery and equipment used
                                                                                          in manufacturing and in the natural
                                                                                          resource industries and the exemption of
                                                                                          specified equipment used by BONA FIDE
                                                                                          farmers, fishers and aquaculturists;
                                                                                          (3) safety-related equipment designed to
                                                                                          be worn by a worker, such as
                                                                                          high-visibility vests and steel-toed
                                                                                          boots, and specified general safety
                                                                                          equipment such as life jackets; (4) energy
                                                                                          conservation materials and equipment such
                                                                                          as insulation material for buildings, and
                                                                                          eligible wind, solar and micro-hydro
                                                                                          equipment.
-----------------------------------------------------------------------------------------------------------------------------------
Accommodation --             Purchase price of             8%. Eligible local             Exemptions include accommodation rented
  HOTEL ROOM TAX ACT         accommodation                 governments may apply to       for a period in excess of two months;
                                                           have the province levy an      lodging provided in hospitals and nursing
                                                           additional tax of up to 2%     homes; lodging supplied to employees
                                                           in specified areas on their    by employers; lodging on ships or trains;
                                                           behalf.                        hotel rooms not used for accommodation;
                                                                                          charges of $20 or less per day; charitable
                                                                                          institutions; trailer parks and campsites;
                                                                                          cabins without utilities and other
                                                                                          amenities; and establishments with
                                                                                          accommodation for less than four tenants.
-----------------------------------------------------------------------------------------------------------------------------------
Tobacco --                   By cigarette, cigar retail    15 cents per cigarette
  TOBACCO TAX ACT            price, and weight on other    and tobacco stick; 77% of
                             tobacco products.             retail price on cigars to a
                                                           maximum tax of $5 per cigar;
                                                           15 cents per gram of loose
                                                           tobacco.
-----------------------------------------------------------------------------------------------------------------------------------
Motor Fuel --                                                                             Tax generally applies to all fuels used in
  MOTOR FUEL TAX ACT                                                                      internal combustion engines. Qualifying
                                                                                          persons with disabilities who own or lease
                                                                                          a vehicle are entitled to refunds of
                                                                                          provincial tax paid up to an annual
                                                                                          maximum of $400. In the Vancouver Regional
                                                                                          Transit service area the province collects
                                                                                          an additional 6 cents per litre tax on
                                                                                          clear gasoline and motive fuel on behalf
                                                                                          of TRANSLINK to help fund regional public
                                                                                          and private transportation system costs.
                                                                                          In the Victoria Regional Transit service
                                                                                          area the province collects (collected on
                                                                                          behalf of) an additional 2.5 cents per
                                                                                          litre on behalf of BC Transit to help fund
                                                                                          the public transit system.
-----------------------------------------------------------------------------------------------------------------------------------

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      97
-------------------------------------------------------------------------------

TABLE A2.27   PROVINCIAL TAXES (AS OF JULY 2002) -- CONTINUED

-----------------------------------------------------------------------------------------------------------------------------------
Type and Statute Reference   Tax Base                      Tax Rate                       Characteristics and Exemptions
-----------------------------------------------------------------------------------------------------------------------------------
Motor Fuel --             -  Clear gasoline (unleaded      11 cents per litre. Includes
  MOTOR FUEL TAX ACT         gasoline only).               3.25 cents per litre collected
  (continued)                                              on behalf of the BC
                                                           Transportation Financing
                                                           Authority, and 1.25 cents
                                                           per litre collected on behalf
                                                           of the British Columbia
                                                           Ferry Corporation. Of the
                                                           tax collected in the Greater
                                                           Vancouver Regional District,
                                                           5 cents is collected on behalf
                                                           of TRANSLINK.

                          -  Motive fuel.                  11.5 cents per litre.          Tax applies to any fuel except unleaded
                                                           Includes 3.25 cents per        gasoline, gasohol, natural gas, propane
                                                           litre collected on behalf      and butane used in a motor vehicle.
                                                           of the BC Transportation       Refunds of 0.5 cents per litre are
                                                           Financing Authority, and       available for motive fuel used in private
                                                           1.25 cents per litre on        passenger vehicles.
                                                           behalf of the British
                                                           Columbia Ferry Corporation.
                                                           Of the tax collected in the
                                                           Greater Vancouver Regional
                                                           District, 5 cents is
                                                           collected on behalf of
                                                           TRANSLINK.

                          -  Alternative fuels.            Propane 2.1 cents per litre.   Natural gas, 85% ethanol and methanol
                                                                                          blends are exempt from tax.

                                                                                          Fuels using PuriNOx additive technology
                                                                                          to blend at least 15% water and diesel
                                                                                          motor fuel is also exempt from taxation
                                                                                          until July 31, 2004.

                          -  Coloured fuel, marine         3 cents per litre.             Coloured fuel may only be used for
                             diesel fuel.                                                 specified primary production and
                                                                                          industrial uses. BONA FIDE farmers are
                                                                                          exempt from paying the tax when fuel is
                                                                                          used for farming purposes.

                          -  Locomotive fuel.              3 cents per litre.             Tax applies to fuel specifically for use
                                                                                          in locomotives.

                          -  Jet and aviation fuel.        2 cents per litre.             Jet fuel tax applies to fuel produced
                                                                                          specifically for use in a turbine aircraft
                                                                                          engine.

                                                                                          Aviation fuel tax applies to fuel produced
                                                                                          specifically for use in a non-turbine
                                                                                          aircraft engine.
-----------------------------------------------------------------------------------------------------------------------------------
Motor Fuel --             -  Natural gas used in           7% of price if purchased.      Tax applies to natural gas used in
  MOTOR FUEL TAX ACT         stationary engines.           1.1 cents per 810.32 if used   stationary engines other than pipeline
  (continued)                                              but not purchased.             compressors.

                          -  Natural gas used in pipeline  1.9 cents per 810.32 litres.   Tax applies to natural gas used in a
                             compressors to transmit                                      stationary engine at a pipeline compressor
                             marketable gas.                                              station.

                             Natural gas used in pipeline  Exempt.
                             compressors to extract and
                             transmit raw gas from wells
                             to processing plants.

                             Natural gas used in           Exempt.
                             compressors to re-inject
                             sour gas into depleted
                             wells.
-----------------------------------------------------------------------------------------------------------------------------------

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      98
-------------------------------------------------------------------------------

TABLE A2.27   PROVINCIAL TAXES (AS OF JULY 2002) -- CONTINUED

-----------------------------------------------------------------------------------------------------------------------------------
Type and Statute Reference   Tax Base                      Tax Rate                       Characteristics and Exemptions
-----------------------------------------------------------------------------------------------------------------------------------
Motor Fuel --                Marine bunker.                Exempt.                        Exemption applies to bunker fuel, or a
  MOTOR FUEL TAX ACT                                                                      combination of bunker and other fuels used
  (continued)                                                                             as fuel in a ship.
-----------------------------------------------------------------------------------------------------------------------------------
Race-meetings --             Parimutuel betting pool.      7%.                            Total provincial tax, net of commissions,
  HORSE RACING TAX ACT                                                                    is returned to the British Columbia Racing
                                                                                          Commission to be spent on increased
                                                                                          purses, maintenance of a breeders
                                                                                          incentive fund, grants for breeders
                                                                                          societies, operating race courses and
                                                                                          horse racing meets, equine health
                                                                                          research, and capital construction
                                                                                          projects and related research costs.
-----------------------------------------------------------------------------------------------------------------------------------
Natural Resources --         Net income from logging       10% (fully recoverable         Net income from logging after deducting
  LOGGING TAX ACT            in B.C.                       against federal and            non-forestry income and a processing
                                                           provincial corporation and     allowance.
                                                           personal income tax).

  MINERAL LAND TAX ACT       Assessed value of freehold    Undesignated mineral           Rates of tax set on sliding scale,
                             mineral land and production   land -- $1.25 to $4.94         dependent on size and designation
                             areas.                        per hectare. Designated        of land.
                                                           production areas -- $4.94
                                                           per hectare.

  MINERAL TAX ACT            Cash flow from individual     2% of net current proceeds     Tax calculated on a mine-by-mine basis.
                             metal and coal mines (other   (NCP). 13% of net revenue      NCP tax paid on current operating cash
                             than placer gold mines).      (NR).                          flow until all current and capital costs,
                                                                                          plus any investment allowance, are
                                                                                          recovered. NR tax paid thereafter on
                                                                                          cumulative cash flow. NCP tax creditable
                                                                                          against NR tax.

                             Volume of production          $0.15 per tonne removed        An operator may deduct 25,000 tonnes from
                             of limestone, dolomite,       from all quarries operated.    the total number of tonnes removed from
                             marble, shale, clay, volcanic                                all quarries operated by that operator.
                             ash, diatomaceous earth,                                     However the amount deducted from any one
                             sandstone, quartzite and                                     quarry by all operators of that quarry
                             dimension stone.                                             must not exceed 25,000 tonnes.

                             Value of minerals sold by     0.5% of value of minerals
                             placer gold mines.            sold.
-----------------------------------------------------------------------------------------------------------------------------------
Insurance --                 Direct premiums written.      4% for vehicle and general     Exemptions -- benefit societies; mutual
  INSURANCE PREMIUM                                        insurance; 2% for life,        corporations with 50% of income from
     TAX ACT                                               sickness, personal accident    farm or 100% from religious, educational
                                                           and loss of salary and wages   or charitable institutions; marine, except
                                                           insurance.                     pleasure craft; approved medical or
                                                                                          hospitalization plans.
-----------------------------------------------------------------------------------------------------------------------------------
Real property --             Assessed value of land and    Rates are set annually. For    Some exemptions apply under various
  TAXATION (RURAL AREA) ACT  improvements in rural areas   2002, the rates are 0.05%      statutes.
                             (outside municipalities).     for farms and managed
                             Assessment determined         forest land; 0.102% for
                             under the ASSESSMENT ACT.     residential; 0.17% for
                                                           recreational property/non-
                                                           profit organizations; 0.37%
                                                           for light industry, business
                                                           and other property not
                                                           contained in any other class;
                                                           0.42% for utilities; 0.45%
                                                           for major industry and
                                                           unmanaged forest land.
-----------------------------------------------------------------------------------------------------------------------------------

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                      99
-------------------------------------------------------------------------------

TABLE A2.27   PROVINCIAL TAXES (AS OF JULY 2002) -- CONTINUED

-----------------------------------------------------------------------------------------------------------------------------------
Type and Statute Reference   Tax Base                      Tax Rate                       Characteristics and Exemptions
-----------------------------------------------------------------------------------------------------------------------------------
Residential school tax --    Assessed value of             Rates are set annually and     Basic rates are calculated using a formula
  SCHOOL ACT                 residential land and          vary by school district. For   to moderate effects of varying average
                             improvements. Assessment      2002 rates range from about    assessments on school district taxes.
                             determined under the          0.25% to 0.9%; weighted        School districts may levy additional
                             ASSESSMENT ACT.               average 0.37%.                 tax if authorized by local referendum.
                                                                                          Amendments to the SCHOOL ACT in 2002
                                                                                          allow the Minister of Finance to apply
                                                                                          different tax rates within a school
                                                                                          district. Tofino is the only municipality
                                                                                          with a rate that differs from the rest of
                                                                                          the school district.
-----------------------------------------------------------------------------------------------------------------------------------
Non-residential              Assessed value of non-        Rates are set annually. For    Some exemptions apply under various
  school tax --              residential land and          2002 the rates are 0.45% for   statutes.
  SCHOOL ACT                 improvements. Assessment      recreational property/non-
                             determined under the          profit organizations; 0.23%
                             ASSESSMENT ACT.               for managed forest land;
                                                           0.68% for farms; 0.99% for
                                                           light industry, business and
                                                           other property not contained
                                                           in any other class; 1.2%
                                                           for unmanaged forest land;
                                                           1.25% for major industry;
                                                           1.5% for utilities.
-----------------------------------------------------------------------------------------------------------------------------------

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                     100
-------------------------------------------------------------------------------

TABLE A2.28   INTERPROVINCIAL COMPARISONS OF TAX RATES FOR 2002
              (RATES KNOWN AS OF JULY 1, 2002)

---------------------------------------------------------------------------------------------------------------------------------

                                            British               Saskat-                                       New       Nova
                                            Columbia   Alberta    chewan    Manitoba    Ontario   Quebec     Brunswick   Scotia
---------------------------------------------------------------------------------------------------------------------------------
Provincial personal income tax (as a
  per cent of family income)(1)               3.6        3.9        5.8        5.8        3.2       4.9         5.9        6.2
Corporation income tax (per cent of
  taxable income)(2)
  General rate                               13.5       13.0       17.0       16.5       12.5    9.04/16.25    16.0       16.0
  Manufacturing rate                         13.5       13.0       10.0       16.5       11.0       9.04       16.0       16.0
  Small business rate                         4.5        4.5        6.0        5.0        6.0       9.04        4.0        5.0
  Small business threshold ($000s)            300        350        300        300        280        n/a        300        200
Corporation capital tax (per cent)(3)
  Non-financial                              0.15        Nil        0.6      0.3/0.5      0.3       0.64        0.3      .25/.5
  Financial                                1.0/3.0       Nil      .7/3.25      3.0     .6/.72/.9    1.28        3.0        3.0
Health care monthly premiums
  (individual/family)(4)                   $54/$108    $44/$88      Nil        Nil        Nil        Nil        Nil        Nil
Payroll tax (per cent)(5)                     Nil        Nil        Nil       2.15       1.95       4.26        Nil        Nil
Insurance premium tax (per cent)(6)        2.0-4.0     2.0-3.0    3.0-4.0    2.0-3.0    2.0-3.5    2.0-3.0    2.0-3.0    3.0-4.0
Fuel tax (cents per litre)(7)
  Gasoline                                   11.0        9.0       15.0       11.5       14.7       19.2       10.7       15.5
  Diesel                                     11.5        9.0       15.0       10.9       14.3       20.2       13.7       15.4
Sales tax (per cent)(8)
  General rate                                7.5        Nil        6.0        7.0        8.0        7.5        8.0        8.0
  Liquor                                     10.0        Nil        7.0        7.0       12.0        7.5        8.0        8.0
  Meals                                       Nil        Nil        Nil        7.0        8.0        7.5        8.0        8.0
  Accommodation(8)                            8.0        5.0        6.0        7.0        5.0        7.5        8.0        8.0
Tobacco tax (dollars per carton of
  200 cigarettes)(10)                       $30.00     $32.00     $35.80     $33.20     $17.20     $18.10     $23.60     $25.20
---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
                                            Prince
                                            Edward        New-
                                            Island      foundland
-----------------------------------------------------------------
Provincial personal income tax (as a
  per cent of family income)(1)              6.1           6.7
Corporation income tax (per cent of
  taxable income)(2)
  General rate                              16.0          14.0
  Manufacturing rate                         7.5           5.0
  Small business rate                        7.5           5.0
  Small business threshold ($000s)           200           200
Corporation capital tax (per cent)(3)
  Non-financial                              Nil           Nil
  Financial                                  3.0           4.0
Health care monthly premiums
  (individual/family)(4)                     Nil           Nil
Payroll tax (per cent)(5)                    Nil           2.0
Insurance premium tax (per cent)(6)          3.5           4.0
Fuel tax (cents per litre)(7)
  Gasoline                                  14.0          16.5
  Diesel                                    13.5          16.5
Sales tax (per cent)(8)
  General rate                              10.0           8.0
  Liquor                                    37.5           8.0
  Meals                                     10.0           8.0
  Accommodation(8)                          10.0           8.0
Tobacco tax (dollars per carton of
  200 cigarettes)(10)                      $22.90        $31.70
-----------------------------------------------------------------

(1) Calculated for a two-income family of four with one spouse earning $35,000 and the other $20,000. Income taxes are based on basic personal credits, applicable provincial credits and typical major deductions.

(2) Alberta, Manitoba, Ontario and New Brunswick plan further reductions in their corporate income tax rates or increases in their small business thresholds in future years. Quebec's rate on investment income is 16.25 per cent. Other Quebec rates include a "youth fund" tax of 1.6 per cent.

(3) The British Columbia non-financial rate applies to corporations with paid-up capital in excess of $5 million. The tax on non-financial corporations will be eliminated effective September 1, 2002. The tax will be prorated for fiscal years straddling this date; Ontario's exemption of $2 million was replaced by a deduction of $5 million for all corporations effective January 1, 2002; Manitoba has a $5 million exemption level and the higher rate applies to corporations with taxable capital in excess of $10 million; Saskatchewan has a $10 million deduction. Large Saskatchewan resource corporations are assessed a surcharge on the value of Saskatchewan resource sales. Ontario and Quebec have an additional surcharge or compensation tax on financial institutions. Quebec has announced that its capital taxes will be reduced by approximately 50 per cent by 2007.

(4) British Columbia has a two-person rate of $96 per month. British Columbia and Alberta offer premium assistance in the form of lower rates or an exemption from premiums for lower-income individuals and families.

(5) Manitoba, Ontario and Newfoundland provide payroll tax relief for small businesses.

(6) The lower rate applies to premiums for life, sickness and accident insurance; the higher rate applies to premiums for property insurance. The rate on automobile insurance is 4 per cent in British Columbia and Saskatchewan, and 3 per cent in Ontario. Sales tax applies to insurance premiums, except those related to individual life and health, in Ontario (8 per cent), Newfoundland (12 per cent) and Quebec (9 per cent). The sales tax is 5 per cent for auto insurance in Quebec and Ontario.

(7) Tax rate is for regular unleaded fuel used on highways. The British Columbia rate includes 3.25 cents per litre dedicated to the BC Transportation Financing Authority, 1.25 cents per litre dedicated to the British Columbia Ferry Corporation and five cents per litre dedicated to TRANSLINK.

(8) The Quebec and Prince Edward Island tax rates are imposed on top of the federal goods and services tax.

(9) The British Columbia rate includes 1.65 percentage points which are imposed on behalf of Tourism British Columbia.

(10) Includes estimated provincial sales tax where applicable.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                         APPENDIX 2 -- FINANCIAL REVIEW                     101
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TABLE A2.29   SUMMARY OF MAJOR TAX CHANGES ANNOUNCED
              (FROM JULY 1, 2001 TO JUNE 30, 2002)

INCOME TAX ACT

PERSONAL:

EFFECTIVE FOR THE 2002 AND SUBSEQUENT TAX YEARS:

- The rates at which alternative minimum tax is charged and credited is changed to the ratio of BC's first tax bracket rate to the federal first tax bracket rate.

- The Overseas Employment Tax Credit rate is changed from 49.5 per cent to the ratio of BC tax to federal tax.

- The province's disability-related credits are increased.

- The BC Sales Tax Credit is increased to $75 per adult, from $50 per adult.

CORPORATE:

- The general corporate income tax rate was reduced to 13.5 per cent from 16.5 per cent effective January 1, 2002.

- Effective July 31, 2001, a mining flow-through share tax credit was introduced, which applies to personal and corporate income taxes.

- The maximum amount of taxable income to which the small business corporate income tax rate may be applied was increased to $300,000 from $200,000, effective April 1, 2002.

CORPORATION CAPITAL TAX ACT

- The corporation capital tax on non-financial corporations was phased out in two stages. Effective September 1, 2001, the rate was reduced to 0.15 per cent from 0.3 per cent. The tax will be eliminated effective September 1, 2002.

- An investment allowance for banks and trust companies was introduced.

SOCIAL SERVICE TAX ACT

- Effective July 31, 2001, a sales tax exemption was introduced for eligible machinery and equipment used in manufacturing, logging, mining and energy sector.

- Effective February 20, 2002, the exemption for non-generic parts used to repair or recondition exempt machinery and equipment was expanded to include all parts used for these purposes.

- On July 31, 2001, the threshold at which the surtax for passenger vehicles applies was raised to $47,000 from $32,000. Passenger vehicles valued at less than $47,000 are taxed at a rate of 7.5 per cent; vehicles valued at $47,000 or more but less than $48,000 are taxed at 8 per cent; vehicles valued at $48,000 or more but less than $49,000 are taxed at 9 per cent and; vehicles valued at $49,000 or more are taxed at 10 per cent.

- The general sales tax rate was increased to 7.5 per cent from 7 per cent as of February 20, 2002. The tax rates that apply to multi-jurisdictional vehicles will be increased on October 1, 2002 to reflect the increase in the general sales tax rate.

- A sales tax refund was made available for purchases made after June 30, 2002 using funds raised by Parent Advisory Councils. To qualify, the goods must be given to a school for a school use.

- Effective February 20, 2002, boats and travel trailers brought into the province by non-resident individuals for long-term personal use are exempt from tax.

SCHOOL ACT

- For 2002, the province increases average gross residential school taxes by 2 per cent. As usual, the province adjusted school property tax rates in response to changes in average assessed values in each school district. Some homeowners will experience an increase in their school taxes, while others will have offsetting reductions.

- The province amended the SCHOOL ACT to allow multiple residential tax rates within a single school district. In 2002, Tofino is the only municipality which has a tax rate that differs from the rest of its school district.

- For each of the eight non-residential property classes, a single, province-wide rate is set. Non-residential school tax rates are unchanged from last year. Individual property tax bills for non-residential property owners may rise or fall depending on changes in assessment.

TAXATION (RURAL AREA) ACT

- The province increased average gross residential rural area taxes by 2 per cent. The residential tax rate was increased to 0.104 per cent. Assessments, on average, were stable. Non-residential rates were not changed from last year.

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

                         APPENDIX 2 -- FINANCIAL REVIEW                     102
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MOTOR FUEL TAX ACT

- Effective August 1, 2001, a tax exemption was provided for marine bunker fuel.

- Effective August 1, 2001, the domestic jet fuel tax rate was reduced to 2 cents per litre from 5 cents per litre and the non-jet aviation fuel tax rate was reduced to 2 cents per litre from 3 cents per litre.

- Effective August 1, 2001, a tax exemption was provided for PuriNOx motor fuel for three years. PuriNOx was an environmentally beneficial fuel that blends about 20% water with diesel motor fuel by means of a special blending technology.

- Effective April 1, 2002, the tax rate for clear gasoline and motor fuel collected in the Greater Vancouver transportation service region on behalf of TRANSLINK was increased by 2 cents per litre.

TOBACCO TAX ACT

- As of February 20, 2002, the tax rate on cigarettes was increased to $30 from $22 per carton of 200 cigarettes and the tax rate on fine-cut tobacco was increased to 15 cents from 11 cents per gram.

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                 2002 FINANCIAL AND ECONOMIC REVIEW -- JULY 2002

                                                         Appendix 3
                                                     CONSTITUTIONAL
                                                          FRAMEWORK

                     APPENDIX 3 -- CONSTITUTIONAL FRAMEWORK                 104
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CONSTITUTIONAL      The structure of the British Columbia government is
FRAMEWORK           based on British parliamentary tradition and precedent.
                    Prior to 1866, British Columbia was composed of two
                    British-controlled Crown colonies, one on Vancouver
                    Island and a second on the mainland. In 1866, the Union
                    Proclamation joined these two colonies to form the Crown
                    Colony of British Columbia, and on July 20, 1871, British
                    Columbia entered into Confederation with Canada. Although the Colony of Vancouver Island had a parliamentary form of government as far back as 1856, the first fully elected government was not instituted in British Columbia until the autumn after Confederation with Canada. Responsible government was achieved in late 1872, when the Lieutenant
                    Governor acquiesced to an executive council that was responsible to the legislative assembly.

                    Upon entering Confederation, British Columbia came under the authority of the BRITISH NORTH AMERICA ACT, 1867 (BNA
                    ACT), a statute of the British parliament. Until 1982, the BNA ACT defined the major national institutions and established the division of authority between the federal and provincial governments. In 1982, the BNA ACT was renamed the CONSTITUTION ACT, 1867 and its amendments were incorporated into the CONSTITUTION ACT, 1982. The CONSTITUTION ACT, 1982, which also includes the Canadian Charter of Rights and Freedoms, is companion legislation to the CANADA ACT, 1982. With the passage of the CANADA ACT, 1982, the British Parliament ended its legal right to legislate for Canada. Canada, as a federal state, divides legislative powers between the federal and provincial governments.

PROVINCIAL          British Columbia's government is modelled after the British
GOVERNMENT          system. Functionally there are three main branches: the
                    legislature, the executive and the judiciary.

LEGISLATURE         Legislative powers in British Columbia are exercised by a
                    single legislative chamber, which is elected for a term of up to five years. The legislature consists of the Lieutenant
                    Governor and 79 elected members of the legislative assembly.
                    The legislative assembly represents the people of British
                    Columbia in the conduct of the province's affairs. The assembly is required by law to meet at least once a year with a normal session lasting several months. However, special sessions can last just a few days or many months, depending on the nature of the government's business.

                    The Legislature will reconvene on Tuesday morning at 10:00 a.m., October 7, 2002. The Legislature operates on a fixed schedule - the second Tuesday in February each year will be reserved for the Throne Speech and the third Tuesday in February each year will be reserved for the Budget Speech. During the third session of the 37th Parliament, the Legislature will be in session from February 12, 2002 to May 30, 2002 and from October 7, 2002 to November 28, 2002.

EXECUTIVE           The executive is composed of the Lieutenant Governor and
                    the executive council. The Lieutenant Governor is the Queen's representative in British Columbia and holds a largely ceremonial place in modern provincial

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

                     APPENDIX 3 -- CONSTITUTIONAL FRAMEWORK                 105
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                    government. By constitutional custom, the Lieutenant
                    Governor is appointed by the Governor General of Canada for a term usually lasting five years.

                    The Lieutenant Governor, on the advice of the premier, appoints members of the executive council and is guided by the executive council's advice as long as it holds the confidence of the legislative assembly. Following a general election, the Lieutenant Governor calls upon the leader of the political party with the largest number of elected members to serve as premier and to form the provincial government.

                    The Lieutenant Governor, on recommendation of the premier, convenes, prorogues and dissolves the legislative assembly and gives Royal Assent to all measures and bills passed by the assembly before they become law.

                    The executive council, or cabinet, is headed by the premier and is composed of selected members of the ruling party. Ministers are the head of government ministries, and are usually members of cabinet.

                    Cabinet determines government policy and is held responsible by the legislative assembly for the operation of the provincial government. Deputy ministers are the chief operating officers of ministries and are appointed by cabinet. Deputy ministers are responsible for carrying out government policies and for managing the work of their ministries.

JUDICIARY           The judiciary performs functions that are central to the
                    orderly operation of society. Judges hear and give judgement in criminal prosecutions and in actions arising from disputes between private citizens or between the government and private citizens. Judges apply both judge-made law, known as "common law," and laws made by the Parliament of Canada and provincial legislatures. The judiciary is increasingly called on to determine whether laws passed by governments conform to the values expressed in the Canadian
                    Charter of Rights and Freedoms.

                    The British Columbia judicial system is made up of the Provincial Court of British Columbia, the Supreme Court of British Columbia and the Court of Appeal of British Columbia. The Provincial Court includes Small Claims, Adult Criminal, Youth and Family divisions. Provincial Court judges are appointed by the provincial government. Court of Appeal and Supreme Court judges are appointed by the federal government.

                    The federal judicial system includes the Tax Court of Canada, the Federal Court of Canada (Appeals division and Trial division) and the Supreme Court of Canada. The Federal Court of Canada hears cases in limited areas of exclusively federal jurisdiction, for example, reviewing decisions made by federal tribunals such as the Canada Labour Relations Board. The Supreme Court of Canada is the court of final resort and hears selected appeals from the Federal Court of Appeal and provincial Courts of Appeal.

PROVINCIAL          Under Canada's constitutional framework, the province has
GOVERNMENT          ownership and jurisdiction of natural resources and is
JURISDICTION        responsible for education, health and social services,
                    municipal institutions, property and civil rights, the administration of justice and other matters of purely provincial or local concern.

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                   FINANCIAL AND ECONOMIC REVIEW -- JULY 2002